As filed with the Securities and Exchange Commission on September 27, 2021.

Registration No. 333-255022

______________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________________

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________________________________

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	2834	46-2111820
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15800 Dooley Road, Suite 200

Addison, Texas 75001

(800) 497-6059

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

________________________________________

Donal R. Schmidt, Jr., Chief Executive Officer

Rapid Therapeutic Science Laboratories, Inc.

15800 Dooley Road, Suite 200 | Addison, Texas 75001

(800) 497-6059

(Name, address, including zip code, and telephone number,

including area code, of agent for service of process)

________________________________________

Copies To:
David M. Loev, Esq.	Barry I. Grossman, Esq.
John S. Gillies, Esq.	Sarah Williams, Esq.
The Loev Law Firm, PC	Matthew Bernstein, Esq.
6300 West Loop South, Suite 280	Ellenoff Grossman & Schole LLP
Bellaire, Texas 77401	1345 Avenue of the Americas
Telephone: (713) 524-4110	New York, NY 10105
Facsimile: (713) 524-4122	Telephone: (212) 370-1300

________________________________________

i

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b 2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units consisting of shares of Common Stock, par value $0.001 per share, and Warrants to purchase shares of Common Stock, par value $0.001 per share (2)	$11,500,000	$1,254.65
Common Stock, $0.001 par value per share included as part of the Units(2)	Included with Units above	-
Warrants to purchase shares of Common Stock, $0.001 per share, included as part of the Units(2) (3)	Included with Units above	-
Shares of Common Stock issuable upon exercise of the Warrants(4)	$11,500,000	$1,254.65
Representative’s warrants to purchase Common Stock(5)	-	-
Common Stock, $0.001 par value per share, underlying Representative’s warrants(6)	690,000	75.28
TOTAL	$23,690,000	$2,584.58(7)

(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)Includes common stock and/or warrants that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)In accordance with Rule 457(g) under the Securities Act, because the shares of the common stock underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)There will be issued one warrant to purchase one share of common stock for every unit offered. The warrants are exercisable at a per share price of ______% of the unit public offering price.

(5)Represents warrants granted to the representative of the underwriters to purchase shares of common stock in an amount up to 5.0% of the number of shares of common stock sold to the public in this offering. Also includes warrants that may be granted if the underwriters exercise their over-allotment option in full. See “Underwriting” contained within the prospectus included in this registration statement. No registration fee pursuant to Rule 457(g) under the Securities Act.

(6)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act based on an estimate of the proposed maximum aggregate offering price. The representative’s warrants are exercisable at a per share exercise price equal to 120% of the public offering price of the units. As estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) of the Securities Act, the proposed maximum offering price of the representative’s warrants is equal to 120% of $575,000 (5.0% of $11,500,000).

(7)Previously paid.

In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER [—], 2021

RAPID THERAPEUTIC SCIENCE LABORATORIES, INC.

Units

Each Unit Consisting of

One Share of Common Stock

and

One Warrant to Purchase One Share of Common Stock

________________________________________

We are offering up to _____________ Units at an assumed offering price of $______ per Unit, which was the last reported sale price of our common stock on the OTC Pink Market, operated by OTC Markets Group Inc., on September ___, 2021, with each Unit consisting of one share of common stock, $0.001 par value per share, and one warrant to purchase one share of common stock, of Rapid Therapeutic Science Laboratories, Inc., a Nevada corporation (the “ Registrant ”, “ Rapid ” or the “ Company ”) in a firm commitment underwritten public offering. Each warrant is immediately exercisable for one share of common stock at an exercise price of $______ per share (or _____% of the price of each Unit sold in the offering) and will expire five years from the date of issuance. The Units will not be certificated and the shares of common stock and the warrants comprising such Units are immediately separable and will be issued separately in this offering.

Our common stock is presently quoted on the OTC Pink Market, operated by OTC Markets Group Inc., under the symbol “RTSL”. At present, there is a limited market for our common stock. There is no established trading market for the warrants. We plan to apply to list our common stock and the warrants on the Nasdaq Capital Market under the symbols “ RTSL ” and “ RTSL WS ”, respectively, simultaneously with the closing of this offering. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq Capital Market. We cannot guarantee that we will be successful in listing our common stock or warrants on the Nasdaq Capital Market; however, we will not complete this offering unless we are so listed.

On September [____], 2021, the last reported sale price for our common stock on the OTC Pink Market was $[_____] per share. Quotes of stock trading prices on an over-the-counter marketplace may not be indicative of the market price on a national securities exchange.

The assumed offering price used throughout this prospectus has been included for illustration purposes only. The actual offering price may differ materially from the assumed price used in the prospectus and will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the trading market.

Effective on December 29, 2020, our Board of Directors, and effective on December 30, 2020, stockholders holding a majority of our outstanding voting shares, approved resolutions authorizing a reverse stock split of the outstanding shares of our common stock in the range from one-for-two (1-for-2) to one-for-twenty (1-for-20), and provided authority to our Board of Directors to select the ratio of the reverse stock split in their discretion. The Board of Directors anticipates setting the ratio of the reverse stock split, prior to the effective date of the registration statement (of which this prospectus forms a part). We anticipate filing Articles of Amendment to affect the reverse stock split with the Secretary of State of Nevada prior to the uplisting of our common stock and warrants on the Nasdaq Capital Market and such reverse stock split being effective on, or just before, the date our common stock is listed to the Nasdaq Capital Market. The reverse stock split is intended to allow us to meet the minimum share price requirement of the Nasdaq Capital Market. As the ratio for the reverse stock split has not yet been approved by the Board of Directors, the share and per share information in this prospectus do not reflect the proposed reverse stock split of the authorized and outstanding common stock which is anticipated to occur immediately prior to the closing of the offering in a range as described above.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” starting on page 13 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$-	$-
Underwriting discounts and commissions(1)	-	-
Proceeds, before expenses, to us(2)	$-	$-

(1)Does not reflect additional compensation to the underwriters in the form of warrants to purchase up to shares of common stock (assuming the over-allotment option is fully exercised) at an exercise price equal to 120% of the public offering price. We have also agreed to reimburse the underwriters for certain expenses. See “Underwriting” beginning on page 79 for a description of these arrangements.

(2)We estimate the total expenses of this offering will be approximately $_________________. Assumes no exercise of the over-allotment option we have granted to the underwriters as described below.

We have granted a 45-day option to the representative of the underwriters to purchase up to an additional __________________ shares of common stock and/or warrants to purchase up to ____________ shares of common stock to cover over-allotments, if any (based on assumed offering price of $______ per Unit, which was the last reported sale price of our common stock on the OTC Pink Market, operated by OTC Markets Group Inc., on September ___, 2021).

The underwriters expect to deliver our shares and warrants to purchasers in the offering on or about __________________ 2021.

Maxim Group LLC

The date of this prospectus is ______________________ 2021.

v

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of our Units and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”).

Certain cannabinoid industry terms used in this prospectus are defined in the “Glossary of Cannabinoid Industry Terms” in Annex A of this prospectus.

You should read this prospectus, together with additional information described under “Where You Can Find More Information”, beginning on page 90, before making an investment decision.

On February 16, 2021, our Board of Directors approved a change in our fiscal year end from March 31 to December 31. As such, the financial information and certain of the other disclosures herein, where indicated, are presented for the nine-month transition period ended December 31, 2020, for the fiscal year ended March 31, 2020, and for the three and six months ended June 30, 2021.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”, beginning on page 90.

We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, or a prospectus supplement. We do not imply or represent by delivering this prospectus that Rapid Therapeutic Science Laboratories, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus is correct at any time after such date, provided that we will amend or supplement this prospectus to disclose any material events which occur after the date of such prospectus to the extent required by applicable law.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” beginning on page 13 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to Rapid Therapeutic Science Laboratories, Inc., is also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant”, the “Company,” “Rapid” and “Rapid Therapeutic Science Laboratories” refer to Rapid Therapeutic Science Laboratories, Inc. and its subsidiaries.

In addition, unless the context otherwise requires:

•“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

•“Securities Act” refers to the Securities Act of 1933, as amended.

All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions. Examples of forward-looking statements include statements relating to macroeconomic conditions; our expectations regarding future growth, including future revenue and earnings increases; our expectations regarding new products and market acceptance of current and new products; anticipated changes in regulations and market acceptance of our products and industry; our growth plans and opportunities, including our strategies for future acquisitions, future product expansion, potential client marketing and targeting and potential geographic expansion; estimated returns on future acquisitions; and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape for our products, plans or intentions relating to acquisitions and developments and other information that is not historical information, and our assumptions underlying these expectations.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock and warrants, in addition to the following summary, we urge you to carefully read the entire prospectus, especially the risks of investing in our common stock and warrants as discussed under “Risk Factors.”

About Rapid Therapeutic Science Laboratories, Inc.

We are a biotech company specializing in aerosol delivery of non-psychoactive cannabinoids (NPC)2 to the blood stream though the pulmonary route of administration. We were founded to identify new ways to leverage aerosol devices known as pressurized meter dose inhalers, otherwise referred to as pMDI or just MDI, in our daily lives, which create effective delivery systems for many types of phytocannabinoids (cannabinoids that occur naturally in the hemp plant). The Company uses no THC in its products.

We use what we believe are the highest quality ingredients and manufacturing practices to ensure consumers get the purest possible product that is produced according to good manufacturing practices, otherwise known as GMP. The Company recognized very early that aerosol manufacturing, in combination with new unique proprietary technology and formulations, would meet the needs of consumers looking for a better way to utilize hemp products.

Our product lines focus on safe, legal and effective active pharmaceutical ingredients (“API”). The Company exclusively uses APIs consisting of our proprietary blend of isolate (crystalline solid or powder) derived NPCs. We have named our NPC blend N-PsicanTM. As a result of a recently completed vertical acquisition, we own the process and extraction method we believe will result in the highest pharmaceutical grade NPCs available now and in the future. This ability to source, manufacture and sustain our own API ingredients is expected to result in lowering costs and providing a consistent and measured dose for consumers. In addition, we anticipate that this will allow for a higher degree of safety because we will control the entire manufacturing process.

We manufacture and use our own pharmaceutical grade NPCs, which are ultra-pure and unadulterated, as the API. We manufacture our own branded MDI under the nhāler TM brand name (we have removed all of our MDI products from the market because we are preparing to file an IND (Investigational New Drug Application) with the FDA) using our proprietary blends. Using our own NPCs derived from our proprietary processes, we are able to control the quality and purity of our products to an extreme degree, which we plan to take steps to patent. None of our products contain any psychoactive cannabinoids or tetrahydrocannabinol (THC) compounds of any amount.

The Company believes it is unique in the emerging hemp industry in that it does not use “full spectrum” oil, nor does it use compressed air as a propellant. Full spectrum oil is an industry term that means the composite hemp plant crude extract has been liquified using a solvent. The amounts and quantity of any API in full spectrum oil is not readily ascertainable, nor is the consumer usually aware of what solvents are used to liquify the extracts. Accordingly, we do not believe that it is possible to manufacture a safe MDI using full spectrum oil, as the product could become adulterated or even toxic, depending upon how the extracted crude is handled and prepared. Any impurity, contaminants, or solvents used in full spectrum oil can endanger a consumer and cause any number of ailments, including laryngospasms, bronchospasms, or lipoid pneumonia. The Company has identified these issues and has consistently worked to avoid any toxicity, impurities or contaminants in its products.

We believe we are the only company in the world that is manufacturing an MDI with an NPC API safe for human consumption. The Company has test marketed its MDI products directly to pharmacies and physicians who treat a wide range of ailments including, but not limited to, general anxiety disorder (GAD), post-traumatic stress disorder (PTSD) and pain management. During this period, we collected feedback and suggestions for product enhancement and consumer satisfaction.

2 NPCs include, but are not limited to, cannabidiol (CBD), cannabigerol (CBG), cannabichromene (CBC), and cannabinol (CBN).

In December of 2018, the Agriculture Improvement Act of 2018 (the “Farm Bill”) was signed into law.3 It removed hemp, defined as cannabis (Cannabis sativa L.) and derivatives of cannabis with extremely low concentrations of the psychoactive compound delta-9-tetrahydrocannabinol (THC) (no more than 0.3 percent THC on a dry weight basis) from the definition of marijuana in the Controlled Substances Act (CSA)4. The Company uses no THC in its products. The Company is certified by the Cannabinoid MDI Certification Board (CMDICB) with respect to manufacturing of its MDI. However, our products are not approved by the United States Food and Drug Administration (FDA), or under the Federal Food, Drug, and Cosmetics Act (FFDCA). Consistent with the entire hemp space, none of our products are approved by the FDA or under the FFDCA. We always encourage consumers to do their own research regarding all cannabinoids and our products. We make no claims about therapeutic benefits of our products. None of our products are intended to diagnose, treat, cure or prevent any disease. We recommend any consumer to always consult a physician prior to using any cannabinoid product. Any consumer who uses hemp products might have an adverse reaction and/or a drug interaction with another medication and, if so, should stop use immediately and seek appropriate medical attention. None of the Company’s products include THC.

Our Products

We offer MDIs as our primary product. MDIs are devices that deliver a measured amount of aerosolized inhalant in a mist to the lungs that is usually self-administered by the user via inhalation. As secondary products, we plan to offer a sublingual oral spray device and water-soluble CBD and CBG isolates. To date, we have substantially completed our market research related to the release of two sublingual sprays. The Company has decided upon a brand, “ Yoka ”, as the name of a complete line of sublingual sprays. The Company intends to file for trademark protection of the brand name “ Yoka ” in the future. The website for the Company is live and is being constantly updated and the associated website for sale of the “ Yoka ” brand is being developed and is expected to be live in the 4 th Quarter of 2021. The necessary consumables for sale of these products are in stock and are being readied for filling and delivery. The Company expects full scale marketing and sales of this brand will commence in October 2021.

Our MDIs contain an API of a proprietary NPC isolate including, but not limited to, CBD and/or CBG. The products are sold under the nhāler TM brand name (provided that we have removed those products from the market because we are preparing to file an IND (Investigational New Drug Application) with the FDA in connection therewith) and provides:

•100 metered doses.

•5mg of our proprietary API pure cannabinoid isolate blend of NPC known as N-PsicanTM.

•500mg of API per MDI.

•Zero THC.

The API is delivered to a user in a mist via inhalation. The droplet size of the liquid solution in the mist is engineered through a proprietary process to be of a size that the individual droplet can be absorbed directly into the blood stream through the cellular wall of the alveoli (the tiny air sacs of the lungs) and its surrounding blood vessels. This process is known as the pulmonary route of administration. If the droplet size is too large to enter the alveoli, it is considered topical in nature and is of lower bioavailability and efficacy. If the droplet size is too small, the droplet is not heavy or dense enough to be absorbed and will be exhaled, thereby lowering bioavailability and efficacy. As such, the proprietary knowledge needed to engineer an appropriate droplet size is crucial to manufacturing an effective MDI.

Our cans, valves, actuators and filling equipment are all on file with the FDA. We comply with all GMP requirements followed by the manufacturers of our consumables and equipment, except for the API. Our pharmaceutical grade propellant and CBD isolate are considered non-toxic by the FDA.5 We use a small amount of medical inhalation grade ethanol. Additionally, with our MDI, there is no smell and it will keep working even if submerged in water.

3 P.L. 115-334

4 At all instances throughout this Prospectus, the Company uses “hemp extracts” as “hemp” is defined under Federal Regulation. Non-THC cannabis is used herein under the term “hemp”.

5 The FDA has not approved our isolate for use in humans. However, there are no reports of toxicity at the dosage we manufacture in the scientific literature.

Our recently introduced sublingual oral spray device (which is applied via a spray into the mouth) utilizes essentially the same manufacturing technology and equipment that is used in our MDIs. However, for those users who would prefer oral or sublingual routes of administration, it delivers a uniform mist of a consistent dosage inside the mouth, which is easily absorbed in the tissues of the mouth and gums or swallowed. We developed this new product through our own recent research efforts as a way to eliminate potential discomfort associated with the delivery of pharmaceutical grade isolate through an inhaler.  Our sublingual spray is currently available for sale to the public.

Our proprietary pharmaceutical isolate is available to be purchased by manufacturers of non-competing products lines that use CBD.

Our Competitive Strengths

We believe our business has, and our future success will be driven by, the following competitive strengths:

•Emphasis on Precision, Quality and Consistency in our Manufacturing. While most companies in the space have focused on getting low-cost low quality CBD products to market in an effort to turn a quick profit, our focus has been on our science and manufacturing practices. We built ISO 6 and 7 control rooms to ensure our manufacturing practices, product development and safety protocol all follow GMP. Our acquisition of assets from Razor Jacket, LLC (“ Razor Jacket ”, as discussed below) ensures that our products will contain some of what we believe to be the highest quality NPC APIs available in the CBD and hemp market places.

•Differentiated Business Model. In our experience, most companies in the cannabinoid industry only focus on direct to consumer and potentially store/dispensary sales. We have built our business more in line with those of true pharmaceutical and consumer product brands. Our plan is to focus our MDI sales efforts on direct sales models, such as the following:

-Doctor Detailing

-Healthcare Group and Clinic Direct Sales

-Traditional Retail Sales

-Direct to Consumer (with professional recommendation)

As an aerosol business, we also have plans to extend our product lines to leverage other “safe for inhalation” APIs in the future. We expect that this ability to provide a new, better delivery system to established supplements and medications will drive our growth.

•Superior Delivery System with Proven Efficacy History. MDIs have been in use for over 70 years and we believe they are the best way to get safe-to-use inhalants into a user’s blood stream outside of an IV.  We have spent substantial time and resources perfecting the technology to ensure that our devices operate as designed. This involves ensuring the parts and machines are pharmaceutical grade, our lab is up to GMP standards, our dosing is accurate and measured, and we believe that our API are the highest medical quality. In short, the MDI we build are believed to be safe and unadulterated.

•Proprietary Active Pharmaceutical Ingredients (API). The acquisition of assets from Razor Jacket allows the Company to bring the production of medical grade API production in-house. Our now in-house production of isolate was developed by experienced industry professions exclusively for MDI use.

•Long Term Supplier Relationships. We are invested in long term relationships with our pharmaceutical providers for cans, valves, actuators and technical equipment. This allows us to be able to expand our manufacturing capacity quickly and scale up to meet customer demand.

•Market Knowledge and Understanding. With over 30 years combined experience in the development of NPC API, our team has a high level of industry knowledge. Our team has vast experience and extensive industry contacts to assist in the procurement of raw materials in the hemp space.  Our leadership team has experience building, scaling and taking businesses public.  We also have extensive technical expertise in the manufacturing of API and metered dose inhalers. In addition, we are experienced in consumer deliverables and training.

•Pursuing FDA Approval. The Company has engaged multiple consultants to assist with this process. In addition, these consultants are overseeing implementation of the Company’s quality control system in both manufacturing of MDI and production of isolates, in our continued effort of moving towards certified laboratories. The Company is not aware of any other companies in our industry pursuing the same business strategy.

•Clinical Trials. The Company has begun the process of clinic trials of its MDI. It will be testing the product’s effects related to pain, PTSD, anxiety, insomnia, inflammation, and recovery related to long term effects of COVID-19.

Competitive Landscape

The Company believes its MDI is unmatched in the current CBD product marketplace.  The combination of our proprietary NPC API and our unique MDI delivery system create a suite of products that are highly differentiated from any other product on the market. To our knowledge, at the current time, we do not have any direct competitors who offer the same type of product.

However, there are other so-called cannabinoid inhalers offered in the marketplace, and there is an abundance of other cannabinoid products available. We face competition from manufacturers of other cannabinoid inhalers.

The market for the sale of CBD and other non-THC-based cannabis products is fragmented and intensely competitive. We plan to compete based upon the quality of our products and method of delivery, and eventually on our brand name recognition. We expect that the quantity and composition of the competitive environment will continue to evolve as the industry matures and new customers enter the marketplace.

CBD Industry Market Overview

According to a report published in February 2021, entitled Cannabidiol Market Size Worth $13.4 Billion By 2028 , “[t]he global cannabidiol market is expected to reach $13.4 billion by 2028, according to Grand View Research, Inc. The market is expected to expand at a CAGR of 21.2% from 2021 to 2028.” The Company operates in the cannabidiol market (which includes edibles, inhalants such as vapes, topical and sublingual products - we compete against the makers of all products other than topical products), marketing its pMDIs as a delivery method for cannabidiols. The Company competes in the market with other pMDI makers and other producers of alternative cannabidiol delivery systems, such as oral, nasal, or topical.

CBD is driving the recent hemp boom, and that trend is expected to continue for the next several years, according to the 2021 Annual Hemp & CBD Industry Factbook, published by Hemp Industry Daily (the “Factbook”). According to the Factbook, this rise is caused by an increased acceptance of CBD as a dietary supplement, as consumers are searching for products thought to boost wellness and immunity and enhance relaxation a result of COVID-19. Factbook projects that hemp’s 2020 sales of $1.9 billion will increase to $6.9 billion in 2025, a threefold increase over five years. Factbook also projects that U.S. sales of inhalable CBD (such as the MDI offered by the Company) will increase from $267 million in 2020 to $793 million in 2025 (an increase of 197%).

Our Growth Strategy

Our growth strategy is expected to build on what we believe is a superior delivery system that delivers a superior API, that together increases performance and safety of our products.  We plan on growing our business in three main ways:

•Capturing market share in the hemp space.  Via our MDI devices that deliver a measured amount of aerosolized inhalant in a mist to the lungs, we believe our product offering provides a faster acting, more accurate dosing and higher value bioavailability of our ingredients for our customers.

As a result, we believe that we will be able to increase our consumer base and to provide top line growth for our retail and clinic customers.

•Increasing penetration of hemp user. There is a decreasing stigma around the use of hemp products as a result of legalization, regulatory oversight and social views that hemp products are not associated with marijuana. These views are rapidly evolving in favor of hemp being a mainstream drug or supplement. However, there are still some people and physicians unwilling to use these products, largely based on the inability to achieve accurate and controlled dosing. Our product lines are meticulously manufactured to ensure an accurate and measured dose with every actuation. We believe that this will allow us to provide consumers and medical practitioners with the peace of mind that they can utilize our products safely and effectively, and thus bring new consumers into the category.

•Expand our product portfolio. We plan to grow our product portfolio by expanding into areas of other “safe for inhalation” non-THC ingredients which are currently being used in less efficacious delivery methods, and put them into our delivery device.

•Cannabinoids, the FDA, and Clinical Testing. The cannabinoid and hemp marketplace are still somewhat devoid of medical substantiation. There have been very few products that have started to undergo medical testing in the hopes of gaining information around benefits, dosing and potential FDA approval. Our goal is to start to explore the medical opportunity by conducting voluntary clinical testing on our nhālerTM branded products. We have partnered with a healthcare group who has a captive patient population to test our nhālerTM brand with patients presenting with clinical diagnosis around pain, anxiety, PTSD, insomnia and long haul COVID-19 problems. This testing is scheduled to start as soon as the FDA approves the Company’s IND application. In addition to clinical testing, we have engaged a group of FDA consultants to help us position our manufacturing and formulations with the future goal of filing an IND with the FDA. We have removed our nhāler products from the market because we are preparing to file an IND with the FDA. We have hired a law firm to prepare the application and have further hired a lobbying firm located in Washington, D.C. to interface with the FDA on our behalf in the U.S. Congress. The Company is presently intending to conduct a pre-IND meeting with the FDA. The Company believes the pre-IND meeting and the IND application will occur in the fourth quarter of 2021.

•Legal Status. Our products are not FDA approved. However, we plan to file an IND with the FDA in the fourth quarter of 2021 to conduct Phase I human clinical trials of our flagship metered dose inhaler containing CBD. CBD is considered to be a drug by the FDA, and no CBD product, except one prescription product, is approved by the FDA for use in humans. Nevertheless, the FDA generally has not interfered in the commercial sale of CBD products to the public unless a manufacturer or marketer of such products make therapeutic or false claims about their products. This position has been publicly stated by the FDA in writing. We make no therapeutic claims pertaining to our products. In addition, the FDA does not consider CBD to be a dietary substance, so presently it may not be labeled as such. Finally, our MDI is considered a class II medical device and the FDA considers such devices, when not properly manufactured or if adulterated, to be potentially dangerous to the public at large. There are ongoing discussions about CBD and cannabinoids with Congress which may impact the Company’s business operations in unexpected ways.

•International Expansion. We plan to eventually seek to expand our marketing and sales to outside of the United States, potentially beginning at the end of 2021, funding permitting, and assuming further declines in the spread of COVID-19. Similar to the growth trends that we are seeing in the U.S., we believe there will be a significant opportunity for us to capture market share internationally with our product offerings.

Novel Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020 and a “global pandemic” on March 11, 2020. In March and April 2020, many U.S. states and local jurisdictions began issuing “stay-at-home” orders. The Company has recently adopted a new business strategy focused on developing potential commercial opportunities, which will involve the rapid application of therapeutics using proprietary metered dose inhaler technology. This strategy includes typical pharmaceutical type marketing efforts (e.g., marketing directly to doctors) that has been shown to work with traditional drug product type sales, versus novelty type sales, which currently include cannabidiols. We are planning on moving away from traditional internet sales and marketing, and believe this transition will benefit the Company going forward. COVID-19 forced the Company to temporarily suspend its marketing plans, as the Company was not able to travel to meet with doctors directly; however, COVID-19 restrictions have now been eased, so the Company has resumed its marketing plans. Moving forward, in the event the coronavirus pandemic continues, the range of possible impacts on the Company’s business include: (i) changing demand for the Company’s products; (ii) rising bottlenecks in the Company’s supply chain; and (iii) contraction in the capital markets.  At this time, the Company’s sales have not been materially affected by the pandemic (as the Company has had only limited sales to date), and the Company believes that it is premature to determine the potential impact on the Company’s business prospects from these or any other factors that may be related to the coronavirus pandemic; however, it is possible that COVID-19, and the worldwide response thereto, may have a material negative effect on our operations, cash flows and results of operations.

Through the date of this Prospectus, we have been able to successfully support our operations with our cash on hand, through equity sales (which have to date been completed through private offerings) and debt borrowings. Moving forward, we believe we will need to support our operations by raising additional funding including, but not limited to, through the sale of securities in this offering and/or equity or debt, similar to our recently completed sale of a convertible debenture (as discussed below). We continue to evaluate our business operations based on new information regarding the pandemic, and will make changes that we consider necessary in light of any developments.

The future impact of COVID-19 on our business and operations is unknown. The pandemic is continuously evolving and the full extent to which COVID-19 will ultimately impact us depends on future developments, including the duration and spread of the virus, as well as potential seasonality of new outbreaks and virus mutations.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These risks include, but are not limited to, the following:

•Our history of operating losses and limited operating history;

•Our need for significant additional financing to grow and expand our operations, the availability and terms of such financing, and potential dilution which may be caused by such financing, if obtained through the sale of equity or convertible securities;

•Going concern issues raised by our independent auditor, as well as material weaknesses identified in our controls and procedures and internal control over financial reporting;

•Risks relating to our ability to compete against competitors and successfully grow our operations;

•Negative trends in the market for, the consumer acceptance of, and changes in public opinion associated with, cannabidiols and other cannabis-based products;

•Scrutiny we may face due to prior changes in our business strategy and as a result of previously operating in certain scrutinized industries;

•Risks associated with COVID-19, the spread of the virus, governmental responses thereto, and potential recessions and/or declines in economic activity and consumer spending caused thereby;

•The potential long-term health effects associated with cannabis-based products such as cannabidiols and our other products, product recalls and product liability associated therewith;

•Public opposition to the cannabis industry in general, and adverse changes in rules, laws and enforcement of rules and laws, which may have a negative effect on our operations and ability to operate in the cannabis industry;

•The regulation of our operations, sales and manufacturing;

•Our ability to obtain and maintain required licenses and permits;

•Our ability to legally advertise our products;

•Claims relating to alleged violations of intellectual property rights of others and our ability to maintain our intellection property rights;

•Risks relating to implementing our acquisition strategies;

•Our growth strategy and our ability to manage our growth;

•Changes in laws or regulations relating to our operations;

•Dependence on current management;

•The lack of a market for our securities and the volatility in the trading prices thereof caused thereby;

•The concentrated ownership of our common stock;

• The sale of our MDI and CBD (isolate, oral sprays or other products using our CBD) are regulated by the FDA. At any time the FDA could pronounce rules that could lead to our products being removed from the market;

• Our products are currently legal under Texas law; however, Texas could move to regulate our products at any time; and

•Other risks disclosed below under “Risk Factors”.

Company Information

Our executive offices are located at 15800 Dooley Road, Suite 200, Addison, Texas 75001, and our telephone number is (800) 497-6059. Our corporate website addresses are www.nhaler.com , www.rxoid.com and www.rtslco.com . Information contained on, or accessible through, our websites are not a part of, and are not incorporated by reference into, this prospectus.

NASDAQ Listing and Reverse Stock Split

We plan to apply to list of our common stock and the warrants on the Nasdaq Capital Market. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the common stock and warrants on the Nasdaq Capital Market, we will not complete the offering.

On December 29, 2020, our Board of Directors, and on December 30, 2020, stockholders holding a majority of our outstanding voting shares, approved resolutions authorizing a reverse stock split of the outstanding shares of our common stock in the range from one-for-two (1-for-2) to one-for-twenty (1-for-20), and provided authority to our Board of Directors to select the ratio of the reverse stock split in their discretion. The Board of Directors anticipates setting the ratio of the reverse stock split, prior to the effective date of the registration statement (of which this prospectus forms a part). We anticipate filing Articles of Amendment to affect the reverse stock split with the Secretary of State of Nevada prior to the listing of our common stock and warrants on the Nasdaq Capital Market and such reverse stock split being effective on, or just before, the date our common stock and warrants are listed to the Nasdaq Capital Market. The reverse stock split is intended to allow us to meet the minimum share price requirement of the Nasdaq Capital Market.

As the reverse stock split has not yet been approved by the Board of Directors, the share and per share information in this prospectus do not reflect the proposed reverse stock split of the authorized and outstanding common stock which is anticipated to occur immediately prior to the closing of the offering in a range of one-for-two (1-for-2) to one-for-twenty (1-for-20), as previously approved by our shareholders.

THIS OFFERING

Securities offered by us:

______________ of Units (at an assumed offering price of $______ per Unit, which was the last reported sale price of our common stock on the OTC Pink Market, , on September ___, 2021), with each Unit consisting of one share of our common stock and one warrant to purchase one share of our common stock. Each warrant will have an exercise price of $______ per share (______% of the public offering price of the Units), is exercisable immediately and will expire five (5) years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The shares of our common stock and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this Offering.

Over-allotment option:

We have granted to the underwriters an option to purchase up to an additional _______________ shares of common stock and/or warrants to purchase up to an additional _______________ shares of common stock exercisable to cover over-allotments, if any, at the applicable public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus (assuming the sale of ____________ Units at an assumed offering price of $______ per Unit, which was the last reported sale price of our common stock on the OTC Pink Market, , on September ___, 2021). The underwriters may exercise this option in full or in part at any time and from time to time until 45 days after the date of this prospectus.

Common stock outstanding before this offering:	193,541,921 shares of common stock.

Number of shares of common stock offered by us:	________________ shares.

Number of warrants offered by us:	________________ warrants

Common stock to be outstanding after this offering:

________________ shares of common stock (assuming the sale of __________ ___________ Units at the offering price of $______ per Unit, which was the last reported sale price of our common stock on the OTC Pink Market, on September ___, 2021, and not including any shares of common stock issuable upon exercise of warrants forming part of the Units or underwriters’ warrants or offered by us as part of the offering).

Use of Proceeds:

We expect to receive net proceeds from this offering of approximately $___________ million (or approximately $___________ million if the underwriters exercise in full their option to purchase additional shares of our common stock), based on an assumed offering price of $________ per Unit, which was the last reported sale price of our common stock on the OTC Pink Market, on September ___, 2021, after deducting estimated underwriting discounts and commissions, and after our offering expenses, estimated at $____________ million. We intend to use the net proceeds from this offering for research and development and sales and marketing expenses, in order to engage additional personnel, to fund working capital and general corporate purposes and possibly acquisitions of other companies, products or technologies. See “Use of Proceeds.” The estimate of net proceeds discussed above is illustrative only and will be adjusted based on the actual offering price and other terms of this offering determined at pricing.

Risk factors:

The purchase of our common stock and warrants involves a high degree of risk. The common stock and warrants offered in this prospectus is for investment purposes only and currently only a limited market exists for our common stock and no market currently exists for the warrants. Please refer to the section entitled “Risk Factors” before making an investment in our Units.

Trading symbol and Listing:

Our common stock is presently quoted on the OTC Pink Market, operated by OTC Markets Group Inc., under the trading symbol “RTSL”. We plan to apply to list our common stock and warrants on the Nasdaq Capital Market under the symbols “ RTSL ” and “ RTSL WS ”, respectively. The approval of the listing of our common stock and the warrants on the Nasdaq Capital Market is a condition of closing this offering. No assurance can be given that our listing application will be approved. The Nasdaq Capital Market listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet the Nasdaq Capital Market requirements, including but not limited to a reverse split of our outstanding common stock.

Reverse Stock Split:

Prior to the closing of this offering and/or concurrently with the closing thereof, we will affect a reverse stock split of the outstanding shares of our common stock in the range from one-for-two (1-for-2) to one-for-twenty (1-for-20). The reverse stock split was approved by our Board of Directors on December 29, 2020 and by our majority stockholders on December 30, 2020. As the reverse stock split has not yet been approved by the Board of Directors, the share and per share information in this prospectus do not reflect the proposed reverse stock split of the authorized and outstanding common stock which is anticipated to occur immediately prior to the closing of the offering in the range described above.

Lock-Up:

Our directors, executive officers, and certain stockholders have agreed with the Representative (defined below) not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 120 days commencing on the date of this prospectus.

Representative’s Warrants:

The registration statement of which this prospectus is a part also registers for sale warrants (the “Representative’s Warrants”) to purchase ____________ shares of our common stock (_________ shares of common stock if the over-allotment option is exercised in full) to Maxim Group LLC (the “Representative”), as the representative of the several underwriters, as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The Representative’s Warrants will be exercisable commencing six months following the effective date of the registration statement of which this prospectus is a part and expiring on the fifth anniversary of the commencement of sales of this offering at an exercise price of $______ (120% of the public offering price of the Units offered in the offering). Please see “Underwriting - Representative’s Warrants” for a description of these warrants.

Unless we indicate otherwise, all information in this prospectus:

•assume no exercise of the warrants sold in the offering as part of the Units;

• is based on 193,541,921 shares of common stock issued and outstanding as of September [__], 2021;

•assumes no exercise by the representative of the underwriters of its option to purchase up to an additional ____________ shares of common stock and warrants to cover over-allotments, if any;

• excludes 8,204,337 shares of our common stock issuable upon the exercise of warrants with exercise prices ranging from $0.40 to $1.00 per share;

• assumes no issuance of Series A Convertible Preferred Stock (“ Series A Preferred Stock ”), Series B Convertible Preferred Stock (“ Series B Preferred Stock ”) or Series C Convertible Preferred Stock (“ Series C Preferred Stock ”), nor any issuance of shares of common stock upon conversion thereof;

•excludes shares of common stock issuable upon conversion of outstanding convertible promissory notes, of which convertible notes in the aggregate amount of approximately $2,116,000, which have conversion prices between $0.05 per share and $0.40;

• excludes shares of common stock issuable upon conversion of an outstanding debenture in the amount of approximately $1,941,176, which has a conversion price of $0.40 per share, provided that such debenture will automatically convert into common stock upon the closing of this offering, at a conversion price equal to $_______________ per share, subject to a beneficial ownership limitation of 4.99%, preventing such conversion by the holder thereof, if such exercise would result in such holder and its affiliates, exceeding ownership of 4.99% of our common stock;

•assumes no further awards under the Company’s equity compensation plans; and

•assumes no exercise of the Representative’s Warrants.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the nine months ended December 31, 2020 and 2019, and the year ended March 31, 2020, and the balance sheet data as of December 31, 2020 and March 31, 2020, are derived from the audited financial statements included herein. The summary historical financial data for the six months ended June 30, 2021 and 2021 and the balance sheet data as of June 30, 2021, are derived from the unaudited financial statements included herein.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

Summary Statement of Operations Data

	Six Months Ended June 30,		Nine Months Ended December 31		Year Ended March 30,
	2021	2020	2020	2019	2020

Revenues	$424	$138,426	$130,916	$-	$9,139
Cost of sales	200	25,711	19,394	-	7,155
Gross profit	224	112,715	111,522	-	1,984
General administrative and expense	1,029,201	853,750	2,023,379	173,247	397,487
Amortization expense	12,500	50,000	75,000	12,500	37,500
Depreciation Expense	11,050	-	7,255	-	-
Loss from operations	(1,052,527)	(791,035)	(1,994,112)	(185,747)	(433,003)
Total other expense	(17,107)	(86,493)	(58,009)	(127,689)	(191,581)
Net loss	$(1,069,634)	$(877,528)	$(2,052,121)	$(313,436)	$(624,584)
Net loss per share, basic and diluted	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.01)

Summary Balance Sheet Data

(at period end)

	June 30, 2021	December 31, 2020	March 31, 2020
Cash and cash equivalents	$47,918	$499,146	$136,215
Working capital deficit(1)	(251,797)	(522,942)	(1,049,244)
Total assets	1,013,009	1,512,933	444,588
Total liabilities	616,517	1,524,130	1,809,072
Stockholders’ equity (deficit)	$396,492	$(11,197)	$(1,364,484)

(1)Working capital represents total current assets less total current liabilities.

RISK FACTORS

You should be aware that there are substantial risks for an investment in our common stock and warrants. You should carefully consider these risk factors, along with the other information included in this prospectus, before you decide to invest in our common stock and warrants.

If any of the following risks were to occur, such as our business, financial condition, results of operations or other prospects, any of these could materially affect our likelihood of success. If that happens, the market price of our common stock and warrants, if any, could decline, and prospective investors would lose all or part of their investment in our common stock.

Risks Related to Our Business

Our business, financial condition and results of operations are subject to various risks and uncertainties, including those described below and elsewhere in this prospectus. This section discusses factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results, and consequently, could cause the value of our securities (including our common stock and warrants) to decline in value. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. It is not possible to predict or identify all such factors. Consequently, the following description of Risk Factors is not a complete discussion of all potential risks or uncertainties applicable to our business.

FDA Regulations

Our MDI parts and CBD are all regulated by the FDA. Prior to the removal of our MDI from the marketplace to pursue FDA approval for our MDI containing CBD, we sold our products to the public under what is commonly termed “safe harbor” provisions. These provisions essentially state that although CBD is a regulated drug under FDA rules, companies can sell to the public if they do not make any therapeutic claims and do not sell an adulterated or toxic product. We will continue to sell CBD products to the marketplace under this safe harbor provision; however, we will not sell a metered dose product to deliver CBD to the lungs as we are seeking FDA approval to sell this product only on an OTC or prescription bases. Regardless, at any time, the FDA could change its position and seek to remove all CBD products from the US marketplace for all manufactures. Based upon the stated legislative intent of the 2018 Farm Bill, our lobbyist’ advise, pending legislation in the US Congress, and on statements posted by the FDA on www.fda.gov the Company does not expect this to happen.

FDA Investigative New Drug Application (IND)

The Company made the decision to seek approval from the FDA under what is known as an Investigative New Drug Application for its MDI containing only CBD. Although the Company is making best efforts to achieve success of an FDA approval, there is no assurances the FDA will ever approve any new drug application including our MDI containing CBD. The IND application is a process to seek FDA approval of a drug for treatment of newly discovered therapeutic applications. This is a time-consuming expensive process. There is no firm timeline for how long this may take and there is no guarantee the Company will be able to meet the long-term cost of yet unknown FDA requirements. Further, there is no guarantee that at any time in the IND process the FDA will refuse to approve the application for any purpose or even allow further testing on humans. In short, the FDA could order us to stop testing at any time and to never sell the product to the public again.

We have a history of operating losses, and we may not be able to achieve or sustain profitability; we have recently shifted to an entirely new business and may not be successful in this new business.

We are not profitable and have incurred an accumulated deficit of $6,723,174 since our inception. Our revenues from sales on a trial basis in the six months ended June 30, 2021, were $424 compared to $138,426, consisting mostly of two large wholesale orders, in the six months ended June 30, 2020. We expect to continue to incur losses for the foreseeable future, and these losses could increase as we continue to work to develop our business. We were previously engaged in pursuing the business of bitcoin mining and digital currency and were not successful in that business. In November 2019, we adopted a new business strategy focused on developing potential commercial opportunities involving the rapid application of therapeutics using inhaler technology that the Company has licensed for its use. We have yet to commence profitable operations in that business and have generated only minimal revenues in connection with such new business strategy ; therefore, the Company is continuing to incur operating losses. We may not generate significant revenues in the future, may not be able to sustain our operations with the revenue that we generate in the future, and even if we achieve profitability, we may not be able to sustain profitability in subsequent periods.

We have a limited operating history and our business is in a relatively new consumer product segment, which is difficult to forecast.

The Company has a limited operating history, which can make it difficult for investors to evaluate our operations and prospects, and may increase the risks associated with investment into the Company.  Our business plan is subject to all business risks associated with new business enterprises, including the absence of any significant operating history upon which to evaluate an investment. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, the development of new strategy, and the competitive environment in which the Company will operate. It is possible that the Company will incur losses in the future. There is no guarantee that the Company will be profitable.

Additionally, our industry segment is relatively new, and is constantly evolving. As a result, there is a lack of available information with which to forecast industry trends or patterns. There is no assurance that sustainable industry trends or preferences will develop that will lead to predictable growth or earnings forecasts for individual companies or the industry segment as a whole. We are also unable to determine what impact future governmental regulation may have on trends and preferences or patterns within our industry segment.

We require additional financing, and we may not be able to raise funds on favorable terms or at all.

We anticipate requiring additional funding in the future to grow our operations and expand our product lines. The sources of additional capital are expected to be from sales of our securities including equity, equity linked and convertible debt. Any future sales of iyr securities will result in dilution to existing stockholders. Furthermore, we may incur debt in the future, and may not have sufficient funds to repay our future indebtedness or may default on our debts, jeopardizing our business viability.

We may not be able to borrow or raise additional capital to meet our needs or to otherwise provide the capital necessary to expand our operations and business, which might result in the value of our common stock and warrants decreasing in value or becoming worthless. Additional financing may not be available to us on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans. Obtaining additional financing contains risks, including:

•additional equity financing may not be available to us on satisfactory terms and any equity we are able to issue could lead to dilution for current stockholders;

•current or future laws or regulations may make it impossible, or more difficult for the Company to raise funding, due to the fact that it operates in the cannabinoid industry;

•loans or other debt instruments may have terms and/or conditions, such as interest rate, restrictive covenants and control or revocation provisions, which are not acceptable to management or our directors;

•the current environment in capital markets combined with our capital constraints may prevent us from being able to obtain adequate debt financing; and

•if we fail to obtain required additional financing to grow our business, we would need to delay or scale back our business plan, reduce our operating costs, or reduce our headcount, each of which would have a material adverse effect on our business, future prospects, and financial condition.

Additionally, we may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our stockholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Additionally, lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions or significant asset sales. If we are unable to raise additional funds, we may be forced to curtail, or even abandon, our business plan.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued reports on our financial statements for the nine-month transition period ended December 31, 2020 and for the year ended March 31, 2020, that included an explanatory paragraph referring to our recurring operating losses and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate revenue. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when we need it, we will be required to curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations.

We will be substantially dependent on continued market acceptance and proliferation of consumers of hemp-related products, including our current products and any new products we offer. We believe that as hemp and hemp-derived cannabidiol becomes more accepted, the stigma associated with these sectors will diminish and as a result consumer demand will continue to grow. While we believe that the market and opportunity in the hemp space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the industry will adversely affect our business operations. Additionally, the failure of the market to accept our current and any future products will have a material adverse effect on our revenues and prospects.

We may not succeed in growing our sales and creating a viable market for our products, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

We are a new business operating in a relatively new market sector. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our products is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. A market for our products may not develop and/or demand for our products may not emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially and adversely affected.

Changes in public opinion and perception could negatively affect our business operations.

Government policy changes or public opinion may also result in a significant influence over the regulation of the hemp industry in the United States or elsewhere. Public opinion and support for hemp and hemp products has traditionally been inconsistent and varies from jurisdiction to jurisdiction. While public opinion and support appears to be rising for legalizing hemp and hemp products, it remains a controversial issue subject to differing opinions surrounding the level of legalization. A negative shift in the public’s perception of hemp and hemp products in the United States or any other applicable jurisdiction could negatively affect current or future legislation or regulation.

Our change in our business strategy could subject us to increased SEC scrutiny.

We previously were engaged in the business of crypto-currency mining under our former corporate name. In November 2019, we adopted a new business strategy focused on developing potential commercial opportunities involving the rapid application of therapeutics using inhaler technology that the Company has licensed from a third party. In January 2020, we changed our corporate name to more closely reflect this new business strategy. The SEC has announced that it is scrutinizing public companies that change their name or business model in a bid to capitalize upon the hype surrounding new and emerging technologies, and has suspended trading of certain of such companies. As a result, we could be subject to substantial SEC scrutiny that could require devotion of significant management and other resources, and potentially could have an adverse impact on the trading of our stock.

The current outbreak of the novel coronavirus, or COVID-19, has caused severe disruptions in the global economy and may have an adverse impact on our performance and results of operations.

The current outbreak of the novel coronavirus, or COVID-19, which has been declared by the World Health Organization (WHO) to be a “pandemic”, has spread across the globe and is impacting worldwide economic activity. COVID-19 has severely restricted the level of economic activity around the world. A public health epidemic, including COVID-19, or the fear of a potential pandemic, poses the risk that we or our employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period of time, and our customers may be prevented from purchasing our products, due to shutdowns, “stay at home” mandates, or other preventative measures that may be requested or mandated by governmental authorities.   The governments of many countries, states, cities and other geographic regions have taken preventative or protective actions, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forego their time outside of their homes. Temporary closures of businesses have previously been ordered and numerous other businesses have been forced to temporarily close. Such actions have created a disruption in global supply chains, and adversely impacted many industries. To date, the only effect of the pandemic on our operations, which have been fairly minor, is that the pandemic prevented us from traveling to making sales calls on our primary client groups of physicians and other health and wellness providers, which has delayed our marketing plans. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown, which could affect the future sales of our products, which have been minimal to date.

If the pandemic persists, closures or other restrictions on the conduct of business operations of our third-party manufacturers, suppliers or vendors could disrupt our supply chain. Additionally, the increased global demand on shipping and transport services may cause us to experience delays in the future, which could impact our ability to obtain materials or deliver our products in a timely manner. These factors could otherwise disrupt our operations and could have an adverse effect on our business, financial condition and results of operations - which disruptions, as discussed above, have been only minor to date.

There is a possibility that COVID-19 will negatively affect our results of operations. If Government-mandated closures continue or increase, we may be unable to market our product as planned, which could negatively affect our revenues, growth and ability to raise capital. The global impact of COVID-19 continues to evolve rapidly, and the extent of its effect on our operational and financial performance will depend on future developments, which are highly uncertain, including the duration, scope and severity of the pandemic, the actions taken to contain or mitigate its impact, and the direct and indirect economic effects of the pandemic and related containment measures, among others.

Even after the pandemic subsides, our business could be negatively impacted if the effects of COVID-19 lead to changes in consumer behavior, including (but not limited to) as a result of a decline in discretionary spending. Moreover, future events could cause global financial conditions to suddenly and rapidly destabilize, and governmental authorities may have limited resources to respond to such future crises. Future crises may be precipitated by any number of causes, including natural disasters, geopolitical instability, changes to energy prices or sovereign defaults. Any sudden or rapid destabilization of global economic conditions could negatively impact our ability to obtain equity or debt financing. If increased levels of volatility in the business community continue including, but not limited to, short supplies of raw materials, shipping prices, or restrictions on propellants which contain HFC and which are being phased out under the AIM Act, or if there is a rapid destabilization of global economic conditions or a prolonged recession resulting from the pandemic, it would likely materially affect our business and the value of our common stock and warrants.

The long-term health impacts associated with use of hemp derivative products are unknown.

Although there is a long history of human consumption of hemp, there is little in the way of studies on the long-term effects of hemp products use on human health. As such, there are inherent risks associated with using the Company’s hemp products. Previously unknown or unforeseeable adverse reactions arising from human consumption of hemp products may occur and consumers should consume hemp products at their own risk or in accordance with the direction of a health care practitioner. Such adverse reactions could lead to litigation involving the Company, and the Company could ultimately face significant damages and liability in connection with such litigation and/or may have to expend significant resources defending itself against claims associated with its products and/or the health effects thereof.

Our products may be subject to recalls for a variety of reasons.

Manufacturers and distributors of products, such as those of the Company, are sometimes subject to recall or return orders for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the products produced by us are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant number of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. There can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits, whether frivolous or otherwise. Additionally, if any of the products produced by us were subject to recall, the reputation and goodwill of that product and/or us could be harmed.  A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our business, financial condition and results of operations. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention, increased compliance costs and potential legal fees, fines, penalties and other expenses. Furthermore, any product recall affecting the hemp industry more broadly could lead consumers to lose confidence in the safety and security of our products, which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to product liability regarding our products, which could result in costly litigation and settlements.

As a distributor of hemp products, the Company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Company could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition of the Company.

The hemp industry faces strong opposition.

The Company believes it is possible  ~~y~~  that large, well-funded businesses may have a strong economic opposition to the hemp industry. The hemp industry could face a material threat from the pharmaceutical industry, should hemp cannabinoids displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that has greater funding than the hemp industry. Any inroads the pharmaceutical industry could make in halting or impeding the hemp industry would harm our business, prospects, results of operation and financial condition.

The results of future clinical research may negatively impact our business.

Research in the U.S. and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of hemp isolated cannabinoids (such as CBD or CBG) remains in the early stages. There have been relatively few clinical trials on the benefits of hemp extracts or isolated cannabinoids (such as CBD and CBG). Future research studies and clinical trials may reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to hemp, which could have a material adverse effect on the demand for our products with the potential to lead to a material adverse effect on our business, financial condition, results of operations or prospects.

The lack of reliable data on the hemp industry may negatively impact our results of operations.

As a result of recent and ongoing regulatory and policy changes in the hemp industry, the market data available is limited and unreliable. Until the passage of the 2018 Farm bill hemp manufacturing was illegal at the Federal level which prevented market research. Therefore, market research and projections by the Company of estimated total retail sales, demographics, demand, and similar consumer research, are based on assumptions from limited and unreliable market data, and generally represent the personal opinions of our management team as of the date of this prospectus.

Hemp companies are subject to recent SEC investor fraud alerts and have been under greater scrutiny by the SEC than companies in other industries.

The SEC has issued an investor alert cautioning investors that scam artists often exploit “hot” industries to trick investors, including by making false promises of high returns with low risks, and that the SEC regularly receives complaints about marijuana-related investments. Consequently, such companies and offerings are often subject to heightened regulatory scrutiny. In the United States, regulators in various states have requested additional information on hemp company financings and in some cases have issued subpoenas for additional information. Due to these concerns, the Company may face more scrutiny than it would if the Company was in another industry, and may become subject to proceedings, fines, and penalties in the future.

We may be unable to obtain our cleanroom ISO levels, which may lead to contamination of our products.

Our filling facility or MDI laboratory is certified to cleanroom classifications ISO 6 and 7, which are a measure of how clean a cleanroom is (ISO levels are from 1 to 9, with 1 being the ‘cleanest’). These control rooms allow us to formulate and manufacture our products in a sterile environment. In the event we fail to maintain cleanroom standards, we may be unable to prevent contaminants from being introduced into our mixing or filling processes. Such contaminants may cause our products to be adulterated, which would be a violation of food and drug safety requirements for purity, and which in turn could cause an adverse reaction in end users of our products, which could result in claims for damages and product safety, fines, damages, losses, and a negative effect on our brand name, any one of which could cause the value of our securities to decrease.

We are dependent upon our current management, who may have conflicts of interest.

We are dependent upon the efforts of our current management. The loss of any of our officers or directors and, in particular, Mr. Donal R. Schmidt, Jr., our Chief Executive Officer, or Mr. D. Hughes Watler, Jr., our Chief Financial Officer, could have a materially adverse effect upon our business and future prospects. We do not have key man life insurance upon the life of any of our officers or directors.

Risks Related to Our Financial Statements

We have identified material weaknesses in our disclosure controls and procedures and internal control over financial reporting. If not remediated, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock and warrants.

Maintaining effective internal control over financial reporting and effective disclosure controls and procedures are necessary for us to produce reliable financial statements. As reported in our Transition Report on Form 10-KT for the nine months ended December 31, 2020, we have determined that our disclosure controls and procedures and our internal control over financial reporting were not effective at the reasonable assurance level, primarily due to a lack of segregation of duties in financial reporting, as of December 31, 2020, and continue to be ineffective. Separately, management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, and determined that such internal control over financial reporting was not effective as a result of such assessment; and further have not been effective since prior to March 31, 2020.

Additionally, in connection with the most recent period end audit, the Company’s independent auditors recommended that management improve their processes and identified certain material weaknesses in inventory control. The Company plans to address such material weaknesses and auditor recommendations once the Company has raised additional funding and is able to better segregate duties of personnel.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis. Accordingly, a material weakness increases the risk that the financial information we report contains material errors. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

Maintaining effective disclosure controls and procedures and effective internal control over financial reporting are necessary for us to produce reliable financial statements and the Company is committed to remediating its material weaknesses in such controls as promptly as possible. However, there can be no assurance as to when these material weaknesses will be remediated or that additional material weaknesses will not arise in the future. Any failure to remediate the material weaknesses, or the development of new material weaknesses in our internal control over financial reporting, could result in material misstatements in our financial statements and cause us to fail to meet our reporting and financial obligations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations or may lose confidence in our reported financial information. Likewise, if our financial statements are not filed on a timely basis as required by the SEC, OTC Markets, or any stock exchange, as applicable, we could face severe consequences from those authorities. In any of these cases, it could result in a material adverse effect on our business, on our financial condition or have a negative effect on the trading price of our common stock and warrants. Further, if we fail to remedy this deficiency (or any other future deficiencies) or maintain the adequacy of our disclosure controls and procedures and our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties or shareholder litigation against us or our management.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of our financial statements will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of those controls.

Further, in the future, if we cannot conclude that we have effective internal control over our financial reporting, or if our independent registered public accounting firm is unable to provide an unqualified opinion regarding the effectiveness of our internal control over financial reporting, investors could lose confidence in the reliability of our financial statements, which could lead to a decline in our stock price. Failure to comply with reporting requirements could also subject us to sanctions and/or investigations by the SEC, OTC Markets, or any stock exchange, as applicable, or other regulatory authorities.

In addition, even if we are successful in strengthening our controls and procedures, those controls and procedures may not be adequate to prevent or identify irregularities or facilitate the fair presentation of our financial statements or our periodic reports filed with the SEC.

Regulatory, Licensing and Related Risks

We operate in highly regulated industries where the regulatory environments are rapidly developing and we may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business.

Our business and activities are heavily regulated and are subject to various laws, regulations and guidelines by governmental authorities (including, in the United States, the Food and Drug Administration (FDA), the United States Department of Agriculture (USDA), the Drug Enforcement Administration (DEA), and the Federal Trade Commission (FTC) and analogous state agencies, including, but not limited to, the Texas Department of State Health Services), relating to, among other things, the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of hemp-based products, and also including laws, regulations and guidelines relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment (including relating to emissions and discharges to water, air and land, the handling and disposal of hazardous and non-hazardous materials and wastes). Our products are not approved by the FDA or under the Federal Food, Drug, and Cosmetics Act (FFDCA), or the State of Texas (or any other state). Our operations may also be affected in varying degrees by government regulations with respect to, but not limited to, price controls, export controls, controls on currency remittance, increased income taxes, restrictions on foreign investment and government policies rewarding contracts to local competitors or requiring domestic producers or vendors to purchase supplies from a particular jurisdiction. Laws, regulations and guidelines, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services.

Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by these governmental authorities and obtaining all necessary regulatory approvals for the production, storage, transportation, sale, import and export, as applicable, of our products.  The hemp industry is still a new industry. The effect of relevant governmental authorities’ administration, application and enforcement of their respective regulatory regimes and delays in obtaining, or failure to obtain, applicable regulatory approvals which may be required may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on our business, financial condition and results of operations. For example, in the United States, registered federal trademark protection is only available for goods and services that can be lawfully used in interstate commerce; and the U.S. Patent and Trademark Office (USPTO) is not currently approving any trademark applications for hemp, or certain goods containing U.S. hemp-derived CBD.

The regulatory environment for our products is rapidly developing, and the need to build and maintain robust systems to comply with different and changing regulations in multiple jurisdictions increases the possibility that we may violate one or more applicable requirements. While we endeavor to comply with all relevant laws, regulations and guidelines, any failure to comply with the regulatory requirements applicable to our operations could subject us to negative consequences, including, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, asset seizures, revocation or imposition of additional conditions on licenses to operate our business, the denial of regulatory applications (including, in the U.S., by other regulatory regimes that rely on the positions of the DEA, FDA and USDA in the application of their respective regimes), the suspension or expulsion from a particular market or jurisdiction or of our key personnel, or the imposition of additional or more stringent inspection, testing and reporting requirements, any of which could materially adversely affect our business and financial results. In the United States, failure to comply with FDA and USDA requirements (and analogous state agencies, including the requirements of the Texas Department of State Health Services) may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could harm our reputation, require us to take, or refrain from taking, actions that could harm our operations or require us to pay substantial amounts of money, harming our financial condition. Increasingly, communication and coordination among regulators has led in other industries to coordinated responses to regulatory and licensure applications. To the extent that regulators coordinate responses to license applications and regulatory conditions, limitations or denials of licenses in one jurisdiction may lead to denials in other jurisdictions. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources, negatively impact our future growth plans and opportunities or have a material adverse impact on our business and financial condition.

The State of Texas legalized the manufacturing, consumption and export of legal hemp products containing CBD under Texas House Bill 1325, signed by Governor Abbott on June 10, 2019, and we were recently granted a Consumable Hemp Product license. While the Company believes that it meets all known requirements of a license for manufacture of legal hemp products, there is no guarantee that the State of Texas will renew the license and/or will not revoke such license, and if either of those events occur, the Company may be forced to move its operations to another state or curtail its operations altogether. The cost of moving its operations and/or penalties or fines in connection with its failure to obtain a license, may have a material adverse effect on the Company’s results of operations and the value of its securities.

We are constrained by law in our ability to market and advertise our products.

Our marketing and advertising are subject to regulation by various regulatory bodies in the jurisdictions we operate. In the United States, our advertising is subject to regulation by the FTC under the Federal Trade Commission Act as well as the FDA under the FFDCA and USDA, including as amended by the Dietary Supplement Health and Education Act of 1994, and by state agencies under analogous and similar state and local laws. Some states in the United States also permit content, advertising and labeling laws to be enforced by state attorney generals, who may seek civil and criminal penalties, relief for consumers, Class Action certifications, class wide damages and recalls of products sold by us. There has also been a recent increase in private litigation that seeks, among other things, relief for consumers, Class Action certifications, class wide damages and recalls of products. We could become a target of such private Class Action litigation. Any actions against us by governmental authorities or private litigants could have a material and adverse effect on our business, financial condition, operating results, liquidity, cash flow and operational performance.

The license we have to use and commercialize the ‘Desirick Procedure’ is only exclusive in four states, and even in those states, is subject to licenses which were existing as of February 9, 2021.

On February 9, 2021, EM3 Methodologies, LLC (“EM3”) provided us with a royalty-free, perpetual license (unless terminated by the Company) to use the Desirick Procedure or any derivation thereof and its application and use, including, but not limited to, related consumables (cans, valves, and actuators), filling equipment for pMDIs, and/or plastic testing vials and training, support or maintenance thereon of any combination thereof, and all intellectual property of EM3 relating to the foregoing, on an exclusive basis in the states of Texas, California, Florida and Nevada (subject to pre-existing licensing rights which have been provided by EM3 in such jurisdictions; provided that we currently have no knowledge of any such pre-existing licensing rights), and on a non-exclusive basis throughout the rest of the world, in consideration for $10. As such, while our license is exclusive in the four states described above, such license is subject to pre-existing license rights which existed as of February 9, 2021, and is non-exclusive in every other state and throughout the world. Consequently, competitors could compete against us in other states, and throughout the rest of the world using the licensed intellectual property, or may already have license rights to the intellectual property in those four states, which remain valid under the terms of the February 9, 2021 license. As a result, we may face competition for our products and future products using the licensed intellectual property and may have no remedy to prevent such competition pursuant to the terms of the license.

Each State and other jurisdiction has its own licensing requirements and regulations when it comes to the sale of cannabinoid products.

We plan to offer products in states other than Texas, California, Florida and Nevada in the future and in foreign jurisdictions. Each state and foreign jurisdiction has its own licensing requirements and regulations. As such, we will need to comply with various rules and requirements which may not be consistent from one jurisdiction to another. The failure to comply with applicable rules and requirements could result in us being prohibited from offering our products in a jurisdiction, fines, penalties or other liabilities. Furthermore, significant resources will be needed to stay on top of changing regulations and requirements to ensure compliance with changes in laws. In the event we fail to comply with applicable laws it could have a material adverse effect on our results of operations and the value of our securities.

The FDA has not approved any of the Company’s products.

While the Company’s MDIs are made using FDA listed cans, valves, actuators, propellant and excipients, the Company’s products have not been approved by the FDA. To date the Company is only aware of one hemp or CBD product which is FDA approved. The Company and (to the Company’s knowledge) the entire CBD marketplace sells products under the “no enforcement position” of the FDA, which has not been codified (as discussed in greater detail below , under “Description of Business-Regulation”). The lack of FDA approval may prevent market acceptance of our products, result in liability from consumers, or potential result in liability from the FDA in the future, any one of which could have a material adverse effect on our results of operations.

The propellants we use in our products contain greenhouse gases and may be subject to future restrictions or limitations on use.

The propellants we use in our products contain greenhouse gases. The U.S. government, under President Biden, has initiated a renewed push to reduce the use of greenhouse gases, which have been found to have an impact on global climate. In the event the specific propellants we use in our products are restricted, limited, or phased out, or it becomes more expensive for us to obtain such propellants in the future, our expenses may increase and we may be forced to reformulate our products to use different propellants, which may be costly and/or time consuming, or may produce inferior products. Any of the above may cause the value of our securities to decline and may have an adverse effect on our revenues and results of operations.

Risks Related to Our Common Stock , Warrants ; Securities and the Offering

There is no guarantee that our application to list our common stock and warrants on the Nasdaq Capital Market will be approved, and if our common stock and warrants is listed on the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the Nasdaq Capital Market’s continued listing standards.

As a condition to consummating this offering, our common stock and warrants offered in this Prospectus must be listed on the Nasdaq Capital Market. Accordingly, we plan to apply to list our common stock and warrants on the Nasdaq Capital Market under the symbols “ RTSL ” and “ RTSL WS ”, respectively. There can be no assurance that the Nasdaq Capital Market will approve our application for the listing of our common stock and warrants. The approval process for the listing of our shares and the warrants on the Nasdaq Capital Market, or any other exchange, involves factors beyond our control.

Assuming that our common stock and warrants are listed, and assuming the consummation of this offering, there can still be no assurance that any broker will be interested in trading our securities. Therefore, it may be difficult to sell your shares of common stock or warrants if you desire or need to sell them. Our underwriters are not obligated to make a market in our securities, and even if they do make a market, they can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that such market will continue.

If our common stock and warrants are approved for listing on the Nasdaq Capital Market, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying the Nasdaq Capital Market’s continued listing requirements. Our failure to continue to meet these requirements may result in our securities being delisted from the Nasdaq Capital Market.

The absence of such a listing may adversely affect the acceptance of our common stock and warrants as currency or the value accorded by other parties. Further, if we are delisted, we would incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and warrants and the ability of our stockholders to sell our common stock and warrants in the secondary market. If our common stock and/or warrants are delisted by the Nasdaq Capital Market, our common stock and/or warrants may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market or the OTC Pink Market, where an investor may find it more difficult to sell our securities or obtain accurate quotations as to the market value of our securities. In the event our common stock and/or warrants are delisted from the Nasdaq Capital Market in the future, we may not be able to list our common stock or warrants on another national securities exchange or obtain quotation on an over-the counter quotation system.

The warrants offered in the offering are speculative in nature.

The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price equal to $_____ per share, prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Following this offering, the market value of the warrants is uncertain and there can be no assurance that their market value will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the price paid for the warrants or the exercise price of the warrants, respectively, and consequently, whether it will ever be profitable for holders of these warrants to exercise them.

Our common stock has in the past been a “penny stock” under SEC rules, and may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

In the past (including immediately prior to the closing of this offering), our common stock was a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). While our common stock will not be considered “penny stock” following this offering since it will be listed on the Nasdaq Capital Market, if we are unable to maintain that listing and our common stock on the Nasdaq Capital Market, unless we maintain a per-share price above $5.00, our common stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

•If a “penny stock” is sold to the investor in violation of the requirements listed above, or other Federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

•If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and warrants and may affect your ability to resell our common stock and warrants.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due to, among other reasons, the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from this offering for research and development and sales and marketing expenses, in order to engage additional personnel, to fund working capital and general corporate purposes and possibly acquisitions of other companies, products or technologies. See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

The sale of shares by our directors and officers may adversely affect the market price for our shares.

Although our officers and directors have agreed not to sell any shares of common stock for a period of 120 days after the date of this Prospectus, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, in the future could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Your ownership may be diluted if additional capital stock is issued to raise capital, to finance acquisitions or in connection with strategic transactions.

We will need to raise additional funds to expand our operations or finance acquisitions by issuing equity or convertible debt securities, which would reduce the percentage ownership of our existing stockholders. Our Board of Directors has the authority, without action or vote of the stockholders, to issue all or any part of our authorized but unissued shares of common stock. Our amended articles of incorporation authorize us to issue up to 750,000,000 shares of common stock and up to 100,000,000 shares of “blank check” preferred stock (of which 16.5 million shares of preferred stock are designated as Series A Convertible Preferred Stock, 2 million shares of preferred stock are designated as Series B Convertible Preferred Stock and 8.5 million shares of preferred stock are designated as Series C Convertible Preferred Stock). Future issuances of common stock or of certain types of preferred stock could “dilute the voting power” you have over matters on which all stockholders vote and could be dilutive to earnings per share.

Shares issuable upon the conversion of convertible notes may substantially increase the number of shares available for sale in the public market and depress the price of our common stock and warrants and our market value.

As of the date of this Prospectus, we owed approximately $2,116,000 under various convertible promissory notes. The conversion prices of the convertible notes initially vary between $0.05 per share and $0.40 per share, subject to a 4.99% ownership limitation for each beneficial owner of such notes. As a result, any conversion of the convertible notes and sale of shares of common stock issuable in connection with the conversion thereof may cause the value of our common stock to decline.

In addition, the common stock issuable upon conversion of the convertible notes may represent overhang that may also adversely affect the market price of our common stock and warrants. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens, the price of the company’s stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. In the event of such overhang, the note holders will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock cannot absorb the discounted shares, then the value of our common stock and warrants will likely decrease.

In order to meet our working capital needs in advance this offering, on August 4, 2021, the Company sold an Original Issue Discount Convertible Debenture to an accredited investor in the original principal amount of $1,941,176 (the “ Debenture ”) and a warrant to purchase up to 4,852,940 shares of common stock of the Company (the “ Investor Warrants ”). The amount owed under the Debenture, including amounts owed upon the occurrence of an event of default, may be converted, in whole or part, by the holder, into common stock of the Company, at a conversion price of $0.40 per share (the “ Conversion Price ”), provided that the outstanding amount of the Debenture automatically converts into common stock of the Company upon the closing of a qualified offering, which will be triggered by the sale of the Units, at the lower of (i) the Conversion Price; and (ii) 75% of the offering price of the qualified offering, which will equal [$_________] in connection with this offering. The conversion of the Debenture is subject to a beneficial ownership limitation of 4.99%, preventing such conversion by the holder thereof if such exercise would result in such holder and its affiliates exceeding ownership of 4.99% of our common stock, which percentage may be increased to up to 9.99%, with at least 61 days’ prior written notice by the holder thereof.

If sequential conversions of the Debenture and sales of such converted shares take place, the price of our common stock may decline. In the future, the shares of common stock, which the Debenture is convertible into or are exercisable for, may be sold without restriction pursuant to Rule 144. As a result, the sale of these shares may adversely affect the market price, if any, of our common stock.

In addition, the common stock issuable upon conversion of the Debenture may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb the shares issuable upon conversion of the Debenture, then the value of our common stock will likely decrease.

The Debenture will automatically convert into [_____] shares of our common stock upon the closing of the offering described herein.

As described above, the amount owed under the Debenture, including amounts owed upon the occurrence of an event of default, may be converted, in whole or part, by the holder, into common stock of the Company, at a conversion price of $0.40 per share, provided that the outstanding amount of the Debenture automatically converts into common stock of the Company upon the closing of a qualified offering, which will be triggered by the sale of the Units, at the lower of (i) the Conversion Price; and (ii) 75% of the offering price of the qualified offering, which will equal [$_________] in connection with this offering. The conversion of the Debenture is subject to a beneficial ownership limitation of 4.99%, preventing such conversion by the holder thereof, if such exercise would result in such holder and its affiliates exceeding ownership of 4.99% of our common stock, which percentage may be increased to up to 9.99%, with at least 61 days’ prior written notice by the holder thereof. As a result of the above, a total of [___________] shares of common stock, subject to the beneficial ownership limitation, will be issued upon the automatic conversion of the Debenture, upon the closing of this offering. Such issuance will cause immediate and substantial dilution to the then-existing stockholders.

The issuance of common stock upon conversion of the Debenture and upon exercise of outstanding warrants will cause immediate and substantial dilution.

The issuance of common stock upon conversion of the Debenture and upon exercise of the outstanding warrants to purchase 8,204,337 shares of common stock, at exercise prices of $0.05 to $0.40 per share, will result in immediate and substantial dilution to the interests of other stockholders since the holders of the Debenture and warrants may ultimately receive and sell the full number of shares issuable in connection with the conversion and exercise of such securities. Although the Debenture may not be converted and the warrants may not be exercised if such conversion/exercise would cause the holders thereof to own more than 4.99% of our outstanding common stock (which percentage may be increased to 9.99% with 61 days’ prior written notice), this restriction does not prevent the holders subject to such restrictions from converting/exercising some of their holdings, selling those shares, and then converting the rest of its holdings, while still staying below the 4.99%/9.99% limit. In this way, the holders of the Debenture and warrants could sell more than any applicable ownership limit while never actually holding more shares than the applicable limits allow. If the holders of the Debenture and warrants choose to do this, it will cause substantial dilution to the then existing holders of our common stock.

If exercises of the warrants and sales of shares issuable upon exercise thereof take place, the price of our common stock may decline. In addition, the common stock issuable upon exercise of the warrants may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by the warrant holders, then the value of our common stock will likely decrease.

We currently owe a significant amount of money under our outstanding Debenture.

As of the date of this Prospectus, we owe approximately $1,941,176 under the Debenture. We do not presently have sufficient funds to repay such Debenture, and if we are unable to raise additional funds in the future to repay such amount, or we are unable to complete this offering, which offering will trigger the automatic conversion of the Debenture into shares of common stock, such failure could have a material adverse effect on our financial condition or results of operations and cause any investment in the Company to decline in value or become worthless.

Certain warrants we have granted include anti-dilutive rights

Warrants to purchase 5,095,587 shares of common stock, which we granted in August 2021, have an exercise price of $0.40 per share and have anti-dilution rights. Specifically, if we issue, or are deemed to have issued, common stock or common stock equivalents at a price less than the then effective exercise price of the warrants, subject to certain customary exceptions and the sale of up to $1.5 million in private transactions, the exercise price of the warrants is automatically reduced to such lower value, and the number of shares of common stock issuable upon exercise thereafter is adjusted proportionately, so that the aggregate exercise price payable upon exercise of such warrants is the same prior to and after such reduction in exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders. The warrants are exercisable until August 2026.

The concentration of our common stock ownership by our current management will limit your ability to influence corporate matters.

Our directors and executive officers beneficially own and are able to vote in the aggregate 27.0% of our outstanding common stock prior to this offering, and will own approximately _______% of our outstanding common stock after this offering (_______% assuming the full exercise of the underwriters’ over-allotment option)

based on an assumed public offering price of $_______ per share on September ___, 2021, which was the last reported sale price of our common stock on the OTC Pink Market. As such, our directors and executive officers, as stockholders, will have the ability to exert significant influence over all corporate activities, including the election or removal of directors and the outcome of tender offers, mergers, proxy contests or other purchases of common stock that could give our stockholders the opportunity to realize a premium over the then-prevailing market price for their shares of common stock.  This concentrated control will limit your ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial.  In addition, such concentrated control could discourage others from initiating changes of control.  In such cases, the perception of our prospects in the market may be adversely affected and the market price of our common stock and warrants may decline.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Nevada corporate law could discourage a takeover that stockholders may consider favorable.

Our Amended and Restated Articles of Incorporation authorize the issuance of up to 100,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. Our Board of Directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

We have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our common stock rests with our Board of Directors and will depend on our earnings, unencumbered cash, capital requirements and financial condition.  We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash to fund our operations.  Investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock to earn a return on their investment.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares. The market price of our comment stock may be volatile.

The market price of our common stock and warrants will likely be highly volatile, as is the stock market in general. Some of the factors that may materially affect the market price of our common stock and warrants are beyond our control, such as conditions or trends in the industry in which we operate or sales of our common stock and warrants. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock and warrants will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our common stock and warrants, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock and warrants.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to $_______________ in Units offered in this offering, at an assumed public offering price of $______ per Unit, which was the last reported sale price of our common stock on the OTC Pink Market, on September ___, 2021, and after deducting the underwriters’ discounts and commissions and other estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $_______ per share, or ______%. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

In addition, the common stock issuable upon exercise of the warrants may represent overhang that may also adversely affect the market price of our common stock. In the event of such overhang, the warrant holders will have an incentive to sell their common stock as quickly as possible (subject to applicable holding periods under Rule 144 for cash exercises). If the share volume of our common stock cannot absorb the discounted shares, then the value of our common stock will likely decrease.

Finally, in the past, we have issued shares of common stock and warrants in private placements of our securities, and we have issued shares of common stock as compensation to our officers and directors. Our issuance of shares of common stock in the future, and the exercise of outstanding warrants or warrants that we may issue in the future, may result in additional dilution to investors in this offering.

Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, if issued, and the shares of common stock issuable upon conversion thereof, will cause significant dilution to existing stockholders.

Pursuant to certain contractual obligations, we have agreed to issue up to 16.5 million shares of Series A Preferred Stock, 2 million shares of Series B Preferred Stock and 8.5 million shares of Series C Preferred Stock. Each of such shares of preferred stock, if earned, allow the holders thereof the right to, or in the case of the Series B and Series C Preferred Stock, provided for the automatic conversion thereof into, common stock on a one-for-one basis, on the second anniversary of the agreement pursuant to which they are contingently issuable. In the event shares of Series B Preferred Stock and/or Series C Preferred Stock are earned and converted into common stock, such conversions of preferred stock will create significant dilution to existing stockholders.

In addition, the common stock issuable upon conversion of the Series A, B and C Preferred Stock may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. In the event of such overhang, the Series A, B and C Preferred Stock will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock cannot absorb the discounted shares, then the value of our common stock will likely decrease.

There is a limited public market for our securities and you could lose all or part of your investment.

Our securities are currently quoted on the OTC Pink Market. We currently have a volatile, sporadic and illiquid market for our common stock, which is subject to wide fluctuations in response to several factors. The trading price of our common stock and warrants is likely to continue to be volatile. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. Our stock price and warrant price could be subject to wide fluctuations in response to a variety of factors, which include:

•actual or anticipated variations in our results of operations;

•our ability or inability to generate revenues;

•the number of shares in our public float;

•increased competition; and

•conditions and trends in the market for our services and products.

Our stock price and warrant price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock and the warrants. Stockholders and potential investors in our common stock and warrants should exercise caution before making an investment in us, and should not rely solely on the publicly quoted or traded stock prices in determining our common stock and warrant value, but should instead determine the value of our common stock and warrants based on the information contained in our public disclosures, industry information, and those business valuation methods commonly used to value private companies.

Additionally, the market price of our common stock historically has fluctuated significantly based on, but not limited to, such factors as general stock market trends, announcements of developments related to our business, actual or anticipated variations in our operating results, our ability or inability to generate revenues, and conditions and trends in the industries in which our customers are engaged.

In recent years, the stock market in general has experienced extreme price fluctuations that have sometimes been unrelated to the operating performance of the affected companies. Similarly, the market price of our common stock and warrants may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock and warrant.

We will incur significant costs to ensure compliance with U.S. and Nasdaq Capital Market reporting and corporate governance requirements.

We will incur significant costs associated with our public company reporting requirements and with applicable U.S. and Nasdaq Capital Market corporate governance requirements (assuming our common stock and warrants are approved for listing on the Nasdaq Capital Market), including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC and the Nasdaq Capital Market. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

In the event our common stock and warrants are approved for listing on the Nasdaq Capital Market, we will need to meet certain continued listing requirements in order to not have our common stock and warrants delisted from such markets.

Among the conditions required for continued listing on the Nasdaq Capital Market are maintaining $2.5 million in stockholders’ equity, or a market value of listed securities of $35 million, or net income from continuing operations in the last fiscal year or two of the last three fiscal years of $500,000, having majority independent directors, having an audit committee of at least three members, and maintaining a stock price over $1.00 per share, among other requirements.

If we fail to timely comply with the applicable requirements of the Nasdaq Capital Market , depending on where we choose to list our common stock and warrants, and assuming our common stock and warrants are approved for listing on such market, our stock may be delisted. In addition, even if we demonstrate compliance with the requirements above, we will have to continue to meet other objective and subjective listing requirements to continue to be listed on the applicable market. Delisting from the Nasdaq Capital Market could make trading our common stock and warrants more difficult for investors, potentially leading to declines in our share price and liquidity. Without a Nasdaq Capital Market listing, stockholders may have a difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock would likely be made more difficult and the trading volume and liquidity of our stock could decline. Delisting from the Nasdaq Capital Market could also result in negative publicity and could also make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and warrants and the ability of our stockholders to sell our common stock and warrants in the secondary market. If our common stock and warrants are delisted by the Nasdaq Capital Market , our common stock and warrants may be eligible to trade on an over-the-counter quotation system, such as the OTCQB market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock and warrants. In the event our common stock and warrants are delisted from the Nasdaq Capital Market , we may not be able to list our common stock and warrants on another national securities exchange or obtain quotation on an over-the counter quotation system.

Risks Related to the Reverse Stock Split

We anticipate effecting a reverse stock split of our outstanding common stock prior to the closing of this offering.

We expect that the reverse stock split will increase the market price of our common stock while our stock is trading and enable us to meet the minimum market price requirement of the listing rules of the Nasdaq Capital Market . However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our common stock following the reverse stock split will not increase sufficiently for us to be in compliance with the minimum market price requirement of the Nasdaq Capital Market , or if it does, that such price will be sustained. If we are unable to meet the minimum market price requirement, we may be unable to list our shares on the Nasdaq Capital Market, in which case such an offering may not be completed.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, there can be no assurance that we will be approved for listing on the Nasdaq Capital Market or able to comply with other continued listing standards of the Nasdaq Capital Market.

Even if the market price of our common stock increases sufficiently so that we comply with the minimum market price requirement, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to be approved for listing on the Nasdaq Capital Market or maintain a listing of our common stock on the Nasdaq Capital Market . Our failure to meet these requirements may result in our common stock being delisted from the Nasdaq Capital Market .

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty affecting such sales.

General Risk Factors

We will continue to incur increased costs as a result of being a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

We are an SEC reporting company. The rules and regulations under the Exchange Act require reporting companies to provide periodic reports with interactive data files, which require that we engage legal, accounting and auditing professionals, and eXtensible Business Reporting Language (XBRL) and EDGAR (Electronic Data Gathering, Analysis, and Retrieval) service providers. The engagement of such services can be costly, and we may continue to incur additional losses, which may adversely affect our ability to continue as a going concern. In addition, the Sarbanes Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of being a reporting company, we are required to file periodic and current reports and other information with the SEC and we have adopted policies regarding disclosure controls and procedures and regularly evaluate those controls and procedures.

The additional costs we continue to incur in connection with becoming a reporting company (expected to be approximately a hundred thousand dollars per year) will continue to further stretch our limited capital resources. Due to our limited resources, we have to allocate resources away from other productive uses in order to continue to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to continue to meet our reporting and filing obligations with the SEC as they come due.

We may not be able to compete successfully against present or future competitors.

We do not have the resources to compete with larger providers of similar services at this time.  With the limited resources we have available, we may experience great difficulties in expanding our operations.  Competition from existing and future competitors could result in our inability to secure funding to expand our business.  This competition from other entities with greater resources and experience may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business plan.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing.  Our cash flow from operations may not be sufficient or we may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy.  As a result, adequate capital may not be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

We may be subject to claims that we violated intellectual property rights of others, which are extremely costly to defend and could require us to pay significant damages and limit our ability to operate.

There may be intellectual property rights held by others, including issued or pending patents and trademarks, that cover significant aspects of our technologies, products, branding or business methods. Any intellectual property claims against us, regardless of merit, could be time-consuming and expensive to settle or litigate and could divert our management’s attention and other resources. These claims also could subject us to significant liability for damages and could result in our having to stop using technology, products, branding or business methods found to be in violation of another party’s rights. We might be required or may opt to seek a license for rights to intellectual property held by others, which may not be available on commercially reasonable terms, or at all. If we cannot license or develop technology, products, branding or business methods for any allegedly infringing aspect of our business, we may be unable to compete effectively. Even if a license is available, we could be required to pay significant royalties, which could increase our operating expenses. We may also be required to develop alternative non-infringing technology, content, branding or business methods, which could require significant effort and expense and be inferior. Any of these results could harm our operating results.

If we do not successfully implement any acquisition strategies, our operating results and prospects could be harmed.

We face competition within our industry for acquisitions of businesses, technologies and assets, and, in the future, such competition may become more intense. As such, even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or at all because of such competition. Furthermore, if we enter into negotiations that are not ultimately consummated, those negotiations could result in diversion of management time and significant out-of-pocket costs. Even if we are able to complete such acquisitions, we may additionally expend significant amounts of cash or incur substantial debt to finance them, which indebtedness could result in restrictions on our business and use of available cash. In addition, we may finance or otherwise complete acquisitions by issuing equity or convertible debt securities, which could result in dilution of our existing stockholders. If we fail to evaluate and execute acquisitions successfully, we may not be able to realize their benefits. If we are unable to successfully address any of these risks, our business, financial condition or operating results could be harmed.

Failure to adequately manage our planned aggressive growth strategy may harm our business or increase our risk of failure.

For the foreseeable future, we intend to pursue an aggressive growth strategy for the expansion of our operations through increased product development and marketing. Our ability to rapidly expand our operations will depend upon many factors, including our ability to work in a regulated environment, establish and maintain strategic relationships with suppliers, and obtain adequate capital resources on acceptable terms. Any restrictions on our ability to expand may have a materially adverse effect on our business, results of operations, and financial condition. Accordingly, we may be unable to achieve our targets for sales growth, and our operations may not be successful or achieve anticipated operating results.

Additionally, our growth may place a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. This will require us to, among other things:

•implement additional management information systems;

•further develop our operating, administrative, legal, financial, and accounting systems and controls;

•hire additional personnel;

•develop additional levels of management within our company;

•locate additional office space; and

•maintain close coordination among our operations, legal, finance, sales and marketing, and client service and support personnel.

As a result, we may lack the resources to deploy our services on a timely and cost-effective basis.  Failure to accomplish any of these requirements could impair our ability to deliver services in a timely fashion or attract and retain new customers.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, funding permitting, which may not be available on favorable terms, if at all, we could have difficulty integrating the acquired company’s assets, personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•the difficulty of integrating acquired products, services or operations;

•the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•difficulties in maintaining uniform standards, controls, procedures and policies;

•the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•the effect of any government regulations which relate to the business acquired;

•potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or operations, or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition; and

•potential expenses under the labor, environmental and other laws of various jurisdictions.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Our Amended and Restated Articles of Incorporation provides for the indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers or directors.

Our Amended and Restated Articles of Incorporation require us to indemnify to the fullest extent under Nevada law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses

(including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful. Our Amended and Restated Articles of Incorporation also provides that no director shall be personally liable to the Company, any of its stockholders or its creditors for money damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Nevada Revised Statutes.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors and applicable consultants. Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

Our common stock may continue to be followed by only a limited number of analysts and there may continue to be a limited number of institutions acting as market makers for our common stock and warrants.

For the foreseeable future, our common stock and warrants is unlikely to be followed by a significant number of market analysts, and there may be few institutions acting as market makers for our common stock and warrants. Either of these factors could adversely affect the liquidity and trading price of our common stock and warrants. Until our common stock and warrants are fully distributed and an orderly market develops in our common stock and warrants, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock and warrants are determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock and warrants, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock and warrants.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

* * * * *

For all of the foregoing reasons and others set forth herein, an investment in our securities involves a high degree of risk.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $_______________ based on assumed offering price of $______ per Unit, which was the last reported sale price of our common stock on the OTC Pink Market, on September ___, 2021, after deducting estimated underwriting discounts and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants issued as part of the Units. If the underwriters’ over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $_________________ after deducting estimated underwriting discounts and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants, based on an assumed offering price of $_______ per Unit, which was the last reported sale price of our common stock on the OTC Pink Market, on September ___, 2021.

A $0.25 increase (decrease) in the assumed public offering price of $______ per Unit would increase (decrease) the expected net proceeds of the offering to us by approximately $_________ million, assuming that the number of Units sold by us remains the same. We may also increase or decrease the number of Units we are offering. An increase (decrease) of 100,000 in the number of Units sold in this offering would increase (decrease) the expected net proceeds of the offering to us by approximately $_________ million assuming that the assumed public offering price per share remains the same.

We intend to use the net proceeds from this offering for research and development and sales and marketing expenses, in order to engage additional personnel, to fund working capital and general corporate purposes and possibly acquisitions of other companies, products or technologies.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Units. We are offering ____________ Units, each Unit consists of one share of our common stock, par value $0.001 per share, and one warrant (the “Warrants”) to purchase one share of our common stock. The shares of our common stock and related Warrants will be issued separately. We are also registering the shares of our common stock issuable upon exercise of the Warrants offered hereby.

Common Stock. The material terms and provisions of our common stock are described in the section entitled “Description of Capital Stock-Common Stock” below.

Warrants. The material terms of the Warrants to be issued are summarized below. This summary does not purport to be complete in all respects. This description is subject to and qualified entirely by the terms of the form of Warrant filed as an exhibit to the registration statement of which this prospectus is a part.

Each Warrant is exercisable for one share of common stock at an exercise price of _____% of the price of each Unit sold in the offering and is exercisable at any time up for a period of five years following the date of issuance. We expect to have _____________ outstanding Warrants upon the completion of this offering (______________ outstanding warrants in the event that the underwriters’ exercise their overallotment option in full).

The number of Warrants outstanding, and the exercise price of those securities, will be adjusted proportionately in the event of a reverse or forward stock split of our common stock, a recapitalization or reclassification of our common stock, payment of dividends or distributions in common stock to our common stock holders, or similar transactions. In the event that the Company effects a rights offering to its common stock holders or a pro rata distribution of its assets among its common stock holders, then the holder of the Warrants will have the right to participate in such distribution and rights offering to the extent of their pro rata share of the Company’s outstanding common stock assuming they owned the number of shares of common stock issuable upon the exercise of their Warrants. In the event of a “Fundamental Transaction” by the Company, such as a merger or consolidation of it with another company, the sale or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, a purchase offer, tender offer or exchange offer, or any reclassification, reorganization or recapitalization of the Company’s common stock, then the Warrant holder will have the right to receive, for each share of common stock issuable upon the exercise of the Warrant, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration payable as a result of the Fundamental Transaction, that would have been issued or conveyed to the Warrant holder had the holder exercised the Warrant immediately preceding the closing of the Fundamental Transaction. In lieu of receiving such common stock and additional consideration in the Fundamental Transaction, the Warrant holder may elect to have the Company or the successor entity purchase the Warrant holder’s Warrant for its fair market value measured by the Black Scholes method.

The Company will promptly notify the Warrant holders in writing of any adjustment to the exercise price or to the number of the outstanding Warrants, declaration of a dividend or other distribution, a special non-recurring cash dividend on or a redemption of the common stock, the authorization of a rights offering, the approval of the stock holders required for any proposed reclassification of the common stock, a consolidation or merger by the Company, sale of all or substantially all of the assets of the Company, any compulsory share exchange, or the authorization of any voluntary or involuntary dissolution, liquidation, or winding up of the Company.

The Warrants contain a contractual provision stating that all questions concerning the construction, validity, enforcement and interpretation of the Warrants are governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law.

Representative’s Warrants. We also expect to have up to an additional _____________ common stock purchase warrants outstanding after this offering (or ____________ common stock purchase warrants if the Units reserved for the over-allotment are sold), issuable to the underwriter of this offering (“Underwriter’s Warrants”). Each Underwriter’s Warrant is exercisable for one share of common stock on a cash or cashless basis at an exercise price of 120% of the price of each Unit share of sold in the offering). The Underwriter’s Warrants will be non-exercisable for six (6) months after the effective date (the “Effective Date”) of the registration statement of which this prospectus forms a part, and will expire five years after such Effective Date. The Underwriter’s Warrants will contain provisions for one demand registration of the shares underlying the Underwriter’s Warrants at the Company’s expense and one registration of the Underwriter’s Warrants at the Representative’s expense for a period of five years from the Effective Date, and unlimited piggyback registration rights for a period of five years after the Effective Date at the Company’s expense.

The number of Underwriter’s Warrants outstanding and the exercise price of those securities will be adjusted proportionately, as permitted by FINRA Rule 5110(f)(2)(G), in the event of a reverse or forward stock split of our common stock, a recapitalization or reclassification of our common stock, payment of dividends or distributions in common stock to our common stock holders, or similar transactions. In the event that the Company effects a rights offering to its common stock holders or a pro rata distribution of its assets among its common stock holders, then the holder of the Underwriter’s Warrants will have the right to participate in such distribution and rights offering to the extent of their pro rata share of the Company’s outstanding common stock assuming they owned the number of shares of common stock issuable upon the exercise of their warrants. In the event of a “Fundamental Transaction” by the Company, such as a merger or consolidation of it with another company, the sale or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, a purchase offer, tender offer or exchange offer, or any reclassification, reorganization or recapitalization of the Company’s common stock, then the warrant holder will have the right to receive, for each share of common stock issuable upon the exercise of the warrant, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration payable as a result of the Fundamental Transaction that would have been issued or conveyed to the warrant holder had the holder exercised the warrant immediately preceding the closing of the Fundamental Transaction. In lieu of receiving such common stock and additional consideration in the Fundamental Transaction, the warrant holder may elect to have the Company or the successor entity purchase the warrant holder’s warrant for its fair market value measured by the Black Scholes method.

The Company will promptly notify the holders of the Underwriter’s Warrants in writing of any adjustment to the exercise price or to the number of the outstanding warrants, declaration of a dividend or other distribution, a special non-recurring cash dividend on or redemption of the common stock, the authorization of a rights offering, the approval of the stock holders required for any proposed reclassification of the common stock, a consolidation or merger by the Company, sale of all or substantially all of the assets of the Company, any compulsory share exchange, or the authorization of any voluntary or involuntary dissolution, liquidation, or winding up of the Company.

DETERMINATION OF THE OFFERING PRICE

The public offering price of the Units offered by this prospectus was determined by careful consideration of our management and our Board of Directors, based upon discussions with our underwriters. In addition, our management and our Board of Directors considered discussions with, and advice provided by, independent brokers and investors relating to their opinions of the price at which we could succeed in attracting investors for this offering. We cannot provide assurances that we will succeed in attracting any investors at the public offering price of the Units offered by this prospectus, that the public offering price is in fact reflective of the true value of the Units, our common stock and/or warrants, or of us, or that the markets will react positively following any such offers and sales by us of our Units. See “Underwriting.”

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board of Directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

CAPITALIZATION

The following table shows our capitalization:

• as of June 30, 2021, on an actual basis;

• as of June 30, 2021, on a pro forma basis, to reflect the sale, on August 4, 2021, of an Original Issue Discount Convertible Debenture in the original principal amount of $1,941,176 (the “ Debenture ”) and warrants to purchase up to 4,852,940 shares of common stock of the Company; and

•on a pro forma, as adjusted basis, to reflect the receipt of the net proceeds from the sale by us in this offering of Units, after deducting $______________ in estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical and unaudited pro forma consolidated financial statements and the accompanying notes included elsewhere in this prospectus. You should also read this table in conjunction with “Selected Historical Consolidated Financial and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The information below is in thousands, except share and per share amounts.

	As of June 30, 2021
	Actual*	Pro Forma	Pro Forma As Adjusted(1)(2)*
Cash and cash equivalents	$48	$1,698	$
Convertible notes payable	175	175
Original Issue Discount Convertible Debenture	-	1,650

Stockholders’ deficit:
Series A Preferred stock, no par value per share, 16,500,000 shares authorized, no shares issued and outstanding	-	-
Common Stock, $0.001 par value; 750,000,000 shares authorized; and 193,516,921, 193,516,921 and [_______] shares issued and outstanding, respectively	194	194
Additional Paid-in Capital	7,263	7,263
Accumulated deficit	(6,723)	(6,723)
Treasury stock	(337)	(337)
Total stockholders’ equity (deficit)	396	396
Total capitalization	$571	$2,221	$

(1) The pro forma gives effect to the sale in this offering of _______________ Units at an assumed public offering price of $_______ per share, which was the last reported sale price of our common stock on the OTC Pink Market, , on September ___, 2021, after deducting the underwriting discounts and commissions and estimated offering expenses.

(2)The number of shares of common stock to be outstanding after the offering:

•assumes no exercise by the representative of the underwriters of its option to purchase up to an additional ______________ shares of common stock and/or warrants to cover over-allotments, if any;

•assumes no exercise of warrants sold in this offering as part of the Units;

• excludes 8,204,337 shares of our common stock issuable upon the exercise of warrants with exercise prices ranging from $0.40 to $1.00 per share;

• excludes shares of common stock issuable upon conversion of outstanding convertible promissory notes, of which convertible notes in the aggregate amount of approximately $2,116,000, which have conversion prices between $0.05 per share and $0.40;

• assumes no further awards under the Company’s equity compensation plans (after June 30, 2021);

• excludes the issuance of any shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, which if issued and earned, will be convertible for common stock on a one-for-one basis; and

• assumes no exercise of the Representative’s Warrants.

A $0.25 increase (decrease) in the assumed public offering price of $______ per Unit, which was the last reported sale price of our common stock on the OTC Pink Market, , on September ___, 2021, would increase (decrease) the expected net proceeds of the offering to us by approximately $_________ million, assuming that the number of Units sold by us remains the same. We may also increase or decrease the number of Units we are offering. An increase (decrease) of 100,000 in the number of Units sold in this offering would increase (decrease)

the expected net proceeds of the offering to us by approximately $_________ million assuming that the assumed public offering price per share remains the same.

A $0.25 increase (decrease) in the assumed public offering price of $_____ per Unit, , which was the last reported sale price of our common stock on the OTC Pink Market,, on September ___, 2021, would result in an incremental increase (decrease) in the pro forma as adjusted amount of each of our additional paid-in capital and total stockholders’ equity by approximately $________ million, assuming that the number of Units sold by us as set forth on the cover page of this prospectus remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

DILUTION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2021 as follows:

•on an actual basis;

• as of June 30, 2021, on a pro forma basis, to reflect the sale, on August 4, 2021, of an Original Issue Discount Convertible Debenture in the original principal amount of $1,941,176 and warrants to purchase up to 4,852,940 shares of common stock of the Company; and

• on a pro forma, as adjusted basis, giving effect to our issuance and sale of $___________________ Units in this offering at an assumed public offering price of $_______ per Unit, which was the last reported sale price of our common stock on the OTC Pink Market,, on September ___, 2021, and after deducting estimated underwriting discounts and commissions and estimated offering expenses.

If you invest in our Units in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock that is part of the Unit and the pro forma, as adjusted, net tangible book value per share of our common stock immediately after this offering.

The net tangible book value of our common stock as of June 30, 2021 was $226,417 or approximately $0.00 per share. Net tangible book value per share represents our total tangible assets less our total tangible liabilities, divided by the number of shares of common stock, as of June 30, 2021.

The pro forma net tangible book value of our common stock as of June 30, 2021, the sale, on August 4, 2021, of an Original Issue Discount Convertible Debenture in the original principal amount of $1,941,176 and a warrant to purchase up to 4,852,940 shares of common stock of the Company was ($64,759) or approximately ($0.00) per share. Net tangible book value per share represents our total tangible assets less our total tangible liabilities, divided by the number of shares of common stock, as of June 30, 2021.

Pro forma, net tangible, as adjusted, book value dilution per share to new investors represents the difference between the amount per Unit paid by purchasers in this offering and the pro forma net tangible book value per share of our common stock immediately after the completion of this offering. After giving effect to our issuance and sale of $______________ Units in this offering at the assumed public offering price of $_______ per Unit, which was the last reported sale price of our common stock on the OTC Pink Market,, on September ___, 2021, and after deducting estimated underwriting discounts and commissions and estimated offering expenses, our pro forma, as adjusted, net tangible book value as of June 30, 2020 would have been $_______ per share. This represents an immediate increase in net tangible, as adjusted, book value of $_______ per share to existing stockholders and an immediate dilution in net tangible, as adjusted, book value of $_______ per share to purchasers of Units in this offering.

The following table illustrates this per share dilution to investors participating in this offering:

Assumed public offering price per Unit			$
Net tangible book value per share as of June 30, 2021, before giving effect to this offering		$0.00
Increase/decrease attributable to August 2021 sale of debenture and warrants		(0.00)
Pro forma net tangible book value per share as of June 30, 2021, before giving effect to this offering		(0.00)
Increase per share attributable to new investors	$
Net tangible, pro forma, as adjusted, net tangible book value per share after giving effect to the offering			$
Dilution per share to new investors			$

A $0.25 increase (decrease) in the assumed public offering price of $________ per share would result in an incremental increase (decrease) in our pro forma as adjusted net tangible book value of approximately $_________ million or approximately $________ per share, and would result in an incremental increase (decrease) in the dilution to new investors of approximately $_____ per share, assuming that the number of Units sold by us remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of Units we are offering from the assumed number of Units set forth above. An increase (decrease) of 100,000 in the assumed number of Units sold by us in this offering would result in an incremental increase (decrease) in our pro forma as adjusted net tangible book value of approximately $_______ million or approximately $_____ per share, and would result in an incremental increase (decrease) in the dilution to new investors of $_______ per share, assuming that the assumed public offering price of the Units remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of 250,000 in the assumed number of Units sold by us in this offering would result in an incremental increase (decrease) in our pro forma as adjusted net tangible book value of approximately $________ million or approximately $_______ per share, and would result in an incremental increase (decrease) in the dilution to new investors of $_____ per share, assuming that the assumed public offering price of the Units remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of securities in this offering and other terms of this offering determined at pricing. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of securities in this offering and other terms of this offering determined at pricing.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

The number of shares of common stock to be outstanding after the offering:

•assumes no exercise by the representative of the underwriters of its option to purchase up to an additional ______________ shares of common stock and/or warrants to cover over-allotments, if any;

•assumes no exercise of warrants sold in this offering as part of the Units;

• excludes 8,204,337 shares of our common stock issuable upon the exercise of warrants with exercise prices ranging from $0.40 to $1.00 per share;

• excludes shares of common stock issuable upon conversion of outstanding convertible promissory notes, of which convertible notes in the aggregate amount of approximately $2,116,000, which have conversion prices between $0.05 per share and $0.40;

• assumes no further awards under the Company’s equity compensation plans (after June 30, 2021);

• excludes the issuance of any shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, which if issued and earned, will be convertible for common stock on a one-for-one basis; and

•assumes no exercise of the Representative’s Warrants.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective March 27, 2020, the Board of Directors dismissed Prager Metis CPAs LLP (“Prager”) as the Company's independent registered public accounting firm. The Company’s Board of Directors recommended and approved the engagement by the Company of PWR CPA, LLP (“PWR”) to serve as the Company’s independent registered public accounting firm, effective March 27, 2020.

The report of Prager on the financial statements of the Company as of and for the fiscal year ended March 31, 2019, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Prager was not the Company’s independent registered public accounting firm during the year ended March 31, 2018.

During the Company’s fiscal year ended March 31, 2019, and the subsequent interim period from April 1, 2019 to the dismissal of Prager, there were no disagreements between the Company and Prager on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Prager, would have caused Prager to make reference to the subject matter of such disagreements in connection with its audit reports on the Company's financial statements.

During the Company’s fiscal year ended March 31, 2019, and the subsequent interim period from April 1, 2019 to the dismissal of Prager, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended March 31, 2019 and 2018, and the subsequent interim period from April 1, 2019 to engagement of PWR, the Company did not consult with PWR regarding any of the matters set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is presently quoted on the OTC Pink Market, under the symbol “RTSL”. At present, there is a very limited market for our common stock. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information.

We plan to apply to list our common stock and warrants on the Nasdaq Capital Market under the symbols “RTSL” and “RTSL WS”, respectively. The approval of our listing of our common stock and warrants on the Nasdaq Capital Market is a condition of closing this offering. No assurance can be given that our applications will be accepted.

The following table sets forth the range of high and low sales prices for our common stock for each of the periods indicated as reported by the OTC Pink Market. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ended March 31, 2019

	High		Low
Fiscal Quarter Ended:
June 30, 2018	$	*	$	*
September 30, 2018		$0.67		$0.40
December 31, 2018	$	*	$	*
March 31, 2019	$	*	$	*

Fiscal Year Ended March 31, 2020

	High	Low
Fiscal Quarter Ended:
June 30, 2019	$0.40	$0.35
September 30, 2019	$0.35	$0.30
December 31, 2019	$1.20	$0.30
March 31, 2020	$0.74	$0.28

Nine Month Transition Period Ending December 30, 2020

	High	Low
Fiscal Quarter Ended:
June 30, 2020	$1.50	$0.21
September 30, 2020	$2.00	$0.35
December 31, 2020	$1.28	$0.65

Fiscal Year Ending December 31, 2021

	High	Low
Fiscal Quarter Ended:
March 31, 2021	$0.85	$0.31
June 30, 2020	$0.67	$0.31
September 30, 2021 (through September [_], 2021)	$0.65	$0.14

* No trades during the applicable quarter.

On September [___], 2021, the closing price for our common stock on the OTC Pink Market was $[_____] per share with respect to an insignificant volume of shares.

The volume of shares traded on the OTC Pink Market was insignificant and therefore, does not represent a reliable indication of the fair market value of these shares.

Holders

According to the records of our transfer agent, as of September [___], 2021, there were approximately 140 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Dividends

We have never paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for use in our business. Consequently, we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends in the future will depend upon our results of operations, as well as our short term and long-term cash availability, working capital, working capital needs, and other factors as determined by our Board of Directors. Currently, except as may be provided by applicable laws, there are no contractual or other restrictions on our ability to pay dividends if we were to decide to declare and pay them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (“ MD&A ”) is provided in addition to the accompanying consolidated financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

•Forward Looking Statements. A description of certain factors which might cause future events discussed herein to not come to fruition.

•Results of Operations. An analysis of our financial results comparing the three and six months ended June 30, 2021, and 2020 and the nine month transition period ended December 31, 2020, compared to the nine-month period ended December 31, 2019, and the year ended March 31, 2020 and for the fiscal years ended March 31, 2020 and 2019.

•Liquidity and Capital Resources. A discussion of our financial condition, including descriptions of balance sheet information and cash flows.

•Critical Accounting Policies and Estimates. Accounting estimates that we believe are important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

Forward Looking Statements

The following discussion should be read in conjunction with our consolidated financial statements and accompanying notes included elsewhere in this prospectus. The following discussion contains forward looking statements regarding future events and the future results of the Company that are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in this prospectus, particularly under “Risk Factors,” and in other reports we file with the SEC. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus.

The following discussion is based upon our Consolidated Financial Statements included elsewhere in this prospectus, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies. In the course of operating our business, we routinely make decisions as to the timing of the payment of invoices, the collection of receivables, the shipment of products, the fulfillment of orders, the purchase of supplies, and the building of inventory, among other matters. Each of these decisions has some impact on the financial results for any given period. In making these decisions, we consider various factors including contractual obligations, customer satisfaction, competition, internal and external financial targets and expectations, and financial planning objectives. On an on-going basis, we evaluate our estimates, including those related to sales returns, allowance for doubtful accounts, impairment of long-term assets, especially goodwill and intangible assets, assumptions used in the valuation of stock-based compensation, and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Results of Operations

The following selected consolidated financial data should be read in conjunction with the consolidated financial statements and the notes to these statements included in this prospectus. For all periods presented, the consolidated statements of income and consolidated balance sheet data set forth in this prospectus have been adjusted for the reclassification of discontinued operations information, unless otherwise noted.

On February 16, 2021, our Board of Directors approved a change in our fiscal year end from March 31 to December 31. As such, the financial information and certain of the other disclosures herein, where indicated, are presented for the nine-month transition period ended December 31, 2020, the nine months ended December 31, 2019, for the fiscal year ended March 31, 2020, and for the three and six months ended June 30, 2021.

Results of Operations for the Three and Six Months Ended June 30, 2021 Compared to 2020

The following discussion reflects the Company’s revenues and expenses for the three and six month periods ended June 30, 2021 and 2020, as reported in our consolidated financial statements included herein, beginning on page 86.

Three months ended June 30, 2021 versus three months ended June 30, 2020

Revenues - The Company commenced limited sales of its inhaler products to customers, while still in a product development mode, on a trial basis in January 2020.  However, due to the subsequent impact of the COVID 19 pandemic, as well as other contributing factors, the Company has not sustained a consistent level of sales thus far.  The Company has two different sales channels in trial mode as follows:

•Wholesale - designed to capture fairly large, but sporadic, orders received from wholesale customers, often for substantial quantities with relatively high profit margins.

•Retail - designed to capture a high volume of small orders received from retail customers through an online portal, with significantly lower profit margins.

The revenues from such sales on a trial basis in the three months ended June 30, 2021, were $424, compared to $129,287, consisting mostly of two large wholesale orders, in the three months ended June 30, 2020. Revenues from sales of the Company’s inhaler products, under both trial sales channels, are expected to gradually increase in the future, once the current trial period ends.

Cost of Goods Sold - Cost of goods sold for the three months ended June 30, 2021 were $200 compared to $18,556 in the three months ended June 30, 2020. The cost of goods sold in both periods reflected the cost of procuring inhalers and related products and supplies for resale and resulted in gross profit percentages of revenues of approximately 53% and 85%, for the three months ended June 30, 2021 and 2020, respectively. The greater gross profit percentage in the three months ended June 30, 2020 reflected a relatively large portion of sales to two higher profit wholesale customers.

General and Administrative Expense - General and administrative expenses for the three months ended June 30, 2021 were $527,278 compared to $629,510 in the three months ended June 30, 2020. This net decrease of $102,232 consisted of two components: (i) an increase of $237,352 in cash overhead expenses, mostly for payroll, arising from the adoption of a new business strategy focused on commercial opportunities involving the rapid application of therapeutics using the Rxoid TM MDI technology, supplemented by the assets recently acquired from Razor Jacket; and (ii) a decrease of $339,584 in non-cash stock compensation expenses for restricted stock grants due to the fact that that the initial grants were made to various consultants in the three months ended June 30, 2020 whereas no such grants were made in the three months ended June 30, 2021.

Amortization Expense - Amortization expense for the three months ended June 30, 2021 was zero compared to $25,000 in the three months ended June 30, 2020. This decrease was due to the termination of the Sublicense Agreement, effective February 9, 2021, under which the Company was previously obligated to reimburse TMDI in the amount of $200,000 for a license fee owed by TMDI to EM3, covering the first two years of the Sublicense Agreement, as discussed in greater detail above.

Depreciation Expense - Depreciation expense for the three months ended June 30, 2021 was $5,525, compared to zero in the three months ended June 30, 2020. This increase reflects depreciation on the Company’s initial purchases of property and equipment beginning in September 2020.

Interest Expense - Interest expense for the three months ended June 30, 2021 was $3,309, compared to $22,601 in the three months ended June 30, 2020. This decrease was due to a lower level of outstanding borrowings following the conversion of certain convertible notes payable into common stock, in August 2020 and March 2021.

Net Loss - Net loss for the three months ended June 30, 2021 was $535,888, compared to $566,380 in the three months ended June 30, 2020, representing the net amounts of the various revenue and expense categories indicated above. The Company has not recognized any income tax benefits for these net losses due to the uncertainty of their ultimate realization.

Six months ended June 30, 2021 versus six months ended June 30, 2020

Revenues - The Company commenced limited sales of its inhaler products to customers, while still in a product development mode, on a trial basis in January 2020.  However, due to the subsequent impact of the COVID 19 pandemic, as well as other contributing factors, the Company has not sustained a consistent level of sales thus far.  The Company has two different sales channels in trial mode as follows:

•Wholesale - designed to capture fairly large, but sporadic, orders received from wholesale customers, often for substantial quantities with relatively high profit margins.

•Retail - designed to capture a high volume of small orders received from retail customers through an online portal, with significantly lower profit margins.

The revenues from such sales on a trial basis in the six months ended June 30, 2021, were $424, compared to $138,426, consisting mostly of two large wholesale orders, in the six months ended June 30, 2020. Revenues from sales of the Company’s inhaler products, under both trial sales channels, are expected to gradually increase in the future, once the current trial period ends.

Cost of Goods Sold - Cost of goods sold for the six months ended June 30, 2021 were $200 compared to $25,711 in the six months ended June 30, 2020. The cost of goods sold in both periods reflected the cost of procuring inhalers and related products and supplies for resale and resulted in gross profit percentages of approximately 53% and 81%, for the six months ended June 30, 2021 and 2020, respectively. The greater gross profit percentage in the six months ended June 30, 2020 reflected a relatively large portion of sales to two higher profit wholesale customers.

General and Administrative Expense - General and administrative expenses for the six months ended June 30, 2021 were $1,029,201 compared to $853,750 in the six months ended June 30, 2020. This net increase of $175,451 consisted of two components: (i) an increase of $615,035 in cash overhead expenses, mostly for payroll, arising from the adoption of a new business strategy focused on commercial opportunities involving the rapid application of therapeutics using the Rxoid TM MDI technology supplemented by the assets recently acquired from Razor Jacket; and (ii) a decrease of $439,584 in non-cash stock compensation expenses for restricted stock grants due to the fact that that the initial grants were made to various consultants in the six months ended June 30, 2020 whereas no such grants were made in the six months ended June 30, 2021.

Amortization Expense - Amortization expense for the six months ended June 30, 2021 was $12,500 compared to $50,000 in the six months ended June 30, 2020. This decrease was due to the termination of the Sublicense Agreement, effective February 9, 2021, under which the Company was previously obligated to reimburse TMDI in the amount of $200,000 for a license fee owed by TMDI to EM3, covering the first two years of the Sublicense Agreement, as discussed in greater detail above.

Depreciation Expense - Depreciation expense for the six months ended June 30, 2021 was $11,050, compared to zero in the six months ended June 30, 2020. This increase reflects depreciation on the Company’s initial purchases of property and equipment beginning in September 2020.

Interest Expense - Interest expense for the six months ended June 30, 2021 was $17,107, compared to $86,493 in the six months ended June 30, 2020. This decrease was due to a lower level of outstanding borrowings following the conversion of certain convertible notes payable into common stock, in August 2020 and March 2021.

Net Loss - Net loss for the six months ended June 30, 2021 was $1,069,634, compared to $877,528 in the six months ended June 30, 2020, representing the net amounts of the various revenue and expense categories indicated above. The Company has not recognized any income tax benefits for these net losses due to the uncertainty of their ultimate realization.

Results of Operations for the Nine Month Transition Period ended December 31, 2020, Compared to the Nine-Month Period Ended December 31, 2019, and the Year Ended March 31, 2020

The following discussion reflects the Company’s revenues and expenses for the nine-month transition period ended December 31, 2020, compared to the nine-month period ended December 31, 2019, and the year ended March 31, 2020, as reported in our consolidated financial statements included herein, beginning on page 90.

Revenues - The Company commenced sales of its inhaler products to customers in January 2020.  The Company has two different sales channels as follows:

•Wholesale - designed to capture fairly large, but sporadic, orders received from wholesale customers, often for substantial quantities with relatively high profit margins.

•Retail - designed to capture a high volume of small orders received from retail customers through an online portal, with significantly lower profit margins.

The revenues from such sales in the nine-month transition period ended December 31, 2020 were $130,916, consisting largely of two large wholesale orders, compared to $0 for the nine months ended December 31, 2019, and $9,139 for the year ended March 31, 2020, consisting mostly of small retail orders.  We believe revenues from sales of the Company’s inhaler products, under both sales channels, are expected to gradually increase in the future due to our planned changes in our marketing strategy, however, our strategy was delayed due to the COVD-19 pandemic.

Cost of Goods Sold - Cost of goods sold for the nine-month transition period ended December 31, 2020, were $19,394 compared to $0 for the nine months ended December 31, 2019, and $7,155 for the year ended March 31, 2020. The cost of goods sold in the nine months ended December 31, 2020 period reflected the cost of procuring inhalers and related products and supplies for resale and resulted in a gross profit of $111,522, and a gross profit as a percentage of revenues of approximately 85%, reflecting a relatively large portion of sales to higher profit wholesale customers. We had no gross profit for the nine months ended December 31, 2019. For the year ended March 31, 2020, gross profit was $1,984 or 22% of sales.

General and Administrative Expense - General and administrative expenses for the nine-month transition period ended December 31, 2020, were $2,023,379, compared to $173,347 for the nine months ended December 31, 2019, and $397,487 for the year ended March 31, 2020. This fluctuation was due an increase of approximately $1.5 million in cash overhead costs following the Company’s recent adoption of a new business strategy focused on developing potential commercial opportunities which will involve the rapid application of therapeutics using the RxoidTM MDI technology that was being sublicensed from TMDI during the nine months ended December 31, 2020, and has since been licensed directly by its owner. Also included in general and administrative expenses for the nine months ended December 31, 2020 and the year ended March 31, 2020, were non-cash stock compensation expenses for restricted stock grants to various consultants in the amounts of $357,834 and $178,833, respectively.

Amortization Expense - Amortization expense for the nine-month transition period ended December 31, 2020 was $75,000, compared to $12,500 for the nine months ended December 31, 2019, and $37,500 for the year ended March 31, 2020. This increase was due to the Company’s quarterly amortization of its obligation to reimburse TMDI in the amount of $200,000 for a license fee owed by TMDI to a third-party licensor covering the first two years of the sublicense agreement, which has since been replaced by a royalty-free, perpetual license directly with the owner of the technology.

Depreciation Expense - Depreciation expense for the nine-month transition period ended December 31, 2020, was $7,255, compared to zero for the nine months ended December 31, 2019 and the year ended March 31, 2020.  This increase reflects the Company’s initial purchase of property and equipment in the nine-month transition period ended December 31, 2020, and the depreciation associated therewith.

Interest Expense - Interest expense for the nine-month transition period ended December 31, 2020 was $58,009, compared to $127,689 for the nine months ended December 31, 2019, and $191,581 for the year ended March 31, 2020.  This decrease was due to a lower level of outstanding borrowings following the conversion of certain convertible notes payable into common stock in November 2019 and again in August 2020.

Net Loss - Net loss for the nine-month transition period ended December 31, 2020 was $2,052,121, compared to $313,436 for the nine months ended December 31, 2019, and $624,584 for the year ended March 31, 2020, representing the net amounts of the various revenue and expense categories indicated above. The Company has not recognized any income tax benefits for these net losses due to the uncertainty of their ultimate realization. Net loss increased mainly due to the increase in general and administrative expenses for the nine months ended December 31, 2020, offset by the increase in revenues and decrease in interest expense.

Results of Operations for the fiscal years ended March 31, 2020 and 2019

The following discussion pertains to the Company’s operating and other expenses for the years ended March 31, 2020 and 2019, as reported in our consolidated financial statements and notes thereto included herein, beginning on page 90.

Revenues - The Company commenced online sales of its inhaler products in January 2020.  The initial revenues from such sales in the year ended March 31, 2020 were $9,139 compared to zero for the year ended March 31, 2019.  We believe revenues from sales of the Company’s inhaler products, under both sales channels, are expected to gradually increase in the future due to our planned changes in our marketing strategy, however, our strategy was delayed due to the COVD-19 pandemic.

Cost of Goods Sold - Cost of goods sold for the year ended March 31, 2020, were $7,155 compared to zero for the year ended March 31, 2019.  The cost of goods sold in the fiscal 2020 period reflected the initial cost of procuring inhalers and related products and supplies for resale and resulted in gross profit of approximately 22%.

General and Administrative Expense - General and administrative expenses for the year ended March 31, 2020 were $397,487 compared to $169,690 for the year ended March 31, 2019.  This increase was due to the higher level of overhead costs following the Company’s recent adoption of a new business strategy focused on developing potential commercial opportunities which will involve the rapid application of therapeutics using the RxoidTM MDI technology.

Amortization Expense - Amortization expense for the year ended March 31, 2020 was $37,500 compared to zero for the year ended March 31, 2019. This increase was due to the Company’s initial amortization of its obligation to reimburse TMDI in the amount of $200,000 for a license fee owed by TMDI to a third-party licensor covering the first two years of the sublicense agreement, which as of February 9, 2021, is no longer payable.

Interest Expense - Interest expense for the year ended March 31, 2020 was $191,581 compared to $180,531 for the year ended March 31, 2019. This increase was due to more days of outstanding borrowings in current year relative to prior year.

Other - Gain on sale of Bitcoin for the year ended March 31, 2020 was zero compared to $1,380 for the year ended March 31, 2019. This decrease was due to the non-recurring sale of all of the Company’s internally-generated Bitcoin in November 2018.

Liquidity and Capital Resources

Operating activities.   Net cash used in operating activities for the six months ended June 30, 2021 was $946,449, compared to $369,009 in the six months ended June 30, 2020. This net increase was largely due to the higher level of overhead costs and buildup of product inventory levels following the Company’s adoption of a new business strategy in early 2020, as further noted above.

Investing activities. Net cash used in investing activities for the six months ended June 30, 2021 was $39,779 compared to zero in the six months ended June 30, 2020. This increase was due to the Company’s purchases of property and equipment which began in September 2020.

Financing activities. Net cash provided by financing activities for the six months ended June 30, 2021 was $535,000, compared to $457,000 for the six months ended June 30, 2020.  Net cash provided by financing activities in the six months ended June 30, 2021 reflected the private sales of 1,462,500 shares of restricted common stock to several accredited investors at an offering price of $0.40 per share for total proceeds of $585,000, partially offset by the net repayment of various unsecured notes payable in the amount of $50,000.  Net cash provided by financing activities of $457,000 in the six months ended June 30, 2020 was due to the private sales of 2,060,000 shares of restricted common stock to various accredited investors at offering prices of between $0.05 to $0.25 per share for total proceeds of $315,000, plus the receipt of a subscription from another investor in the amount of $90,000 that was later applied to a private offering that closed in October 2020, as well as the issuance of new notes payable of $52,000.

In order to meet short-term working capital needs, the Company obtained unsecured cash advances from two of its officers (our Chief Executive Officer and Senior Vice President) in May and June 2021 in the total amount of $250,000. Such advances are expected to be repaid out of the proceeds of this offering.

In order to meet our working capital needs in advance of this offering, on August 4, 2021, the Company sold an accredited investor an Original Issue Discount Convertible Debenture in the original principal amount of $1,941,176 (the “ Debenture ”) and a warrant to purchase up to 4,852,940 shares of common stock of the Company (the “ Investor Warrants ”). The Debenture and the Warrants were purchased for an aggregate of $1,650,000 (a 15% discount to the principal amount of the Debenture). The amount owed under the Debenture is due upon the earlier of (a) May 1, 2022, and (b) the date of a Qualified Offering (defined below), unless earlier converted into common stock of the Company, as discussed below. “ Qualified Offering ” means a single public offering of common stock and/or common stock equivalents which results in the listing of the Company’s common stock on a national securities exchange (including Nasdaq), which will include the offering described in this prospectus. The Debenture may not be prepaid without the prior written consent of the holder. The Debenture does not accrue interest, except upon the occurrence of an event of default, at which time the amount owed accrues interest at the rate of 18% per annum, until paid in full.

The amount owed under the Debenture, including amounts owed upon the occurrence of an event of default, may be converted, in whole or part, by the holder, into common stock of the Company, at a conversion price of $0.40 per share (the “ Conversion Price ”), provided that the outstanding amount of the Debenture automatically converts into common stock of the Company upon the closing of a Qualified Offering, at the lower of (i) the Conversion Price; and (ii) 75% of the offering price of the Qualified Offering. As a result, upon the closing of the offering described herein, the Debenture will convert into [_________] shares of common stock, subject to the beneficial ownership limitation described below. The conversion of the Debenture is subject to a beneficial ownership limitation of 4.99%, preventing such conversion by the holder thereof, if such exercise would result in such holder and its affiliates, exceeding ownership of 4.99% of our common stock, which percentage may be increased to up to 9.99%, with at least 61 days prior written notice by the holder thereof.

The Investor Warrants, which are evidenced by a Common Stock Purchase Warrant (the “ Warrant Agreement ”), have an exercise price of $0.40 per share, and may be exercised at any time from the grant date of the Investor Warrants until August 3, 2026. The total number of shares of common stock issuable upon exercise of the warrants equals 100% of the total initial shares of common stock issuable upon conversion of the Debenture. The Investor Warrants have cashless exercise rights if when exercised, and following the six-month anniversary of the closing of the offering, a registration statement registering the shares of common stock issuable upon exercise thereof, is not effective with the Securities and Exchange Commission. The exercise of the Investor Warrants is subject to a beneficial ownership limitation of 4.99%, preventing such exercise by the holder thereof, if such exercise would result in such holder and its affiliates, exceeding ownership of 4.99% of our common stock, which percentage may be increased to up to 9.99% with at least 61 days prior written notice by the holder thereof. The Investor Warrants contain anti-dilution rights such that if we issue, or are deemed to have issued, common stock or common stock equivalents at a price less than the then exercise price of the Investor Warrants, subject to certain customary exceptions and the sale of up to $1.5 million in private transactions, the exercise price of the Investor Warrants is automatically reduced to such lower value, and the number of shares of common stock issuable upon exercise thereafter is adjusted proportionately so that the aggregate exercise price payable upon exercise of such Investor Warrants is the same prior to and after such reduction in exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

Pursuant to a Placement Agent Agreement entered into with Maxim Group LLC (the “ Placement Agent ”), who served as placement agent for the offering of the Debenture and Investor Warrants, we agreed to pay the Placement Agent for the offering a cash commission of 8% of the gross proceeds received in the offering ($132,000), and to grant the Placement Agent a warrant to purchase 5% of the total shares issuable upon conversion of the Debenture (242,647), with an exercise price equal to the same exercise price as the Investor Warrants ($0.40 per share), which have a term of five years and are in substantially similar form as the Investor Warrants (the “ Placement Warrants ” and together with the Investor Warrants, the “ Offering Warrants ”). We agreed to register the shares of common stock issuable upon exercise of the Placement Warrants under the Securities Act of 1933, as amended.

The Company expects to use the proceeds of the offering to meet its short-term working capital needs in anticipation of closing a qualified listing on a national exchange and raising capital in connection with an underwritten offering, provided no assurance can be given that the Company will be successful in uplisting to a national exchange or achieving a closing of the underwritten public offering.

Effective August 31, 2020, the Company reached the necessary milestone to trigger the automatic conversion of certain notes payable issued to the holders on various dates in 2018 and 2019, as amended, in the total principal amount of $732,835 into shares of the Company’s common stock, subject to a 4.99% ownership limitation for each beneficial owner of such notes. In conjunction with this conversion, holders of notes in the principal amount of $404,601, plus an additional accrued interest amount of $96,536, converted their notes into 10,022,749 shares of common stock.

Effective March 31, 2021, the following additional conversions of the Company’s remaining convertible notes payable occurred: (i) the holders of convertible notes payable issued in 2018 at a conversion price of $0.13 per share with total principal and accrued interest balances in the aggregate amount of $410,888 converted their notes into a total of 3,160,684 shares of common stock; and (ii) the holders of convertible notes payable amended or issued in 2019 at a conversion price of $0.05 per share with total principal and accrued interest balances in the aggregate amount of $383,470, the automatic conversion of which had previously been triggered on August 31, 2020, as discussed above, subject to each holder’s beneficial ownership limitation,  converted their notes into a total of 7,669,381 shares of common stock. As a result of these conversions, a total of 10,830,065 new shares of common stock were issued and the Company’s outstanding debt obligations were substantially reduced. There have been no further conversions since March 31, 2021. As of the date of this prospectus, we owed approximately $2,116,000 under various convertible promissory notes.

On October 15, 2020, the Company entered into a private stock subscription agreement with an accredited investor whereby the Company agreed to sell the investor 2,640,000 shares of restricted common stock and warrants to purchase 6,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share and a term of one year, in exchange for a cash payment to the Company in the amount of $100,000, and the performance of certain other obligations. Based on previous negotiations between the Company and the investor prior to the execution of this agreement, the investor had made a provisional payment of $90,000, which was reflected by the Company as a liability as of September 30, 2020. Upon execution of the agreement, the investor paid the remaining $10,000 to the Company. The resale of the shares held by the purchaser are subject to a lock-up agreement.

In November 2020, the Company closed an Asset Purchase and Sales Agreement with Razor Jacket, an Oregon based supplier of isolate and related products, to acquire all of Razor Jacket’s equipment relating to the manufacture of cannabinoid isolates and related products. As previously noted, the Company paid $300,000 in cash at closing, and issued 625,000 shares of restricted common stock to the owners of Razor Jacket, and provided them the right to earn up to 16.5 million shares of Series A Preferred Stock of the Company, convertible for common stock on a one-for-one basis, subject to certain conditions.

We have not generated a net profit from the limited sales of our inhaler products beginning in early 2020. Until such time that we can generate substantial net profit from operations, if ever, we expect to finance our operating activities through a combination of equity offerings and debt financings and we may seek to raise additional capital through strategic collaborations.

However, we may be unable to raise additional funds or enter into such arrangements when needed on favorable terms, or at all, which would have a negative impact on our financial condition and could force us to delay, limit, reduce or terminate our operations. Failure to receive additional funding could cause us to cease operations, in part or in full. Furthermore, even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital due to favorable market conditions or strategic considerations, which may cause dilution to our existing stockholders.

Off Balance Sheet Arrangements

We do not engage in off-balance sheet transactions.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has reported net losses from continuing operations during the six months ended June 30, 2021, the nine-month transition period ended December 31, 2020 and during the year ended March 31, 2020, and has suffered recurring losses totaling $6,723,174 since inception. These factors, among others, indicate that there is substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The consolidated financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based on consolidated financial statements which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. We believe that certain accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.  Actual results may differ from these estimates under different assumptions or conditions. See “ Note 2. Summary of Significant Accounting Policies ” of the notes to consolidated financial statements for the nine month transition period ended December 31, 2020, set forth below beginning on page 86 for a further description of our critical accounting policies and estimates.

DESCRIPTION OF BUSINESS

Business Overview

We are an innovative biotech company specializing in aerosol delivery of non-psychoactive cannabinoids (NPC)6 to the blood stream though the pulmonary route of administration. We were founded to identify new ways to leverage aerosol devices known as pressurized meter dose inhalers, otherwise referred to as pMDI or just MDI, in our daily lives, which create effective delivery systems for many types of phytocannabinoids (cannabinoids that occur naturally in the hemp plant).

The Company’s founders believed that hemp phytoextracts (extracts from the hemp plant) specifically, but not limited to, NPCs, could possibly help individuals find a new way to manage or support the treatment of chronic pain, post-traumatic stress disorder (PTSD), insomnia, surgery recovery, and a wide range of other ailments. What started as an idea of using an inhaler to deliver a potential pain reliever CBD, has grown into a company that produces many different NPCs and/or blends thereof, which can safely, efficiently, and cost effectively, be delivered to consumers. None of the Company’s products use THC.

6 NPCs include, but are not limited to, cannabidiol (CBD), cannabigerol (CBG), cannabichromene (CBC), and cannabinol (CBN).

We use the highest quality ingredients and manufacturing practices to ensure consumers get the purest possible product that is produced according to good manufacturing practices, otherwise known as GMP. The Company recognized very early that aerosol manufacturing, in combination with new unique proprietary technology and formulations, would meet the needs of consumers looking for a better way to utilize hemp products.

New and more effective delivery systems for active pharmaceutical ingredients (“API”) or supplements have been a growth engine for brands and companies for years.  In this vein, we believe that providing consumers with safer, faster and more efficient ways to deliver NPCs will drive the growth of our business.

At the heart of our mission is ensuring that we are constantly striving to maintain the highest level of quality and compliance in our formulations and manufacturing practices so that we can ensure a long-term sustainable pipeline of products that will benefit our customers and consumers.

Our product lines focus on safe, legal and effective API. The Company exclusively uses APIs consisting of our proprietary blend of isolate (crystalline solid or powder) derived NPCs. We have named our NPC blend N-PsicanTM. As a result of a recently completed vertical acquisition, we own the process and extraction method we believe will result in the highest pharmaceutical grade NPCs available now and in the future. This ability to source, manufacture and sustain our own API ingredients is expected to result in lowering costs and providing a consistent and measured dose for consumers. In addition, we anticipate that this will allow for a higher degree of safety because we will control the entire manufacturing process.

As such, we now manufacture our own pharmaceutical grade NPCs. These products are ultra-pure and unadulterated. As such, using our own NPCs derived from our proprietary processes which we control quality and purity of to an extreme degree, and which we plan to take steps to patent.

Using our own NPCs as the API, we manufacture our own branded MDI under the nhāler TM brand name (provided that we have removed our nhāler products from the market because we are preparing to file a IND (Investigational New Drug Application) with the FDA in connection therewith) using our proprietary blends. NPCs and their substrates are legal for manufacturing and human consumption in Texas under House Bill 1325 (discussed below). None of our products contain any psychoactive cannabinoids or tetrahydrocannabinol (THC) compounds of any amount.

The Company believes it is unique in the emerging hemp industry in that it does not use “full spectrum” oil, nor does it use compressed air as a propellant. Full spectrum oil is an industry term that means the composite hemp plant crude extract has been liquified using a solvent. The amounts and quantity of any API in full spectrum oil is not readily ascertainable, nor is the consumer usually aware of what solvents are used to liquify the extracts. Accordingly, we do not believe that it is possible to manufacture a safe MDI using full spectrum oil as the product could be adulterated or even toxic, depending upon how the extracted crude is handled and prepared. Any impurity, contaminants, or solvents used in full spectrum oil can endanger a consumer and cause any number of ailments, including laryngospasms, bronchospasms, or lipoid pneumonia. The Company has identified these issues and has consistently worked to avoid any toxicity, impurities or contaminants in its products.

In furtherance of our commitment to safety and purity, the Company’s MDI are made using U.S. The Food and Drug Administration (FDA) listed cans, valves, actuators, propellant and excipients following GMP. All of these parts are manufactured under GMP in accordance with each manufacturer’s requirements which are listed in master drug files with the FDA. We purchase these parts and inert ingredients directly from one or two of the largest suppliers of FDA listed consumables in the world. We also only use cGMP HFA-134a propellant which is listed with the FDA and approved for humans in our products. The technology we use is safe if properly applied and has been researched over more than 70 years with hundreds of drugs. At no time does the Company use THC in its products. The Company is certified by the Cannabinoid MDI Certification Board (CMDICB) with respect to manufacturing of its MDI.

We believe we are the only company in the world that is manufacturing an MDI with an NPC API safe for human consumption. To this end we have hired an experienced pharmaceutical industry veteran (Dr. Duane Drinkwine, our Chief Science Officer (a non-executive position)), who has years of experience with companies such as GlaxoSmithKline, Pfizer and Bayer manufacturing APIs for prescription inhalers. Dr. Drinkwine brings over a decade of isolate API production experience to the Company and provides expertise in manufacturing, oversight of safety and compliance related to prescription medication.

The Company has test marketed its MDI products directly to pharmacies and physicians who treat a wide range of ailments including, but not limited to, general anxiety disorder (GAD), post-traumatic stress disorder (PTSD) and pain management. During this period, we collected feedback and suggestions for product enhancement and consumer satisfaction.

Consistent with the entire hemp space, none of our products are approved by the FDA or under the FFDCA. We always encourage consumers to do their own research regarding all cannabinoids and our products. We make no claims about therapeutic benefits of our products. None of our products are intended to diagnose, treat, cure or prevent any disease. We recommend any consumer always consult a physician prior to using any cannabinoid product. Any consumer who uses hemp products might have an adverse reaction and/or a drug interaction with another medication and if so, should stop use immediately and seek appropriate medical attention.

Early cannabinoid MDIs introduced to the marketplace and to our knowledge, those of our current competitors, caused side effects such as irritation of the throat, vocal cords and esophagus, which consumers have not reported in connection with our MDIs.

Our core business model includes a new marketing and sales approach to the medical community that is primarily based upon tried and proven sales techniques used in the pharmaceutical industry. We applied these sales techniques and found that they initially worked well with our product. We plan on expanding our use of these sales techniques and believe they will be successful in the future. Unfortunately, this marketing and sales campaign was interrupted in December 2019 when a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was first reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020, and a global pandemic on March 11, 2020. As a result, in March and April 2020, many U.S. states and local jurisdictions began issuing ‘stay-at-home’ orders. When this occurred our ability to access physicians’ and other health care providers’ offices was negatively affected. However, we pivoted to product development and began successfully seeking acquisition of an isolate manufacturer that could produce a secure supply of high-quality pharmaceutical grade NPCs, which acquisition we completed in November 2020 (see “Additional Recent Acquisition and Transactions”, below). In addition, during this time we took the opportunity to adjust our formula to eliminate any and all possible adulteration from our products and to reduce the possibility of any adverse side-effects associated with the use of our MDI.  More recently, we have started the process of planning to travel to physician’s offices with the current declines in the spread of COVID-19.

From day one we have placed great emphasis on manufacturing a product that meets cGMP. “cGMP” means current good manufacturing practice regulations promulgated by the FSA under the authority of the FFDCA. These regulations, which have the force of law, require that manufacturers, processors, and packagers of drugs, medical devices, some food, and blood take proactive steps to ensure that their products are safe, pure, and effective. This goal of being fully compliant is being pursued at a high rate and we apply appropriate measures to reduce risk of non-compliance.  Our filling facility or MDI laboratory is certified to cleanroom classifications ISO 6 and 7, which are a measure of how clean a cleanroom is (ISO levels are from 1 to 9, with 1 being the ‘cleanest’). These control rooms allow us to formulate and manufacture our products in a sterile environment.

As such, with a product offering that is pure, safe and efficient, we began a renewed marketing and sales campaign in the second quarter of 2021, as COVID-19 hopefully winds down, and vaccines make it safer for our sales team to meet with our primary marketing targets. Our initial post-COVID-19 product marketing campaign is planned to focus on safe, legal and effective NPCs as the API. We believe that the ability to source and sustain our own ingredients will result in lowering our costs and providing a consistent and measured dose for consumers.

Our Products

We offer MDIs as our primary product. MDIs are devices that deliver a measured amount of aerosolized inhalant in a mist to the lungs that is usually self-administered by the user via inhalation. As secondary products, we also offer a sublingual oral spray device and water-soluble CBD and CBG isolates.

Our MDIs contain an API of a proprietary NPC isolate including, but not limited to, CBD and/or CBG. The products are sold under the nhāler TM brand name (provided that we have removed those products from the market because we are preparing to file an IND (Investigational New Drug Application) with the FDA in connection therewith).

The API is delivered to a user in a mist when inhaled. The droplet size of the liquid solution in the mist is engineered through a proprietary process to be of a size that the individual droplet can be absorbed directly into the blood stream through the cellular wall of the alveoli (the tiny air sacs of the lungs) and its surrounding blood vessels. This process is known as the pulmonary route of administration. If the droplet size is too large to enter the alveoli it is considered topical in nature and is of lower bioavailability and efficacy. If the droplet size is too small, the droplet is not heavy or dense enough to be absorbed and will be exhaled, thereby lowering bioavailability and efficacy. As such, the proprietary knowledge needed to engineer an appropriate droplet size is crucial to manufacturing an effective MDI.

Our cans, valves, actuators and filling equipment are all on file with the FDA. We further attempt to fully comply with all GMP requirements followed by the manufacturers of our consumables and equipment except for the API.

Our pharmaceutical grade propellant and CBD isolate are considered non-toxic by the FDA. We use a small amount of medical inhalation grade ethanol. Further, with our MDI, there is no smell and it will keep working even if submerged in water.

Finally, bioavailability (the proportion of a drug or other substance which enters the circulation when introduced into the body and is able to have an active effect) is very high in a properly designed and formulated MDI, such as ours. As bioavailability decreases, a consumer must consume more of the substance to achieve the desired amount in the blood stream. Accordingly, lower bioavailability means more of the substance is lost and therefore more must be purchased and consumed. Our bioavailability is generally believed to exceed any other route of administration of NPC in the hemp market.

Our MDI is engineered, formulated and manufactured using the strictest aerosol device standards and GMP guidelines to ensure efficacy and quality. Our API is derived from high quality pharmaceutical grade cannabinoid isolates. Our API is made on custom fabricated equipment that is exclusive to our Company, which we plan to take steps to patent.

Our product’s main positioning will focus on the superior delivery system of the MDI (ultra-high bioavailability) and the quality of the NPC API.

Our nhālerTM MDI provides:

•100 metered doses.

•5mg of our proprietary API pure cannabinoid isolate blend of NPC known as N-PsicanTM.

•500mg of API per MDI.

•Zero THC.

Our recently introduced sublingual oral spray device (which is applied via a spray into the mouth) utilizes essentially the same manufacturing technology and equipment that is used in our MDI’s. However, for those users who would prefer oral or sublingual routes of administration, it delivers a uniform mist of a consistent dosage inside the mouth which is easily absorbed in the tissues of the mouth and gums or swallowed. We developed this new product through our own recent research efforts as a way to eliminate potential discomfort associated with the delivery of pharmaceutical grade isolate through an inhaler.  Our sublingual spray is currently available for sale to the public.

Our proprietary pharmaceutical isolate is available to be purchased by manufacturers of non-competing products lines that use CBD.

Finally, as previously mentioned, we have also developed another new secondary product offering in the form of water-soluble CBD isolates. This new product consists of isolates which are extracted using our proprietary technology resulting in an NPC that is dissolvable in a solution, thus offering a much higher absorption rate and which does not require a solvent. This technology is related to nano particles of NPC combined with other well-known safe organic chemicals used in the pharmaceutical space.

We plan to offer these new isolate products in conjunction with the anticipated startup of our new manufacturing facility in Plano, Texas, which is planned to go live in the second or third quarter of calendar 2021.

Our Competitive Strengths

We believe our business has, and our future success will be driven by, the following competitive strengths:

•Emphasis on Precision, Quality and Consistency in our Manufacturing. While most companies in the space have focused on getting low-cost low quality CBD products to market in an effort to turn a quick profit, our focus has been on our science and manufacturing practices. We built ISO 6 and 7 control rooms to ensure our manufacturing practices, product development and safety protocol all follow GMP. Our acquisition of assets from Razor Jacket, LLC (“Razor Jacket”, as discussed below) ensures that our products will contain some of the highest quality NPC APIs available in the CBD and hemp market places.

•Differentiated Business Model. In our experience, most companies in the cannabinoid industry only focus on direct to consumer and potentially store/dispensary sales. We have built our business more in line with those of true pharmaceutical and consumer product brands.  Our plan is to focus our MDI sales efforts in more direct sales models, such as the following:

-Doctor detailing

-Healthcare Group and Clinic Direct Sales

-Traditional Retail Sales

-Direct to Consumer (with professional recommendation)

As an aerosol business we also have plans to extend our product lines to leverage other “safe for inhalation” APIs in the future. We expect that this ability to provide a new, better delivery system to established supplements and medications will drive our growth.

•Superior Delivery System with Proven Efficacy History. MDIs have been in use for over 70 years and we believe they are the best way to get safe to use inhalants into a user’s blood stream outside of an IV.  We have spent substantial time and resources perfecting the technology to ensure that our devices operate as designed. This involves ensuring the parts and machines are pharmaceutical grade, our lab is up to GMP standards, our dosing is accurate and measured and we believe our API are the highest medical quality. In short, the MDI we build are believed to be safe and unadulterated.

•Proprietary Active Pharmaceutical Ingredients (API). The acquisition of assets from Razor Jacket allows the Company to bring the production of medical grade API production in-house. Our now in-house production of isolate was developed by experienced industry professions exclusively for MDI use.

•Long Term Supplier Relationships. We are invested in long term relationships with our pharmaceutical providers for cans, valves, actuators and technical equipment. This allows us to be able to expand our manufacturing capacity quickly and scale up to meet customer demand.  One of our affiliates (an entity controlled by Mr. Schmidt, our Chief Executive Officer and director) is also the only authorized dealer of medical/pharmaceutical grade propellant in the hemp space meaning that we will always have access to one of the main ingredients to ensure our devices work properly.

•Market Knowledge and Understanding. With over 30 years combined experience in the development of NPC API, our team has a high level of industry knowledge.  Our team has vast experience and extensive industry contacts to assist in the procurement of raw materials in the hemp space.  Our leadership team has experience building, scaling and taking businesses public.  We also have extensive technical expertise in the manufacturing of API and metered dose inhalers. In addition, we are experienced in consumer deliverables and training.

•Pursuing FDA approval. The Company has engaged several consultants to assist with this process under various contracts. In addition, these consultants are overseeing implementation of the

Company’s quality control system in both manufacturing of MDI and production of isolates in moving towards certified laboratories. The Company is not aware of other companies pursuing the same business strategy.

•Clinical Trials. The Company has begun the process of clinic trials of its MDI. It will be testing the product’s effects related to pain, PTSD, anxiety, insomnia, inflammation and recovery related to long haul effects of COVID-19, following approval of its IND.

Competitive Landscape

The Company believes its MDI is unmatched in the current CBD product marketplace.  The combination of our proprietary NPC API and our unique MDI delivery system create a suite of products that are highly differentiated from any other product on the market. To our knowledge, at the current time, we do not have any direct competitors who offer the same type of product.

However, there are other so-called cannabinoid inhalers offered in the marketplace, and there is an abundance of other cannabinoid products available. We face competition from manufacturers of other cannabinoid inhalers.

The market for the sale of CBD and other non-THC-based cannabis products is fragmented and intensely competitive. We plan to compete based upon the quality of our products and method of delivery and eventually on our brand name recognition. We expect that the quantity and composition of the competitive environment will continue to evolve as the industry matures and new customers enter the marketplace.

Our Targeted Customers

We plan to focus our sales and marketing efforts towards three types of target customers:

1)Medical Providers, and licensed professionals. We plan to hire a team of direct sales representatives to target both local clinics and national medical chains, leveraging their previous relationships to facilitate business directly to their patients/customers.  Our efforts will be directed toward a broad group of licensed medical professionals, including physicians (doctor of medicine’s (MD’s) and doctors of osteopathic medicine (DO’s)), medical technologists, chiropractors, physical therapists and others. The Company’s primary marketing focus will be on this sales channel, as we strive to have these types of licensed medical providers endorse our products to their patients/customers.

2)Pharmacies and specialty retailers. We anticipate a secondary sales team will be hired to target pharmacies which include regional and local chains as well as walk-in compounding pharmacies for behind the counter sales of MDI. Next, this same team is expected to target specialty retailers such as CBD shops, smoke shops, convenience stores, country club pro shops and gyms and/or work out facilities with our new oral spray.

3)Business to Consumer (“B2C”). We plan to hire a marketing team to create consumer response and direct impressions to our online marketplace where consumers will go to purchase our nhāler TM (provided that we have removed our nhāler products from the market because we are preparing to file an IND (Investigational New Drug Application) with the FDA in connection therewith) and other products. We plan to target these consumers through direct-to-consumer digital campaigns as well as through physician recommendations. We have hired a consultant to oversee the strategy, and oversee hiring, training, and implementation to facilitate our sales and marketing efforts for our target customers, which is subject to the Company raising adequate funds.

Marketing

Our plans are to employ a three-pronged marketing approach: (1) generate leads for our direct sales team in the medical space, (2) generate consumer interest in our products to purchase MDI at pharmacies and/or oral sprays online, or through flex stores and specialty retailers, and (3) achieve customer retention and build upon the nhālerTM brand (provided that we have removed our nhāler products from the market because we are preparing to file an IND (Investigational New Drug Application) with the FDA in connection therewith ).

Direct sales team leads, direct consumer sales, branding, and customer retention will predominantly be generated through the use of both inbound and outbound marketing and are planned to include: industry organizations, trade shows, public relations, paid advertising, online presence, search engine optimization, social media, email database marketing, and customer relationship management (CRM).

Search Engine Optimization (SEO) will be a high priority of ours to ensure that certain selected search engine keywords will direct online users to our family of websites.  SEO is planned to be achieved through the use of proper meta tags, title tags, keyword density, keyword frequency, and every other aspect as recognized by the major search engines.  We also plan to internally employ a team of SEO programmers to work to ensure that our websites are, to the extent possible, listed near the top of the first page of major search engines when selected keywords are requested in a consumer search.

Our Growth Strategy

Our growth strategy is expected to build on what we believe is a superior delivery system that delivers a superior API, that together increases performance and safety of our products.  We plan on growing our business in seven main ways:

•Capturing market share in the hemp space.  Via our MDI devices that deliver a measured amount of aerosolized inhalant in a mist to the lungs, we believe our product offering provides a faster acting, more accurate dosing and higher value bioavailability of our ingredients for our customers. As a result, we believe that we will be able to increase our consumer base and to provide top line growth for our retail and clinic customers

•Increasing penetration of hemp user. There is a decreasing stigma around the use of cannabis products as a result of legal, regulatory and social views are rapidly evolving. However, there are still some people and physicians unwilling to use these products largely based on the inability to achieve accurate and controlled dosing. Our product lines are meticulously manufactured to ensure an accurate and measured dose with every actuation. We believe that this will allow us to provide consumers and medical practitioners with the peace of mind that they can utilize our products safely and effectively and thus bring new consumers into the category.

•Expand our product portfolio. We plan to grow our product portfolio by expanding into areas where we can identify “safe for inhalation” non-THC ingredients which are currently being used in less efficacious delivery methods and put them into our delivery device.

•Cannabinoids, the FDA, and Clinical Testing. The cannabinoid and hemp marketplace are still somewhat devoid of medical substantiation.  There have been very few products that have started to undergo medical testing in the hopes of gaining information around benefits, dosing and potential FDA approval. Our goal is to start to explore the medical opportunity by conducting voluntary clinical testing on our nhālerTM branded products. We have partnered with a healthcare group who has a captive patient population to test our nhālerTM brand with patients presenting with clinical diagnosis around pain, anxiety, PTSD, insomnia and long haul COVID-19 problems. This testing is scheduled to start as soon as our existing products liability carrier approves the physicians and testing groups involved in the trials as additional insureds. In addition to clinical testing, we have engaged with a group of FDA consultants to help us position our manufacturing and formulations with the future goal of filing a New Drug Application (NDA) with the FDA. We have removed products sold under the nhāler brand name from the market because we are preparing to file an IND (Investigational New Drug Application) with the FDA. We have hired a law firm to prepare the application and have further hired a lobbying firm located in Washington, D.C. to interface with the FDA on our behalf in the U.S. Congress. The Company is presently intending to conduct a pre-IND meeting with the FDA prior to filing the actual IND application with the FDA. The Company believes the pre-IND meeting and the IND application will occur in the third and/or fourth quarters of 2021.

•Legal Status. Our products are not FDA approved. However, we plan to file an Investigative New Drug Application (“ IND ”) with the FDA in the third quarter of 2021 to conduct Phase I human clinical trials of our flagship metered dose inhaler containing CBD. CBD is considered a drug by the FDA and no CBD product, except one prescription product, is approved by the FDA for use in humans. Nevertheless, the FDA generally has not interfered in the commercial sale of CBD products to the public unless a manufacturer or marketer of such products make therapeutic or false claims about their products. This position has been publicly stated by the FDA in writing. As such, we make no therapeutic claims whatsoever. In addition, the FDA does not consider CBD to be a dietary substance and presently may not be labeled as such. Finally, our MDI is considered a class II medical device and the FDA considers such devices, when not properly manufactured or if adulterated, to be potentially dangerous to the public at large.  There are currently ongoing discussions about CBD and cannabinoids with Congress that may impact the Company’s business operations both positively and negatively.

•International Expansion. We plan to eventually seek to expand our marketing and sales to outside of the United States, potentially beginning at the end of 2021, funding permitting, and assuming further declines in the spread of COVID-19. Similar to the growth trends that we are seeing in the U.S., we believe there will be a significant opportunity for us to capture market share internationally with our product offerings.

Scale-Up Manufacturing

Manufacturing production at our current facility can produce up to 3.6 million MDI or sublingual units per year. This assumes a single daily 8-hour shift. If sales and demand for our product outpaces current manufacturing capabilities, we plan to increase production by:

•Increasing manufacturing shifts to two and then three in our current manufacturing laboratory per day.

•Increasing the amount of manufacturing equipment and employees.

•Expanding on the size of a new facility which incorporates semi-robotic filling equipment.

Presently, our isolate manufacturing laboratory can produce more API than we can utilize for our MDI.

CBD Industry Market Overview

According to a report published in December 2019, by Grand View Research, entitled “Cannabidiol Market Size, Share & Trends Analysis Report By Source Type (Hemp, Marijuana), By Distribution Channel (B2B, B2C), By End Use, By Region, And Segment Forecasts, 2019 - 2025”, “[t]he global cannabidiol market was valued at USD 4.6 billion in 2018 and is expected to grow at a compound annual growth rate (CAGR) of 22.2% from 2019 to 2025.” The Company operates in the cannabidiol market (which includes edibles, inhalants such as vapes, topical and sublingual products-we compete against the makers of all products other than topical products), marketing its pMDI’s as a delivery method for cannabidiols. The Company competes in the market with other pMDI makers and other producers of alternative cannabidiol delivery systems, such as oral, nasal, or topical.

CBD is driving the recent hemp boom, and that trend is expected to continue for the next several years, according to the 2021 Annual Hemp & CBD Industry Factbook, published by Hemp Industry Daily (the “Factbook”). According to the Factbook, this rise is caused by an increased acceptance of CBD as a dietary supplement as consumers are searching for products thought to boost wellness and immunity and enhance relaxation a result of COVID-19. The Factbook projects that hemp’s 2020 sales of $1.9 billion will increase to $6.9 billion in 2025, a threefold increase over five years. The Factbook also projects that U.S. sales of inhalable CBD (such as the MDI offered by the Company) will increase from $267 million in 2020 to $793 million in 2025 (an increase of 197%).

Intellectual Property

Our intellectual property includes the content of our websites, our registered domain names, our registered and unregistered trademarks, and certain trade secrets. We believe that our intellectual property is an essential asset of our business and that our registered domain names and our technology infrastructure will give us a competitive advantage in the marketplace. We plan to rely on a combination of patent, trademark, copyright, trade secret, including federal, state and common law rights in the United States and other countries, nondisclosure agreements, and other measures to protect our intellectual property. To date, we have filed three provisional patents for pharmaceutical grade CBD and CBG. These provisional patent applications have been accepted by the United States Patent and Trademark Office. The Company has instructed its patent attorneys to begin the process of converting the provisional patent applications to utility patents.

We require our employees, consultants, and advisors to execute confidentiality agreements and to agree to disclose and assign to us all inventions conceived under their respective employment, consultant, or advisor agreement, using our property, or which relate to our business. Despite any measures taken to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Our business is affected by our ability to protect against misappropriation and infringement of our intellectual property, including our trademarks, service marks, patents, domain names, copyrights and other proprietary rights.

Our primary web properties are:

•www.nhaler.com, and

•www.rtslco.com

Patent Applications

Moving forward, we plan to file patent applications for our various processes and manufacturing methods, provided that none have been filed or granted to date.

Trademarks and Copyrights

Although we have not sought copyright registration for our technology or works to date, we rely on federal or statutory common law copyright and trade secret protections in relation to our nhāler TM MDI (provided that we have removed our nhāler products from the market because we are preparing to file an IND (Investigational New Drug Application) with the FDA in connection therewith) and our N-Psican TM API, as well as our Rxoid TM .

In addition, while we believe that our current product and service capabilities are highly novel and compelling, we do not intend to be complacent. We plan to continue to learn from our customers and from the market, and if there is an opportunity to deploy a new and improved version of one of our offerings or if we decide there is room in the market for a new type of solution, we fully intend to diligently explore those possibilities to augment our existing business and grow our reach.

Property, Employees and Human Capital Resources

As of the date of this prospectus, we have eight full-time employees in Addison, Texas. Our CFO works remotely from Houston, Texas. We have numerous outside consultants that have exclusive agreements with us for their professional services including physicians. We have a corporate office located at 15800 Dooley Road, Ste. 200, Addison, Texas, pursuant to a twenty-two month lease from February 15, 2020 through December 31, 2021 covering 4,327 square feet of laboratory and office space.  In connection with the lease, we entered into a side letter agreement which provided that we did not need to pay rent in April and May of 2020 and were required to pay $5,000 in June 2020 and July 2020 and $9,500 per month thereafter.  Our laboratory, which fills MDIs and produces limited amounts of isolate, is also located at this location, and is licensed by the State of Texas to produce hemp products for human consumption. This laboratory is currently being used to fill aerosol products and for some isolate production (although not fully set up for the estimated amount of isolate production capacity we will ultimately need). The Company leased another property to begin construction of new laboratories prior to the expiration of the current lease at Dooley Road. The lease covers 8,566 square feet. The base monthly rent of this space is $7,852 per month escalating annually over 60 months to $9,279 per month. The lease is effective October 1, 2021. The Company will move both its MDI and aerosol filling laboratory and isolate manufacturing to this new location by year end. The Company has already made significant progress with engineers and architects regarding the finished buildout of the labs to be constructed at the new lease location. These new labs will significantly increase our production capacity. It is anticipated that all of our corporate offices will be eventually relocated to this location, as well. The new labs will be constructed such that they are capable of being certified to ISO 6 and ISO

13485 specifications. We may also pursue additional warehousing capabilities. We presently use short-term storage for warehousing. None of our employees are subject to collective bargaining agreements. We consider our relationship with our employees to be good.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants.

Corporate History

We were incorporated on February 22, 2013 as PowerMedChairs, a Nevada corporation. Since the time of our incorporation, and until February 2018, our plan of operation was to rebuild primarily electric/power wheelchairs in disrepair. On June 2, 2017, we changed our name to Holly Brothers Pictures, Inc. In February 2018, we ceased this business and commenced a blockchain mining business through our acquisition of Power Blockchain, LLC (“Power Blockchain”), described below. We have since ceased all electric/power wheelchair and blockchain mining operations, and no longer hold any of the prior assets associated with such businesses. No agreements or operations exist relating to our prior business operations as of the date of this Prospectus.

On February 1, 2018, we entered into an exchange agreement pursuant to which we acquired 100% of the equity interests in Power Blockchain from the two owners of that company in exchange for the issuance of convertible notes in the aggregate principal amount of $2.2 million ($165,240 of such convertible notes remains outstanding as of December 31, 2020). Upon consummation of the exchange agreement, Power Blockchain became our wholly-owned subsidiary. This transaction resulted in the transition from the Company’s business of repairing and selling wheelchairs to a new business of mining crypto-currency. On February 14, 2018, we were granted permission from the Kingdom of Lesotho in Africa to conduct crypto-currency mining operations in that country. Shortly thereafter, we acquired and shipped a total of 70 crypto-currency miners to Lesotho in order to commence crypto-currency mining operations there. These miners were abandoned after the Company exited the crypt-mining business. However, due to the rapidly declining economic and market conditions in that business, we were never able to commence any mining operations and suspended our mining operations in the middle of 2018.

Effective November 15, 2019, the Company and Texas MDI, Inc., a Texas corporation, which is controlled by Donal R. Schmidt, Jr., the Chief Executive Officer and Director of the Company (“TMDI”), entered into a sublicense agreement (the “Sublicense Agreement”) whereby the Company acquired a sublicense from TMDI to use certain technology regarding metered dose inhalers (MDI) that TMDI has licensed from EM3 Methodologies, LLC (“EM3”) and the right to use the RxoidTM brand name owned by TMDI. TMDI had exclusive rights to research, develop, make, have made, use, offer to sell, sell, export and/or import and commercialize, the “Desirick Procedure”, which is a proprietary process owned by EM3 for producing MDI using hemp (and other) derivatives in the States of Texas, California, Florida and Nevada (subject to pre-existing licensing rights which have been provided by EM3 in such jurisdictions; provided that we currently have no knowledge of any such pre-existing licensing rights), pursuant to an Exclusive License Agreement dated October 1, 2019, by and between TMDI and EM3 (the “EM3 Exclusive License”). Pursuant to the Sublicense Agreement the Company obtained substantially the same rights that TMDI had under the EM3 Exclusive License, as to the use of the Desirick Procedure for the manufacturing of pressured MDI’s (pMDI) containing hemp extract or hemp isolates or a combination thereof in any legal jurisdiction in consideration for 140,000,000 shares of the Company’s common stock (issued in November 2019). The Company believes that the Desirick Procedure enables the production of MDI using hemp derivatives (isolates) through a proprietary formulation process whereby the interfacial tension and miscibility of aerosol mixture components (hemp isolates, propellant, regulators, and/or solvents, if any) are determined that allow creation and disbursement of a controlled liquid droplet size for inhalation into the alveoli.

The term of the Sublicense Agreement was from November 15, 2019 until the expiration of the EM3 Exclusive License Agreement. Pursuant to an amendment to the EM3 Exclusive License Agreement entered into in June 2020, all improvements to the Desirick Procedure created by TMDI during the term of such agreement belonged to TMDI, in consideration for 100,000 shares of the Company’s common stock (the “First Amendment”).

During the term of the Sublicense Agreement, the Company was required to advance payments to TMDI that TMDI was required to make to EM3, pursuant to the EM3 Exclusive License Agreement. The Company’s obligation to make such advancements to TMDI was conditioned upon TMDI providing the Company with an advance notice requesting such payments, along with an accounting showing the calculations for such payments. Accordingly, the Company had an obligation to advance TMDI an amount of $200,000 as a license fee covering the first two years of the Sublicense Agreement and to pay an additional $200,000 each 2 years thereafter (unless at least 100,000 MDI consumables are purchased from EM3 for use in such states during the preceding year). The Company partially satisfied this obligation by making an equipment purchase on behalf of TMDI in the amount of $135,000, and agreed to pay the remaining license fee of $65,000 in cash within a 24-month period. The Company recorded the entire $200,000 license fee as an intangible asset and was amortizing it to expense on a straight-line basis over a 24-month period. The Sublicense Agreement and EM3 Exclusive License were terminated in connection with the parties’ entry into the Settlement Agreement discussed below.

Effective on November 30, 2020, the Company acquired 100% of Rxoid Health Solutions, LLC (“Rxoid Health”), a Texas limited liability company, pursuant to a Membership Interest Purchase Agreement entered into with TMDI, which previously owned such entity, for $100. Rxoid Health owns the right to the RxoidTM brand name, which as of November 30, 2020, is owned and controlled by the Company, and no longer licensed from TMDI. TMDI is controlled by Mr. Schmidt, our Chief Executive Officer and director. RxoidTM Health will be the holding company which will own all intellectual property of the Company, including, but not limited to, that being developed under its isolate operations acquired from Razor Jacket, LLC.

Subsequently, in December 2020, as part of a contemplated liquidation of TMDI, its owners were distributed all of TMDI’s 140,000,000 shares of stock which is subject to Trading Agreements entered into between the Company and the prior shareholders of TMDI.

On February 9, 2021, the Company entered into a Settlement and Mutual Release Agreement dated February 9, 2021 (the “Settlement Agreement”) with TMDI, Diamond Head Ventures, LLC, an entity owned and controlled by Mr. Schmidt and a predecessor to TMDI (“Diamond Head”), EM3, the owner of EM3, Richard Adams (“Adams”) and Holly Brothers Pictures, LLC, an entity co-owned by Mr. Schmidt and Mr. Adams (“Holly”). The Settlement Agreement was entered into in order to settle certain disputes which had arisen between the parties relating to the Sublicense Agreement, EM3 Exclusive License, and related agreements. Pursuant to the Settlement Agreement, the parties agreed to (a) terminate the Sublicense Agreement, EM3 Exclusive License, and a separate Sales and Licensing Agreement dated November 21, 2018, pursuant to which EM3 agreed to sell certain consumables to Diamond Head and provide a license to use certain intellectual property in connection therewith; (b) Adams agreed that the Company was no longer required to issue him 100,000 shares of the Company’s common stock, which were to be issued to him pursuant to the terms of the First Amendment (which have not been issued to date); (c) EM3 and Adams agreed to enter into a new Exclusive License Agreement with the Company (discussed below); (d) each of the parties to the Settlement Agreement, other than the Company, agreed that the Company was the rightful owner of all improvements to the Licensed IP (as defined below), which was created by TMDI, Diamond Head or the Company, prior to, and after the date of the parties’ entry into the Settlement Agreement; (e) Holly Brothers agreed to transfer to Adams ownership of a touring coach; and (f) each of TMDI, Diamond Head and the Company provided a general release to EM3 and Adams and EM3 and Adams provided a general release to each of TMDI, Diamond Head, and each of their officers, directors and related parties. As a result of the release, the Company no longer owes TMDI (or EM3) any license fees under the Sublicense Agreement or EM3 Exclusive License (including, but not limited to the $65,000 previously owed under the terms of the Sublicense Agreement, which amount was previously accrued).

Also, on February 9, 2021, as a required term and condition of the Settlement Agreement, the Company, EM3, and Adams entered into a new Exclusive License Agreement dated February 9, 2021 (the “New EM3 License”). Pursuant to the New EM3 License, EM3 provided us a royalty-free, perpetual license to use the Desirick Procedure or any derivation thereof and its application and use, including, but not limited to, related consumables (cans, valves, and actuators), filling equipment for pressurized MDIs (pMDIs), and/or plastic testing vials and training, support or maintenance thereon of any combination thereof, and all intellectual property of EM3 relating to the foregoing (collectively, the “Licensed IP”), on an exclusive basis in the states of Texas, California, Florida and Nevada (subject to pre-existing licensing rights which have been provided by EM3 in such jurisdictions; provided that we currently have no knowledge of any pre-existing licensing rights),  and on a non-exclusive basis throughout the rest of the world, in consideration for $10. The New EM3 License provides our right of ownership of any improvements to the Licensed IP, requires EM3 to indemnify us against any claims associated with EM3’s breach of the agreement (including in the event any third-party claims to own the Licensed IP), and contains non-circumvention provisions. The New EM3 License continues in place until such time, if ever, as we terminate the agreement. In the event we terminate the New EM3 License, we are provided the non-exclusive license to use the Licensed IP throughout the world for so long as we continue to manufacture and distribute products.

As a result of the Settlement Agreement and the New EM3 License, we no longer owe any obligations to TMDI or EM3 (other than the $10 and other consideration already paid), and have a royalty-free, perpetual exclusive license applicable to Texas, California, Florida, and Nevada from EM3 (subject to pre-existing licensing rights which have been provided by EM3 in such jurisdictions; provided that we currently have no knowledge of any pre-existing licensing rights), to research, develop, make, have made, use, offer to sell, contract fill, export and/or import and commercialize the Licensed IP, which enables the production of a so-called metered dose inhaler using hemp cannabinoid derivatives under the RxoidTM brand or on a white label basis.

A properly formulated and corrected manufactured MDI is a proven medical technology which is a complete replacement for vape cartridges and e-cigarettes. A cannabinoid MDI which is properly developed and manufactured delivers medication directly to a user’s blood stream through the pulmonary tract.  MDIs are generally sterile, stable, will not oxidize and have a long shelf life not affected by light or temperature. MDIs require neither heat nor batteries. MDIs are efficient devices to deliver medication to humans whether systemically or topically. The Company uses only U.S. Food and Drug Administration (FDA) listed consumables (cans, valves, actuators, and propellant) and equipment in compliance with cGMP to produce its products. The use of excipients in the manufacture of inhalants has long been held to be generally recognized as safe (GRAS). The Company currently has over a dozen proprietary blends of cannabinoids derived from hemp containing cannabidiol, CBD, CBG, cannabinol and/or proprietary terpenes (aromatic oils) which customers often use to help support many common complaints such as pain, inflammation, anxiety, sleep, exercise, recovery and allergies. These are sold under our nhᾱler brand, and under the product names, “chill”, “focus”, and “move”. The Company makes no claims that any of its products have any therapeutic benefits or that they treat any diseases.

With execution of the Sublicense Agreement in November 2019, the Company adopted a new business strategy focused on developing potential commercial opportunities which will involve the rapid application of therapeutics using the RxoidTM MDI technology that is being licensed from EM3 with prospective healthcare providers, pharmacies and other parties in the United States and any foreign jurisdiction where hemp products are legal. Simultaneously with the entry into the Sublicense Agreement, the Company exited from its previous operations in the bitcoin mining business, which had been suspended since the middle of 2018.

Additional Recent Acquisition and Transactions

In November 2020, the Company completed its acquisition of Razor Jacket, LLC and the hiring of its owners, Frank Gill (“Gill”) and Ryan Johnson (“Johnson”). The Company purchased all of Razor Jacket’s equipment and all of its know-how relating to the manufacture of cannabinoid isolates and related products, including, but not limited to, terpenes, and the production of isolate and related products.

The Company paid $300,000 in cash, and issued 625,000 shares of restricted common stock to Gill and Johnson (the “Closing Shares”), and provided them the right to earn up to 16.5 million shares of Series A Preferred Stock of the Company, convertible for common stock on a one-for-one basis, subject to certain conditions.

As of the date of this Prospectus, Gill has complied with a portion of the conditions under the Razor Jacket acquisition and the Company expects the majority of all conditions will have been met by December 31, 2021, which includes the construction of a new facility and completion of patent applications. However, Mr. Johnson has, as of the date of this Prospectus, been terminated for cause and will not receive any shares previously issuable to Mr. Johnson.

In addition, Gill and Johnson executed an Assignment of Intellectual Property Agreement in favor of the Company, assigning all of their and Razor Jacket’s intellectual property and rights associated with the process of converting raw hemp or cannabis crude into distinct isolates of NPC, THC7, and all other minor cannabinoids and/or associated terpenes including, but not limited to, the modification of existing commercial or specialty equipment fabricated and assembled to work in conjunction with Razor Jacket’s processes.

7 The Company does not presently have any plans to process hemp for the production of any THC. Although the Company acquired proprietary rights to the methodologies to manufacture THC from Razor Jacket, this is not part of its business model.

In connection with the closing, Gill entered into a Trading Agreement with the Company dated November 16, 2020 (the “Common Trading Agreement”), which restricts Gill’s ability to transfer or sell the Closing Shares (and any other shares of Company common stock which he may obtain during the term of such agreement), until October 31, 2023, provided that between October 31, 2021, and October 31, 2023, Gill may sell not more than 10% of the average daily aggregate trading volume of the Company’s common stock over the preceding 30 day rolling period, subject to certain other requirements.

Also in connection with the closing, Gill entered into a separate Trading Agreement dated November 16, 2020 (the “ Preferred Trading Agreement ”), which restricts his ability to transfer or sell any of the shares of common stock issuable upon conversion of the Series A Preferred Stock (and any other shares of Company common stock which he may obtain during the term of such agreement), until October 31, 2025, provided that between October 31, 2022, and October 31, 2025, each may sell not more than 10% of the average daily aggregate trading volume of the Company’s common stock over the preceding 30-day rolling period, subject to certain other requirements.

Subsequently, the Company has hired Dr. Duane Drinkwine, Ph.D. on January 26, 2021 to oversee all laboratory operations for the Company. Dr. Drinkwine has more than 30 years of experience in the pharmaceutical industry. Most importantly, he has significant experience in isolate crystallization, and he has perfected NPC crystallization for human consumption and ultimately for use in application to the FDA. He has significant experience in compliance with cGMP practices, OSHA and EPA lab regulations, and of course, FDA new drug applications.

Dr. Drinkwine was the lead engineer in designing the crystallization equipment for Razor Jacket's isolate extraction facility prior to the acquisition of Razor Jacket’s intellectual property by the Company.

As of March 11, 2021, we have formulated a new active pharmaceutical ingredient (“API”) for our MDI that we believe substantially reduces, or in most cases, completely eliminates any irritation of the nose, throat, larynx or bronchial tubes of the lungs. Irritation by inhalation of CBD has been identified as a primary problem of MDI by industry participants and the FDA. We plan to explore patenting this new API moving forward.

Novel Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020 and a global pandemic on March 11, 2020. In March and April 2020, many U.S. states and local jurisdictions began issuing ‘stay-at-home’ orders. As disclosed above, the Company has recently adopted a new business strategy focused on developing potential commercial opportunities which will involve the rapid application of therapeutics using proprietary metered dose inhaler technology that the Company has recently licensed from a third party. This strategy includes typical pharmaceutical type marketing efforts (e.g., marketing directly to doctors) that has been shown to work with traditional drug product type sales, versus novelty type sales, which currently include cannabidiols. We are planning on moving away from traditional internet sales and marketing and believe this transition will benefit the Company going forward. COVID-19 resulted in the Company being forced to temporarily suspend its marketing plans as the Company was not able to travel to meet with doctors directly, which COVID-19 restrictions have been eliminated and which marketing plans the Company resumed during the second half of 2021. Moving forward, the range of possible impacts on the Company’s business in the event the coronavirus pandemic continues to include: (i) changing demand for the Company’s products; (ii) rising bottlenecks in the Company’s supply chain; and (iii) increasing contraction in the capital markets. At this time, the Company’s sales have not been materially affected by the pandemic (as the Company has had only limited sales to date), and it believes that it is premature to determine the potential impact on the Company’s business prospects from these or any other factors that may be related to the coronavirus pandemic; however, it is possible that COVID-19 and the worldwide response thereto, may have a material negative effect on our operations, cash flows and results of operations.

Through the date of this prospectus, we have been able to successfully support our operations with our cash on hand, through equity sales (which have to date been completed through private offerings), and debt borrowings. Moving forward we believe we will need to raise additional funding to support our operations which funding we anticipate being available through the sale of securities in this offering and/or equity or debt, similar to our recently completed sale of a convertible debenture, as discussed below. We also continue to evaluate our business operations based on new information as it becomes available and will make changes that we consider necessary in light of any new developments regarding the pandemic. Additionally, we anticipate requiring further funds in the future to grow our operations and produce additional product lines, which funds we anticipate raising through this offering, future equity offerings, and if necessary, debt.

The future impact of COVID-19 on our business and operations is currently unknown. The pandemic is continuously evolving and the full extent to which COVID-19 will ultimately impact us depends on future developments, including the duration and spread of the virus, as well as potential seasonality of new outbreaks and virus mutations.

Regulation

The Controlled Substances Act (CSA), which became effective on May 1, 1971, is the statute establishing federal U.S. drug policy under which the manufacture, importation, possession, use, and distribution of certain substances is regulated. Under the CSA, drugs are placed into five ‘schedules’, based on varying qualifications. Two federal agencies, the Drug Enforcement Administration (DEA) and the Food and Drug Administration (FDA), determine which substances are added to or removed from the various schedules, provided that Congress can also amend the schedules through legislation.

Cannabis (cannabis sativa L.) generally falls within one of two categories under federal law: marijuana or hemp. Cannabis formally fell under Schedule I of the CSA. Schedule I drugs are those that have the following characteristics according to the DEA: (1) the drug or other substance has a high potential for abuse; (2) the drug or other substance has no currently accepted medical treatment use in the U.S.; and (3) it has a lack of accepted safety for use under medical supervision.

Notwithstanding the above, on December 20, 2018, the Farm Bill went into effect, which regulates agricultural programs ranging from income support to rural development. The Farm Bill also legalized hemp cultivation and declassified hemp as a Schedule I controlled substance. The Farm Bill defines “hemp” as any part or derivative of the cannabis sativa L. plant containing less than 0.3 percent THC by weight. This definition includes hemp plants that produce the concentrated liquid extract known as cannabidiol (or CBD) oil. CBD oil is currently legal in a significant number of states and has gained market acceptance as a wellness and anti-inflammation product.

Subsequent to the passage of the Farm Bill, the FDA made clear that although hemp is no longer an illegal substance under federal law, the FDA continues to regulate hemp products under the FFDCA as well as other federal statutes. Therefore, any hemp product marketed with a claim of therapeutic benefit, regardless of whether it is hemp-derived, must be approved by the FDA before it can be sold.

Separately, various states have recently begun changing their laws to allow for hemp-related activities in compliance with such new state laws, which nonetheless still violate the CSA, which makes cannabis use and possession illegal as discussed above. To our knowledge, as of the date of this prospectus, 47 states have changed their laws to permit the use of hemp for medical purposes. Many other states legally allow the use of CBD oil, provided that to our knowledge, CBD is still illegal in Idaho, Iowa and South Dakota.

The State of Texas legalized the manufacturing, consumption and export of legal hemp products containing hemp extracts including, but not limited to, cannabidiol under Texas House Bill 1325 signed by Governor Abbott on June 10, 2019. The Company has obtained a license under Texas House Bill 1325 for Consumable Hemp Products (License Number 176). A Consumable Hemp Product License is required if: consumable hemp products (like the Company’s products) are manufactured. Manufacturing includes the following activities: preparing, compounding, processing, packaging, repackaging, labeling and relabeling. The Company’s Consumable Hemp Product License expires (subject to renewals granted by the State of Texas; which we have no reason to believe will not be approved) on March 31, 2022.

As described above, all of the Company’s products are made up of non-THC cannabinoids. While we believe our operations are compliant with applicable federal and state law, there are risks that our operations violate the CSA or other federal laws or state laws.

Additionally, as of the date of this prospectus, and based upon publicly available information, while, to our knowledge the FDA has not taken any enforcement actions against CBD companies that do not make therapeutic claims, the FDA has sent warning letters to and brought enforcement actions against  companies demanding they cease and desist from the production, distribution, or advertising of CBD products, relating to instances that such CBD companies have made misleading and unapproved label claims. The FDA also recently rejected two New Dietary Ingredient (“ NDI ”) notifications to market full-spectrum CBD as part of dietary supplements.

DESCRIPTION OF PROPERTY

We have a corporate office located at 15800 Dooley Road, Ste. 200, Addison, Texas, pursuant to a twenty-two month lease from February 15, 2020 through December 31, 2021 covering 4,327 square feet of laboratory and office space.  In connection with the lease, we entered into a side letter agreement which provided that we did not need to pay rent in April and May of 2020 and were required to pay $5,000 in June 2020 and July 2020 and $9,500 per month thereafter. Our laboratory to fill MDI and produce limited amounts of isolate is also located at this location and is licensed by the State of Texas to produce hemp products for human consumption. This laboratory is currently being used to fill aerosol products and for some isolate production (although not fully set up for the estimated amount of isolate production capacity we will ultimately need). The Company leased another property to begin construction of new laboratories prior to the expiration of the current lease at Dooley Road. The lease covers 8,566 square feet. The base monthly rent of this space is $7,852 per month escalating annually over 60 months to $9,279 per month. The lease is effective October 1, 2021. The Company will move both its MDI and aerosol filling laboratory and isolate manufacturing to this new location by year end. The Company has already made significant progress with engineers and architects regarding the finished buildout of the labs to be constructed at the new lease location. These new labs will significantly increase our production capacity. It is anticipated that all of our corporate offices will be eventually relocated to this location, as well. The new labs will be constructed such that they are capable of being certified to ISO 6 and ISO 13485 specifications.  We may also pursue additional warehousing capabilities.

We do not own any real property.

LEGAL PROCEEDINGS

From time to time in the ordinary course of our business, we may be involved in legal proceedings, the outcomes of which may not be determinable. The results of litigation are inherently unpredictable. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time and result in diversion of significant resources.  We are not able to estimate an aggregate amount or range of reasonably possible losses for those legal matters for which losses are not probable and estimable, primarily for the following reasons: (i) many of the relevant legal proceedings are in preliminary stages, and until such proceedings develop further, there is often uncertainty regarding the relevant facts and circumstances at issue and potential liability; and (ii) many of these proceedings involve matters of which the outcomes are inherently difficult to predict. We are not at this time involved in any legal proceedings.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information regarding our directors and executive officers as of September [—], 2021:

Name	Position	Age	Director/Officer Since
Donal R. Schmidt, Jr.	Director, President and Chief Executive Officer	60	November 2019
D. Hughes Watler, Jr.	Director and Chief Financial Officer	73	November 2019
J. Scott Suggs	Director	52	August 2021
Dr. Henry A. Punzi	Director	63	August 2021

We do not have any executive officers who are not also members of the Board of Directors. Our directors and any additional directors we may appoint in the future are elected annually (or as often as we hold meetings of stockholders) and will hold office until our next annual meeting of the stockholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board of Directors are filled by majority vote of the remaining directors.

Business Experience

The following is a brief description of the education and business experience of our current directors and executive officers.

Donal R. Schmidt, Jr. - Director, President and Chief Executive Officer

Donal R. Schmidt, Jr. is the founder and President of Texas MDI, Inc. Mr. Schmidt is an attorney and Certified Public Accountant in Texas with substantial combined business experience in both fields. Mr. Schmidt has served as the Company’s Chief Executive Officer, President, and Director since November 2019.  In the last five years, he has practiced law in the Law Firm of Donal R. Schmidt, Jr., PLLC, in Dallas, Texas, as the principal.  He has previously run several successful public companies, including Maxwell Resources, Inc., an oil and gas company which transitioned to a resource play in mining (which Mr. Schmidt served as Chief Executive Officer and Chairman of from February 2014 to November 2014) and INTREorg Systems, Inc., an internet consulting and ‘back office’ service provider to other businesses (which Mr. Schmidt served as Chief Executive Officer and Chairman of from May 2011 to February 2012). In conjunction with his founding of TMDI, he has gained significant experience as an attorney and entrepreneur in the cannabinoid industry.  He received both M.S. and M.B.A. degrees from the University of Texas at Dallas and a J.D. degree from Texas Wesleyan (now Texas A&M) University School of Law.

Qualifications:

The Board of Directors believes that Mr. Schmidt is highly qualified to serve as a member of the Board due to his significant experience running public companies and his substantial understanding of the aerosol manufacturing and marketing industry in general.

D. Hughes Watler, Jr. - Director and Chief Financial Officer

D. Hughes Watler, Jr. is a Certified Public Accountant in Texas and has been an independent financial and accounting consultant since January 2018.  Mr. Watler has served as the Chief Financial Officer and as a Director of the Company since November 2019.  From March 2007 to November 2017, he served as the Chief Financial Officer of Stack-It Storage, Inc. (OTCQB: STAK) and predecessor companies.  He previously served as Senior Vice President & Chief Financial Officer of Goodrich Petroleum Corporation (NYSE: GDP) from 2003 to 2006 and as a financial officer of several other public and private energy companies from 1992 to 2003.  Prior thereto, he was an audit partner with Price Waterhouse LLP and was on the firm’s audit staff.  He received a B.B.A degree from Texas A&M University and an M.P.A. degree from the University of Texas at Austin.

Qualifications:

Mr. Watler has served as a financial officer of many private and public companies in the past and his industry financial expertise makes him an asset to the Company and qualified to serve as director of the Company.

J. Scott Suggs - Director

Mr. Suggs has served as the President and founder of Suggs Pediatric Outpatient Services (“ SPOTS ”) since its founding in 2010. SPOTS is a pediatric outpatient and physical therapy practice located in Dallas, Texas. Among other medical related specialties, SPOTS provides occupational and physical therapy services, including sensory integration therapy, fine and gross motor skill training, visual perceptual training, handwriting remediation and interactive Metronome therapy. SPOTS currently employs a total of 11 therapists between its primary office in Dallas and two satellite locations.

In addition, Mr. Suggs has served as the President and co-founder of S&S Transportation, a diversified transportation company located in Lewisville, Texas, which is focused on specialized delivery services to the oil and gas industry, since 2012. Previously, he served as the Director of Doctor Recruitment for Monarch Dental Corporation, a former publicly traded company located in Dallas, from 2000 to 2001, and as the Director of Real Estate of such entity, from 1993 to 2001.

Mr. Suggs received an Associate degree in Business Administration from Austin College in Sherman, Texas, in 1993.

Qualifications:

The Board of Directors believes that Mr. Suggs is highly qualified to serve as a member of the Board due to his significant experience in the healthcare space and with startup companies.

Dr. Henry A. Punzi - Director

Dr. Punzi has been engaged in the private practice of Internal Medicine and Hypertension in Carrollton, Texas, since 1984. During that time, he has served as the Medical Director, Clinical Trials, at Trinity Hypertension & Metabolic Research Institute, and Attending Physician, Internal Medicine Department, at Carrollton Regional Medical Center, both located in Carrollton, Texas. Since 2010, he has also been a Clinical Assistant Professor at the University of Texas Southwestern Medical School and has been an Associate Clinical Professor since 2004 at Texas Women’s University, both located in Dallas, Texas. Dr. Punzi has been the author or co-author of over 100 medical publications that have been published in a wide variety of professional journals and he has also served as the principal investigator for over 100 clinical research trials in the last 35 years. Dr. Punzi received a Doctor of Medicine degree from the University of Buenos Aires in 1980 and an MBA degree from Texas Tech University in 2009.

Qualifications:

The Board of Directors believes that Mr. Punzi is highly qualified to serve as a member of the Board due to his significant experience as a physician and due to his involvement with clinical trials and Investigative New Drug Applications with the FDA.

Significant Employee

Duane Drinkwine, Ph.D. - Chief Science Officer (a non-executive position)

Dr. Duane C. Drinkwine, joined the Company as a senior executive in charge of laboratory operations in January 2021.  From October 2020 until January 2021, he served as a laboratory consultant for the pharmaceutical industry at Apcial Consultations in Louisville, KY.  From May 2017 until October 2020, he was Senior Applications Engineering Manager with responsibility for laboratory equipment qualification, set-up and training at Cascade Sciences and AGI USA in Portland, OR. From August 2015 until May 2017, he was Senior Applications Engineering Manager with responsibility for heat transfer equipment sizing for jacketed laboratory reactors for the pharmaceutical, petroleum, food, biotech and cosmetic industries at Huber USA in Cary NC. His previous experience includes serving as a laboratory reactor scientist at GlaxoSmithKline PLC. Dr. Drinkwine received a Bachelor’s degree in Electrical Engineering Technology from Pacific University in 1997 and a Ph.D. degree in Electrical Engineering Technology from Ashbourne University in 2004.

Corporate Governance

Family Relationships amongst Directors and Officers

There are no family relationships among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

None of our executive officers or directors has been involved in any of the following events during the past ten years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The directors exercise direct oversight of strategic risks to the Company.

Other Directorships

No director of the Company is also a director of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Committees of the Board

Effective on February 3, 2021, the Board of Directors adopted Charters of the Audit Committee; Compensation Committee and Nominating and Corporate Governance Committee.

Committee membership of the Board of Directors is as follows:

Board Committee Membership

	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Donal R. Schmidt, Jr.
D. Hughes Watler, Jr.
J. Scott Suggs	X	C	M	C
Dr. Henry A. Punzi	X	M	C	M

(1) Chairman of Board of Directors.

C - Chairman of Committee.

M - Member.

Audit Committee

The Audit Committee, which is comprised exclusively of independent directors, has been established by the Board to oversee our accounting and financial reporting processes and the audits of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by Nasdaq Capital Market rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Mr. Scott Suggs, is an “ audit committee financial expert ” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“ GAAP ”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Suggs has acquired these attributes largely by self-study.

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors, is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and overseeing and advising the Board on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee will have the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Compensation Committee.

Specifically, the principal responsibilities and functions of the Compensation Committee are as follows: (1) review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of executives, (b) the motivation of executives to achieve the Company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company’s stockholders. Assist the Board of Directors in establishing CEO annual goals and objectives; (2) review trends in executive compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans; (3) review and approve the compensation structure for executives; (4) oversee an evaluation of the performance of the Company’s executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers. Review and approve compensation packages for new executive officers and termination packages for executive officers; (5) review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans; (6) periodically review the compensation paid to non-employee directors and make recommendations to the Board for any adjustments. No member of the Committee will act to fix his or her own compensation except for uniform compensation to directors for their services as a director; (7) review periodic reports from management on matters relating to the Company’s compensation practices; (8) produce an annual report of the Compensation Committee on executive compensation for the Company’s annual proxy statement in compliance with and to the extent required by applicable SEC rules and regulations and any relevant listing authority; (9) obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations about, among other things, changes to the charter of the Committee; and (10) take other actions that the Board shall reasonably request.

Nominating and Governance Committee

The Nominating and Governance Committee, which is comprised exclusively of independent directors, is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines and overseeing the self-evaluation of the Board.

In considering individual director nominees and Board committee appointments, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

While there are no specific minimum requirements that the Nominating and Governance Committee believes must be met by a prospective director nominee, the Nominating and Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. Furthermore, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Governance Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Nominating and Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

The Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board. The Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

Stockholder Communications with the Board

A stockholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Secretary, 15800 Dooley Road, Suite 200, Addison, Texas 75001, who, upon receipt of any communication other than one that is clearly marked “ Confidential, ” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct and strives to be compliant with applicable governmental laws, rules and regulations.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company’s internal accounting controls, practices and policies.

Board of Directors Meetings

During the nine-month transition period ending December 31, 2020, and the year ended March 31, 2020, the Board held no formal meetings but approved a number of corporate actions by unanimous consent.

Policy on Equity Ownership

The Company does not have a policy on equity ownership at this time.

Policy Against Hedging

The Company recognizes that hedging against losses in Company shares may disturb the alignment between stockholders and executives that equity awards are intended to build; however, while ‘short sales’ are discouraged by the Company, the Company does not currently have a policy prohibiting such transactions. We plan to implement a policy prohibiting such transactions in the future.

Compensation Recovery

Under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer. We plan to implement a clawback policy in the future, although we have not yet implemented such policy.

Code of Ethics

We have adopted a Code of Ethical Business Conduct (“Code of Ethics”) that applies to all of our directors, officers and employees. We intend to disclose any amendments to our Code of Ethics and any waivers with respect to our Code of Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.rtslco.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Ethics to any such officers or employees.

Whistleblower Protection Policy

The Company adopted a Whistleblower Protection Policy (“Whistleblower Policy”) that applies to all of its directors, officers, employees, consultants, contractors and agents of the Company.  The Whistleblower Policy has been reviewed and approved by the Board.

Director Independence

The Board has affirmatively determined that J. Scott Suggs and Dr. Henry A. Punzi are independent directors within the requirements of the Nasdaq Capital Market.

EXECUTIVE AND DIRECTOR COMPENSATION

Effective November 15, 2019, our Board of Directors appointed Donal R. Schmidt, Jr. and D. Hughes Watler, Jr. as the then sole members of our Board of Directors and as executive officers of the Company (Chief Executive Officer and President, and Chief Financial Officer, respectively). Effective on November 16, 2020, the Board of Directors appointed Mr. Ryan C. Johnson as the Chief Operating Officer of the Company and as a member of the Board of Directors. Mr. Johnson subsequently resigned as Chief Operating Officer and as a member of the Board of Directors on February 10, 2021. On April 7, 2021, the Company terminated Mr. Johnson for cause under his contract. The Company’s position is that he is not able to contractually earn his Series A Preferred Stock as a result of his termination.

The Company has not entered into any employment agreements with either Mr. Schmidt or Mr. Watler. Since November 15, 2019, Mr. Schmidt has spent a material portion of his time on his duties with the Company and has been compensated for his services on an ad hoc basis. Since November 15, 2019, Mr. Watler has spent only a portion of his time on his duties with the Company, and has been compensated on an hourly basis for his services.

The following table sets forth information concerning the compensation of (i) all individuals serving as our principal executive officer or acting in a similar capacity for the transition period ended December 31, 2020 and the fiscal years ended March 31, 2020 and 2019 (“PEO”), regardless of compensation level; (ii) our two most highly compensated executive officers other than the PEO who were serving as executive officers for the transition period ended December 31, 2020 and the fiscal years ended March 31, 2020 and 2019, if any (subject to the limitations below); and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to paragraph (ii) but for the fact that the individual was not serving as an executive officer at December 31, 2020 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Donal R. Schmidt, Jr., Chief Executive Officer(1)	2020-T(*)	$135,500	-	-	-	-	$135,500
	March 31, 2020	$22,500	-	-	-	-	$22,500

D. Hughes Watler, Jr., Chief Financial Officer(2)	2020-T(*)	$25,575	-	-	-	-	$25,575
	March 31, 2020	$10,200	-	-	-	-	$10,200

Brent Willson, Former Chief Executive Officer(3)	March 31, 2020	-	-	-	-	-	-
	March 31, 2019	$23,486	-	$32,250(4)	-	-	$55,736

Steve Bond, Former Chief Financial Officer(3)	March 31, 2020	-	-	-	-	-	-
	March 31, 2019	$18,357	-	$10,750(4)	-	-	$29,107

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation, nonqualified deferred compensation, or other compensation, during the periods reported above. Does not include disclosure of compensation paid to executive officers (other than our CEO and CFO), who did not make over $100,000 during the 12-month period ended December 31, 2020.

*Refers to the nine-month transition period from March 31, 2020 to December 31, 2020.

(1)The amounts shown for Donal R. Schmidt, Jr. represent the amounts paid by the Company for his services in the periods from April 1, 2020 to December 31, 2020, and from November 15, 2019 to March 31, 2020, in his capacity as a contractor, not as an employee.

(2)The amounts shown for D. Hughes Watler, Jr. represent the amounts accrued by the Company for his services in the periods from April 1, 2020 to December 31, 2020, and from November 15, 2019 to March 31, 2020, in his capacity as a contractor, not as an employee.

(3)The amounts shown for Brent Willson and Steve Bond represent amounts paid by the Company to each of them (or to his personal consulting company, in the case of Col Willson) in the year ended March 31, 2019, in their capacities as contractors, not as employees. Col. Willson resigned as Chief Executive Officer and director on November 15, 2019. Mr. Bond resigned as Chief Financial Officer and director on November 15, 2019.

(4)Represents the amortized portion of the grant date fair value of the 1,000,000 shares of common stock issued as stock awards (750,000 shares to Col. Willson and 250,000 shares to Mr. Bond) in early 2018, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) Topic 718. These amounts are determined in accordance with the provisions of FASB ASC Topic 718, rather than an amount paid to or realized by the executive officer. No such stock awards have been granted to any officers since that time.

We do not maintain any life or disability insurance on any of our officers.

Outstanding Equity Awards at Fiscal Year-End

The Company: (i) did not grant any stock options to its executive officers or directors during the nine-month transition period ended December 31, 2020; (ii) did not have any outstanding equity awards as of December 31, 2020; and (iii) had no options exercised by its Named Executive Officers in the fiscal year ending March 31, 2020 or during the nine-month transition period ended December 31, 2020.

Compensation of Directors

Our directors do not receive any compensation for serving as such, other than the consideration received by our directors who are also executive officers. As of the date hereof, there were no other arrangements between us and our directors that resulted in our making payments to any of our directors for any services provided to us by them as directors.

Employment Agreements; Key Man Insurance and Stock Incentive Plans

Employment Agreements

The Company does not have any employment agreements or other compensation arrangements currently in place with any of its executive officers. The Company does have an agreement in place with Dr. Drinkwine, as described below. The Company also has an employment agreement in place with Mr. Frank Gill, the Company’s Chief Isolate Laboratory Technician, which has similar terms as Mr. Johnson’s employment agreement below which has been terminated (except that it does not provide for the additional compensation based on net sales generated).

Johnson Employment Agreement (Terminated)

On November 16, 2020, the Company entered into an Employment Agreement with Ryan C. Johnson. Mr. Johnson’s Employment Agreement provides for:

i.  An effective date of December 1, 2020;

ii.  Mr. Johnson to serve as Chief Operating Officer of the Company through the date of his resignation as Chief Operating Officer on February 10, 2021, and thereafter as Vice President of Marketing (a non-executive position);

iii.  Mr. Johnson to be employed until December 1, 2021, subject to automatic yearly renewals in the event the agreement is not terminated no less than 60 days prior to any applicable renewal date;

iv.  Mr. Johnson to be paid $175,000 per year, which may be increased by management from time to time, and for Mr. Johnson to be eligible to be granted by the management of the Company or the Board of Directors, stock option or cash bonuses in the discretion of the Board of Directors and/or management;

v.  Mr. Johnson to receive additional compensation of 3% of all net sales generated directly from his actions, to the extent the Company makes a cash basis profit (non-cash expenses shall not be included in this calculation), wherein such net sales shall be calculated as gross revenue less cost of goods, less any chargebacks, refunds, returns, recalls or similar transactions from prior periods, which such additional compensation shall be paid quarterly after the close of the Company’s quarterly or annual report;

vi. Standard assignment of inventions, confidentiality requirements, non-solicitation requirements, and representations and warranties of the parties;

vii.  Three weeks of paid vacation per year (of which one week may carry forward from year-to-year);

viii.  A non-compete, in consideration for, among other things, an additional $1,000 per year of compensation, restricting him from competing against the Company or owning any percentage of any entity which is in the hemp or aerosol business, for a period until the later of (x) two years after the termination of the agreement, and (y) December 1, 2023, subject to certain exceptions;

ix.  That the Company may terminate the agreement at any time for any reason (subject to the requirement to pay severance fee, as discussed below, where applicable); and

x.  That in the event that Mr. Johnson’s employment with the Company is terminated by the Company other than due to his death, disability, the non-renewal of the agreement pursuant to its terms, or with cause (defined as his failure to substantially perform his duties, failure to comply with any written or oral direction of the Chief Executive Officer which relates to the performance of his duties, subject to certain exceptions, the commission of any criminal act which constitutes a felony or involves fraud, dishonesty, or moral turpitude, the failure to render services under the agreement due to alcohol or drug abuse, or a willful material violation of any employment policies of the Company or any material breach of any term of the employment agreement, subject where applicable under the agreement, to the right to cure such breaches), or in the event Mr. Johnson terminates the agreement for good reason (as defined in the agreement as the Company’s failure to pay any compensation due to Mr. Johnson, a reduction in his compensation without his consent, the failure of the Company to provide adequate resources to Mr. Johnson (subject to certain exceptions), or any action by the Company, except as required by law or government regulation, which would adversely affect Mr. Johnson’s ability to perform his duties under the agreement or participate in any bonus or incentive plan), the Company is required to pay Mr. Johnson 12 months of severance (based on his then base salary), payable equally in 12 monthly installments. Upon termination of the agreement for any other reason, he is due only accrued and unpaid compensation (and accrued vacation days) through the date of termination.

The agreement with Mr. Johnson was terminated on April 7, 2021 for cause.

Dr. Duane Drinkwine Agreement

On January 11, 2021, we entered into an Employment Agreement with Duane Drinkwine, Ph.D., effective February 1, 2021 (the “Employment Agreement”). Pursuant to the Employment Agreement, Dr. Drinkwine agreed to serve as the Chief Science Officer of the Company, a non-executive position. The Employment Agreement has a term of one year, automatically renewable thereafter for additional one-year periods unless terminated by either party no less than 60 days prior to such automatic renewal dates. We agreed to pay Dr. Drinkwine $125,000 per year in cash, which amount may be increased from time-to-time in the discretion of the management of the Company, including on an annual basis, and that Dr. Drinkwine would be eligible for stock or cash bonuses (including stock options), in the discretion of the management of the Company, from time to time. As additional consideration under the agreement, we agreed that Dr. Drinkwine could earn up to 2,000,000 shares of Series B Preferred Stock of the Company, which have the terms described under “Description of Capital Stock-Preferred Stock-Series B Convertible Preferred Stock”, which would have an agreed upon value of $0.80 per share, and convert into common stock of the Company on a one-for-one basis, at any time, beginning two years after the effective date of the Employment Agreement. A total of 500,000 shares of Series B Preferred Stock will be due on the six-month anniversary of the effective date, and 500,000 shares of Series B Preferred Stock will be due thereafter on each anniversary date of the effective date (until a total of 2 million shares are issued), subject to Dr. Drinkwine’s continued service to the Company. However, if Dr. Drinkwine’s employment is terminated for cause prior to the second anniversary of the agreement, all shares previously earned are forfeited. Any shares of common stock issuable upon conversion of Series B Preferred Stock are subject to a trading restriction, which prohibits Dr. Drinkwine from trading such shares until January 1, 2023, and from not trading more than 5% of the average daily trading volume of the Company’s common stock from January 2, 2023, to October 31, 2025, subject to certain exceptions.

The Company also agreed to provide Dr. Drinkwine the use of an apartment and a vehicle. The agreement includes customary assignment of inventions, non-solicitation and non-compete language, prohibiting Dr. Drinkwine from competing against the Company or soliciting employees until the later of the second anniversary of the termination date of his employment and the third anniversary of the date of the Employment Agreement, subject to certain exceptions. In the event Dr. Drinkwine’s employment is terminated by the Company other than for death, disability, non-renewal, with cause, or by Dr. Drinkwine for good reason, Dr. Drinkwine is due 12 months of severance pay, payable in equal monthly installments, subject to Dr. Drinkwine providing a general release to the Company.

Independent Contractor Agreements

Powell Independent Contractor Agreement

On April 22, 2021, we entered into an Independent Contractor Agreement with We the 23, LLC, a Texas limited liability company, whose managing member is Charles L. Powell, M.D. (“ Powell ” and the “ Powell Agreement ”).  Pursuant to the Powell Agreement, we engaged Powell, as an independent contractor, to provide oversight services and interpretation of clinical research for the Company. The Powell Agreement has a term of one year, automatically extendable thereafter on a month-to-month basis, unless terminated by either party with 30 days prior written notice, subject to certain termination rights described in greater detail in the agreement. The agreement contains customary confidentiality, proprietary information, work for hire, indemnification and arbitration provisions, and representations of Powell.

In consideration for Powell agreeing to provide services under the agreement, the Company agreed to pay Powell $10, and to issue Powell up to 8,000,000 shares of then newly designated Series C Convertible Preferred Stock (“ Series C Preferred Stock ”) , which have the terms described under “Description of Capital Stock-Preferred Stock-Series C Convertible Preferred Stock”. Specifically, the Company agreed to issue (a) 1,000,000 shares of Series C Preferred Stock to Powell upon the completion of a study, showing favorable therapeutic benefits accompanied with underlying supporting medical or pharmaceutical data which is of value to the Company, as determined in the reasonable determination of the Company, relating to each of (1) anxiety; (2) depression; (3) attention deficit hyperactivity disorder (ADHD); (4) insomnia; and (5) arthritis or chronical pain (5,000,000 in aggregate)(each a “ Study ”, collectively, the “ Studies ”, and each successful study, a “ Successful Study ”); and (b) such number of Series C Preferred Stock as equals 3,000,000 multiplied by a fraction, the numerator of which is the number of Successful Studies and denominator of which is five, which shares are issuable upon completion of the last of the Studies. The right of Powell to earn any of the Series C Preferred Stock shares ends upon termination of the Powell Agreement.

Powell entered into a Trading Agreement in connection with the entry into the Powell Agreement, which restricts Powell’s ability to transfer or sell any of the Series C Preferred Stock (and any shares of common stock issuable upon conversion thereof), until April 22, 2025, provided that between April 22, 2023, and April 22, 2025, Powell may sell, on any trading day, not more than 5% of the average daily aggregate trading volume of the Company’s common stock over the preceding 30 day rolling period, subject to certain other requirements.

Epic Independent Contractor Agreement

On May 18, 2021, the Company entered into an Independent Contractor Agreement with Epic Medical Research (“ Epic ” and the “ Epic Agreement ”).  Pursuant to the Epic Agreement we engaged Epic, as an independent contractor, to act as the principal investigator of the Company’s products related to the Powell Agreement, while performing clinical research, including obtaining informed consent of patients, implementation of study procedures, product dispensing, evaluations of patient compliance with study requirements, and preparations of required study documents. The Epic Agreement has a term of one year, subject to certain termination rights described in greater detail in the agreement. The Epic Agreement contains customary confidentiality, indemnification and arbitration provisions, and representations of Epic. In consideration for Epic agreeing to provide services under the agreement, the Company agreed to issue Epic up to 500,000 shares of Series C Preferred Stock , which have the terms described under “Description of Capital Stock-Preferred Stock-Series C Convertible Preferred Stock”, of which 250,000 shares are earned and due upon completion of the five Studies, and with 250,000 shares of Series C Preferred Stock earned upon the start of the first Study.

Prior Agreements

On January 29, 2018, the Company entered into an at-will employment agreement, which was subsequently amended, with Colonel Brent Willson pursuant to which Col. Willson agreed to serve as Chief Executive Officer and President of the Company commencing on such date. The amended agreement provided for an annual salary of $50,000. Contemporaneous with Col. Willson’s execution of the agreement, Col. Willson purchased from the Company 750,000 shares of Company common stock at a purchase price of $0.001 per share; provided that if Col. Willson’s employment with the Company is terminated the Company has the right to repurchase from Col. Willson, at a purchase price of $0.05 per share, such number of purchased shares as is equal to 750,000 multiplied by “X” divided by 36, where “X” equals 36 minus the number of whole months Col. Willson has provided services to the Company; provided further that if the Company terminates Col. Willson for “cause” all purchased shares may be repurchased by the Company for the initial purchase price paid by the Company. On November 15, 2019, Col Willson resigned as an officer and director of the Company and the contract was effectively terminated.  As of the date hereof, the Company has not exercised its repurchase right and does not anticipate exercising such right.

The Company subsequently entered into a consulting agreement with Canmore International Inc., an entity controlled by Col. Willson, to provide it with consulting, marketing, design and public relations work, pursuant to which it has agreed to pay Canmore International Inc. a fee of $100,000 per year. As of the date of Col. Willson’s resignation on November 15, 2019, the contract was effectively terminated.

On January 29, 2018, the Company entered into an at-will employment agreement with Mr. Steve Bond pursuant to which Mr. Bond agreed to serve as Chief Financial Officer of the Company commencing on such date. The agreement provided for an annual salary of $100,000. Contemporaneous with Mr. Bond’s execution of the agreement, Mr. Bond purchased from the Company 250,000 shares of Company common stock at a purchase price of $0.001 per share; provided that if Mr. Bond’s employment with the Company is terminated the Company has the right to repurchase from Mr. Bond, at a purchase price of $0.05 per share, such number of purchased shares as is equal to 750,000 multiplied by “X” divided by 36, where “X” equals 36 minus the number of whole months Mr. Bond has provided services to the Company; provided further that if the Company terminates Mr. Bond for “cause” all purchased shares may be repurchased by the Company for the initial purchase price paid by the Company. On November 15, 2019, Mr. Bond resigned as an officer and director of the Company and the contract was effectively terminated. As of the date hereof, the Company has not exercised its repurchase right and does not anticipate exercising such right.

Key Man Insurance

The Company does not hold “Key Man” life insurance on any of its officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as discussed below or otherwise disclosed above under “Executive and Director Compensation”, “Employment Agreements; Key Man Insurance and Stock Incentive Plans”, and “Directors and Executive Officers”, “Corporate Governance-Arrangements between Officers and Directors”, which information is incorporated by reference where applicable in this “Certain Relationships and Related Transactions, and Director Independence” section, the following sets forth a summary of all transactions since the beginning of the fiscal year of 2018, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at the fiscal year-end for December 31, 2020, March 31, 2020 and 2019, and in which any related person had or will have a direct or indirect material interest (other than compensation described above under “Executive and Director Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Transactions with Related Persons.

Texas MDI Agreements

Effective November 15, 2019, the Company and Texas MDI, Inc., a Texas corporation, which is controlled by Donal R. Schmidt, Jr., the Chief Executive Officer and Director of the Company, entered into a sublicense agreement whereby the Company acquired a sublicense from TMDI to use certain technology regarding metered dose inhalers (MDI) that TMDI has licensed from EM3 and the right to use the RxoidTM brand name owned by TMDI. TMDI had exclusive rights to research, develop, make, have made, use, offer to sell, sell, export and/or import and commercialize, the Desirick Procedure, which is a proprietary process owned by EM3 for producing MDI using hemp (and other) derivatives in the States of Texas, California, Florida and Nevada, pursuant to an Exclusive License Agreement dated October 1, 2019, by and between TMDI and EM3. Pursuant to the Sublicense Agreement the Company obtained substantially the same rights that TMDI had under the EM3 Exclusive License, as to the use of the ‘Desirick Procedure’ for the manufacturing of pressured MDI’s (pMDI) containing hemp extract or hemp isolates or a combination thereof in any legal jurisdiction in consideration for 140,000,000 shares of the Company’s common stock (issued in November 2019).

The term of the Sublicense Agreement was from November 15, 2019 until the expiration of the EM3 Exclusive License Agreement. Pursuant to an amendment to the EM3 Exclusive License Agreement entered into in June 2020, all improvements to the Desirick Procedure created by TMDI during the term of such agreement belonged to TMDI, in consideration for 100,000 shares of the Company’s common stock.

During the term of the Sublicense Agreement, the Company was required to advance payments to TMDI that TMDI was required to make to EM3, pursuant to the EM3 Exclusive License Agreement. The Company’s obligation to make such advancements to TMDI was conditioned upon TMDI providing the Company with an advance notice requesting such payments, along with an accounting showing the calculations for such payments. Accordingly, the Company had an obligation to advance TMDI an amount of $200,000 as a license fee covering the first two years of the Sublicense Agreement and to pay an additional $200,000 each 2 years thereafter (unless at least 100,000 MDI consumables are purchased from EM3 for use in such states during the preceding year). The Company partially satisfied this obligation by making an equipment purchase on behalf of TMDI in the amount of $135,000, and agreed to pay the remaining license fee of $65,000 in cash within a 24-month period. The Company recorded the entire $200,000 license fee as an intangible asset and was amortizing it to expense on a straight-line basis over a 24-month period. The Sublicense Agreement and EM3 Exclusive License were terminated in connection with the parties’ entry into the Settlement Agreement discussed below.

Effective on November 30, 2020, the Company acquired 100% of Rxoid Health Solutions, LLC (“Rxoid Health”), a Texas limited liability company, pursuant to a Membership Interest Purchase Agreement entered into with TMDI, which previously owned such entity, for $100. Rxoid Health owns the right to the RxoidTM brand name, which as of November 30, 2020, is owned and controlled by the Company, and no longer licensed from TMDI. TMDI is controlled by Mr. Schmidt, our Chief Executive Officer and director.

On February 9, 2021, the Company entered into a Settlement and Mutual Release Agreement dated February 9, 2021 with TMDI, Diamond Head, EM3, the owner of EM3, Richard Adams and Holly. The Settlement Agreement was entered into in order to settle certain disputes which had arisen between the parties relating to the Sublicense Agreement, EM3 Exclusive License, and related agreements. Pursuant to the Settlement Agreement, the parties agreed to (a) terminate the Sublicense Agreement, EM3 Exclusive License, and a separate Sales and Licensing Agreement dated November 21, 2018, pursuant to which EM3 agreed to sell certain consumables to Diamond Head and provide a license to use certain intellectual property in connection therewith; (b) Adams agreed that the Company was no longer required to issue him 100,000 shares of the Company’s common stock, which were to be issued to him pursuant to the terms of the First Amendment (which had not been issued as of such date); (c) EM3 and Adams agreed to enter into a new Exclusive License Agreement with the Company (discussed below); (d) each of the parties to the Settlement Agreement, other than the Company, agreed that the Company was the rightful owner of all improvements to the Licensed IP (as defined below), which was created by TMDI, Diamond Head or the Company, prior to, and after the date of the parties’ entry into the Settlement Agreement; (e) Holly Brothers agreed to transfer to Adams ownership of a touring coach; and (f) each of TMDI, Diamond Head and the Company provided a general release to EM3 and Adams and EM3 and Adams provided a general release to each of TMDI, Diamond Head, and each of their officers, directors and related parties. As a result of the release, the Company no longer owes TMDI (or EM3) any license fees under the Sublicense Agreement or EM3 Exclusive License (including, but not limited to the $65,000 previously owed under the terms of the Sublicense Agreement, which amount was previously accrued).

Also, on February 9, 2021, as a required term and condition of the Settlement Agreement, the Company, EM3, and Adams entered into a new Exclusive License Agreement dated February 9, 2021. Pursuant to the New EM3 License, EM3 provided us a royalty-free, perpetual license to use the Desirick Procedure or any derivation thereof and its application and use, including, but not limited to, related consumables (cans, valves, and actuators), filling equipment for pressurized MDIs (pMDIs), and/or plastic testing vials and training, support or maintenance thereon of any combination thereof, and all intellectual property of EM3 relating to the foregoing, on an exclusive basis in the states of Texas, California, Florida and Nevada (subject to pre-existing licensing rights which have been provided by EM3 in such jurisdictions; provided that we currently have no knowledge of any pre-existing licensing rights), and on a non-exclusive basis throughout the rest of the world, in consideration for $10. The New EM3 License provides our right of ownership of any improvements to the Licensed IP, requires EM3 to indemnify us against any claims associated with EM3’s breach of the agreement (including in the event any third-party claims to own the Licensed IP), and contains non-circumvention provisions. The New EM3 License continues in place until such time, if ever, as we terminate the agreement. In the event we terminate the New EM3 License, we are provided the non-exclusive license to use the Licensed IP throughout the world for so long as we continue to manufacture and distribute products.

As a result of the Settlement Agreement and the New EM3 License, we no longer owe any obligations to TMDI or EM3 (other than the $10 and other consideration already paid) and have a royalty-free, perpetual exclusive license applicable to Texas, California, Florida, and Nevada from EM3 to research, develop, make, have made, use, offer to sell, contract fill, export and/or import and commercialize the Licensed IP, which enables the production of a so-called metered-dose inhaler using hemp cannabinoid derivatives under the RxoidTM and/or nhāler brands or on a white label basis.

Diamond Head Relationship with the Company’s Propellant Manufacturer

On October 7, 2019, Diamond Head, an entity owned and controlled by Mr. Schmidt and a predecessor to TMDI, entered into an Exclusive Distributorship Agreement with SRF Limited, an India-based manufacturing company which entity manufactures propellant grade HFC 134a/P (“SRF”), which is used for among other things, a propellant in aerosols. Pursuant to the agreement, Diamond Head had the exclusive right, through October 7, 2022, to market, promote, advertise, sale and distribute the manufacture’s propellant to producers of cannabidiol and cannabis-based inhalant devices in the Unites States (the “Applicable Territory”) and the non-exclusive right to distribute the propellant in the medical or pharmaceutical space in the United States with the mutual approval of the manufacturer. The agreement also prohibited Diamond Head from selling any of the propellant to any person outside of the Applicable Territory. Pursuant to the agreement, the price of the propellant products are fixed.

On March 19, 2021, Diamond Head and SRF entered into an Amendment to Exclusive Distributorship Agreement to amend the prior October 2019 agreement to: change the appointment of Diamond Head to a non-exclusive distributor of the applicable propellant in the Applicable Territory; terminate the exclusive right that Diamond Head to market, promote, advertise, sale and distribute the manufacture’s propellant in the Applicable Territory; remove the prohibition on Diamond Head selling any propellant outside of the Applicable Territory; and extend the term of the agreement (as amended) through October 7, 2023.

The Company uses propellant grade HFC 134a/P in its aerosol products which it purchases from SRF; however, Diamond Head does not (and has not previously), received any fees, commissions or royalties from such sales of propellant from SRF to the Company, which are purchased directly from SRF.

Related Party Notes and Loans

As of December 31, 2020, we had the following related party notes payable: (i) $351,933 of notes payable - related party issued mostly in early 2018 to a group of accredited investors known to the Company and to each other in connection with the acquisition of Treasury Stock, computers and equipment, and working capital financing, and (ii) $315,240 of convertible notes payable - related party, representing financing support received from some of the same accredited investors for significant corporate level transactions occurring in late 2019 and early 2018. The Company’s notes payable are described in greater detail in Note 7 to the audited financial statements beginning on page F-1.

As of December 31, 2020, we had the following related party notes payable: $23,350 was owed by the Company under a promissory note payable to a company which Mr. Watler serves as an officer.

In order to meet short-term working capital needs, the Company obtained unsecured cash advances from two of its officers (our Chief Executive Officer and Senior Vice President) in May and June 2021 in the total amount of $250,000. An additional $10,000 was advanced in July 2021 and the total outstanding amount is $260,000.  These related party advances accrue interest at the rate of 1% per annum, and are payable on demand. Such advances are expected to be repaid out of the proceeds from this offering.

Office Space

We have a corporate office located at 15800 Dooley Road, Ste. 200, Addison, Texas, pursuant to a twenty-two month lease from February 15, 2020 through December 31, 2021 covering 4,327 square feet of laboratory and office space. In connection with the lease, we entered into a side letter agreement which provided that we did not need to pay rent in April and May of 2020 and were required to pay $5,000 in June 2020 and July 2020 and $9,500 per month thereafter. Our laboratory to fill MDI and produce limited amounts of isolate is also located at this location and is licensed by the State of Texas to produce hemp products for human consumption. This laboratory is currently being used to fill aerosol products and for some isolate production (although not fully set up for the estimated amount of isolate production capacity we will ultimately need). The Company is planning to lease another property to begin construction of new laboratories prior to the expiration of the current lease at Dooley Road. The Company is presently negotiating this proposed new lease covering 7,500 square feet. The estimated monthly rent of this space is approximately $7,500 per month. The Company expects to finish negotiations on this new lease before the end of September and to enter into a minimum of a 60 month lease. We then plan to eventually move both our MDI and aerosol filling laboratory and isolate manufacturing to this new location. The Company has already made significant progress with engineers and architects regarding the finished buildout of the filling and isolate labs to be constructed at the new lease location.

Review, Approval and Ratification of Related Party Transactions

The Audit Committee of the Board of Directors of the Company is tasked with reviewing and approving any issues relating to conflicts of interests and all related party transactions of the Company (“ Related Party Transactions ”). The Audit Committee, in undertaking such review and will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a Related Party Transaction: (1) the fairness of the terms for the Company (including fairness from a financial point of view); (2) the materiality of the transaction; (3) bids / terms for such transaction from unrelated parties; (4) the structure of the transaction; (5) the policies, rules and regulations of the U.S. federal and state securities laws; (6) the policies of the Committee; and (7) interests of each related party in the transaction.

The Audit Committee will only approve a Related Party Transaction if the Audit Committee determines that the terms of the Related Party Transaction are beneficial and fair (including fair from a financial point of view) to the Company and are lawful under the laws of the United States. In the event multiple members of the Audit Committee are deemed a related party, the Related Party Transaction will be considered by the disinterested members of the Board of Directors in place of the Committee.

In addition, our Code of Ethics (described above under “Directors and Executive Officers-Code of Ethics”), which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September [___], 2021 (the “Date of Determination”) by (i) each Named Executive Officer, as such term is defined above under “Executive and Director Compensation”, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person.

The column titled “Beneficial Ownership- Percent Prior to Offering” is based on a total of 193,541,921 shares of our common stock outstanding as of the Date of Determination. The column titled “Beneficial Ownership- Percent After Offering” is based on [_____________] shares of our common stock to be outstanding after this offering, including the [______________] shares of our common stock that we are selling in this offering (based on an assumed offering price of $________ per Unit, which was the last reported sale price of our common stock on the OTC Pink Market, operated by OTC Markets Group Inc., on September ___, 2021), but not including any exercise (i) by the underwriters of their option to purchase up to ___________ additional shares of common stock and/or warrants (based on an assumed public offering price of $___________ per Unit , which was the last reported sale price of our common stock on the OTC Pink Market, operated by OTC Markets Group Inc., on September ___, 2021).

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Date of Determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of the Date of Determination, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 580 Peterson Lane, Suite 200, Addison, Texas 75001.

Name and Address of Beneficial Owner	Beneficial Ownership
Directors and Executive Officers	Amount	Percent Prior to Offering	Percent After Offering(2)
Donal R. Schmidt, Jr.(1)	50,333,333	26.0%
D. Hughes Watler, Jr.	-	-%
Dr. Henry A. Punzi	125,000(3)	*
J. Scott Suggs(4)	1,823,228	*
All Executive Officers and Directors as a Group (four persons)	52,281,561	27.0%

Greater than 5% Stockholders
Sean Berrier(4)	50,333,333	26.0%
Dan F. and Kathy Boone(5)	15,400,000	8.0%
Disciples of the Way Ministries(6)	11,674,771	6.0%

(1)Shares are held in the name of Diamond Head Ventures, LLC, which entity Mr. Schmidt owns and controls and which shares Mr. Schmidt has voting and dispositive control over.

(2)Based on __________________ outstanding shares of common stock after the offering, assuming the sale of all Units offered herein (within taking into account any of the shares of common stock issuable upon exercise of the warrants or underwriter’s warrants).

(3) Shares are held in the name of the Connie Punzi Estate, which entity Mr. Punzi is deemed to beneficially own due to his position as executor thereof.

(4) Address: 7108 Duffield Drive, Dallas, Texas 75248.

(5) Address: 1615 West Loop 289, Lubbock, Texas 79416.

(6) Address: 6500 Greenville Ave, Suite 190, Dallas, Texas 75206. Pursuant to the Schedule 13G filed by the shareholder with the Securities and Exchange Commission on July 26, 2021, which information the Company has not independently confirmed. Share are beneficially owned by Karim Baidaoui, the Executive Director of Disciples of the Way Ministries, a Texas not for profit corporation.

* Less than 1%.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to securities that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	45,000,000	$-	45,000,000
Equity compensation plans not approved by security holders	-	-	-
Total	45,000,000	$-	45,000,000

Represents awards issuable under the Company’s 2018 Stock Plan (20,000,000 shares) and 2020 Equity Incentive Plan (25,000,000 shares, subject to increase as provided therein).

2018 Stock Option Plan

The 2018 Stock Option Plan (“2018 Plan”) is administered by the Board of Directors of the Company, or, once constituted, the Compensation Committee of the Board of Directors. The number of shares of the Company’s Common Stock that may be issued under the 2018 Plan is 20,000,000. Of these 20,000,000 shares: (i) the maximum number of shares issuable as stock options (either incentive stock options or nonqualified stock options) is 20,000,000; (ii) the maximum number of shares as to which a key employee may receive stock options in any calendar year is 1,000,000 (or 1,000,000 in the calendar year in which the employee’s employment commences); and (iii) the maximum number of shares that may be used for stock awards and/or stock unit awards is 1,000,000. All employees of the Company designated as key employees for purposes of the 2018 Plan and all non-employee directors of the Company are eligible to receive awards under the 2018 Plan. The 2018 Plan provides for discretionary awards of stock options, stock awards and stock unit awards to participants. Each award made under the 2018 Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Board of Directors in its sole discretion, consistent with the terms of the 2018 Plan.

2020 Equity Incentive Plan

On December 29, 2020, the Board of Directors adopted, subject to the ratification by the majority stockholders, which ratification occurred on December 30, 2020, and which will be effective on February 13, 2021, pursuant to the requirements of Rule 14c-2 of the Exchange Act, the Company’s 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan will provide an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board of Directors in its discretion shall deem relevant.

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the aggregate number of shares of common stock which may be issued pursuant to awards under the 2020 Plan is the sum of (i) 25,000,000 shares, and (ii) an annual increase on March 1st of each calendar year, beginning in 2022 and ending in 2030, in each case subject to the approval of the Board of Directors or the compensation committee of the Company (if any) on or prior to the applicable date, equal to the lesser of (A) five percent (5%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year; (B) 25,000,000 shares of common stock; and (C) such smaller number of shares as determined by the Board of Directors or compensation committee of the of the Company (if any)(the “Share Limit”), also known as an “evergreen” provision. Notwithstanding the foregoing, shares added to the Share Limit are available for issuance as incentive stock options only to the extent that making such shares available for issuance as incentive stock options would not cause any incentive stock option to cease to qualify as such. In the event that the Board of Directors or the compensation committee (if any) does not take action to affirmatively approve an increase in the Share Limit on or prior to the applicable date provided for under the plan, the Share Limit remains at its then current level. Notwithstanding the above, no more than 250,000,000 incentive stock options may be granted pursuant to the terms of the 2020 Plan.

Employees, non-employee directors, and consultants of the Company and its subsidiaries are eligible to participate in the 2020 Plan. Incentive stock options may be granted under the 2020 Plan only to employees of the Company and its affiliates. Employees, directors and consultants of the Company and its affiliates are eligible to receive all other types of awards under the 2020 Plan. No awards are issuable by the Company under the 2020 Plan (a) in connection with services associated with the offer or sale of securities in a capital-raising transaction; or (b) where the services directly or indirectly promote or maintain a market for the Company’s securities.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC as the sole representative of the underwriters (“Maxim” or the “Representative”), with respect to the Units being offered. Maxim is the sole book running manager for the offering. Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Name of Underwriter	Number of Units
Maxim Group LLC
Total

The underwriters are committed to purchase all the Units offered by this prospectus if they purchase any Units. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased, or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock and/or warrants covered by the underwriters’ option to purchase additional shares of common stock and/or warrants described below. The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriters an option exercisable for up to 45 days after the date of the underwriting agreement, to purchase up to __________________ shares of common stock and/or warrants (15% of the number of Units offered) at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised, and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock and/or warrants.

Representative’s Warrants

We have agreed to grant to Maxim Group LLC, Representative’s Warrants to purchase a number of shares equal to five percent (5%) of the total number of Units sold in this offering, at an exercise price equal to 120% of the price per unit sold in this offering. The Representative’s Warrants will contain a cashless exercise feature. Each Representative’s Warrant is exercisable for one share of common stock on a cash or cashless basis at an exercise price of 120% of the price of each share sold in the offering. The Representative’s Warrants will be subject to a lock-up for 180 days from the commencement of sales of this offering pursuant to the mandatory lock-up period in accordance with FINRA Rule 5110(e) and will be non-exercisable for 180 days after the Effective Date of the registration statement of which this Prospectus forms a part of this offering, and will expire five (5) years from the commencement of sales of this offering. The Representative’s Warrants will contain provisions for piggyback registration rights for a period of five (5) years from the commencement of sales of this offering at the Company’s expense.

Discount and Commissions.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option. The underwriting commissions are equal to the public offering price per share less the amount per share the underwriters pay us for the Units.

Total
	Per Unit(1)	Without Over- Allotment Option	With Over- Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (8%)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)The fees shown do not include the warrant to purchase shares of common stock issuable to the underwriters at closing

The Representative has advised us that the underwriters propose to offer the Units directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Units to other securities dealers at such price less a concession of up to $_________ per share. After the offering to the public, the offering price and other selling terms may be changed by the underwriters without changing the Company’s proceeds from the underwriters’ purchase of the Units.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $_____, all of which are payable by us. This figure includes expense reimbursements we have agreed to pay the Representative for reimbursement of its fees and expenses including “road show”, diligence, and legal fees up to a maximum of $100,000, for which we have paid a $25,000 advance, which will be returned to us to the extent not offset by actual expenses. In the event there is not a closing of the offering, the aggregate fees payable to the Representative will not exceed $50,000 (inclusive of the $25,000 advance).

Determination of Offering Price

Before this offering, there has been a very limited public market for our common stock. Accordingly, the public offering price will be negotiated between us and the representative. Among the factors to be considered in these negotiations are:

•the prospects for our company and the industry in which we operate;

•our past and present financial and operating performance;

•financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

•the prevailing conditions of U.S. securities markets at the time of this offering; and

•other factors deemed relevant.

Lock-Up Agreements

We and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 120 days after this offering is completed without the prior written consent of the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

We have granted the Representative a right of first refusal, for a period of eighteen (18) months from the commencement of sales of this offering, to act as sole and exclusive investment banker, book-runner, financial advisor, underwriter and/or placement agent, at the Representative’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such eighteen (18) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Representative for such Subject Transactions.

OTC Pink Market and Nasdaq Capital Market Listing

Our common stock is quoted on the OTC Pink Market under the symbol “RTSL”. We plan to apply to list our shares of common stock and warrants on the Nasdaq Capital Market under the symbols “RTSL” and “RTSL WS”, respectfully. No assurance can be given that such listing will be approved; however, it is a condition of the underwriters’ obligation that our shares of common stock and warrants have been approved for listing on the Nasdaq Capital Market.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Electronic Offer, Sale and Distribution of Shares.

A prospectus in electronic format may be made available on a website maintained by the Representative and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares and/or warrants to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares and/or warrants offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•a passive market maker may not affect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•passive market making bids must be identified as such.

Tail

If the closing of the offering does not occur (other than as a result of the termination of the underwriting agreement for ‘cause’), then for 12 months following the termination date, if the Company completes any financing of equity, equity-linked or debt or other capital raising activities, to the extent such financing or capital is provided to the Company by investors whom the representative has introduced to the Company and who met with the Company prior to the offering, then the Company will pay to the representative upon the closing of such financing 8% of the gross proceeds of such financing relating to the sale of such equity or debt.

Certain Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees, however, except for the right of first refusal disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock (and the warrants) is Vail Stock Transfer, 3900 S Hualapai Way, Suite 135 Las Vegas, Nevada 89147, United States. Its telephone number is (702) 463-8832.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our Amended and Restated Articles of Incorporation and Bylaws. This description is only a summary. You should also refer to our Amended and Restated Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 750,000,000 shares of common stock with a $0.001 par value per share, and 100,000,000 shares of preferred stock with a $0.001 par value per share. Our Board of Directors may establish the rights and preferences of the preferred stock from time to time. On November 12, 2020, we designated 16,500,000 shares of Series A Preferred Stock, $0.001 par value per share. On May 28, 2021, the Company designated two new series of preferred stock, 2,000,000 shares of Series B Convertible Preferred Stock (the “ Series B Preferred Stock ” and the certificate of designation setting forth the rights thereof, the “ Series B Designation ”) of the Company and 8,500,000 shares of Series C Convertible Preferred Stock (the “ Series C Preferred Stock ” and the certificate of designation setting forth the rights thereof, the “ Series C Designation ”) of the Company.

As of September [___], 2021, there were 193,541,921 shares of our common stock issued and outstanding and no shares of preferred stock issued or outstanding. The following is a summary of the material provisions of the common stock and preferred stock (Series A, B and C Preferred Stock) provided for in our Amended and Restated Articles of Incorporation and Bylaws and the designations of our preferred stock. For additional details about our capital stock, please refer to our Amended and Restated Articles of Incorporation and Bylaws and the designations of our preferred stock.

Common Stock

We are authorized to issue 750,000,000 shares of common stock, $0.001 par value per share.

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Nevada law, our Amended and Restated Articles of Incorporation, or Bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Other Matters. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock, $0.001 par value per share, of which 16,500,000 shares are designated as Series A Preferred Stock. We had no preferred shares outstanding as of the date of this prospectus.

Under the terms of our Amended and Restated Articles of Incorporation, our Board of Directors is expressly granted authority to issue shares of preferred stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the Nevada Revised Statutes. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Series A Convertible Preferred Stock

The Series A Preferred Stock has the following rights:

Dividend Rights. The Series A Preferred Stock does not accrue any dividends, provided that the holders of Series A Preferred Stock are entitled to such dividends paid and distributions made to the holders of common stock in cash, to the same extent as if such holders had converted the Series A Preferred Stock into common stock at the Conversion Rate (described below under “Conversion Rights”)(without regard to any limitations on conversion) and had held such shares of common stock on the record date for such dividends and distributions.

Liquidation Preference. The Series A Designation provides that the Series A Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock; and (b) junior to all current and future senior indebtedness of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series A Preferred Stock, pari passu with the holders of the common stock, an amount equal to the Liquidation Preference per share of Series A Preferred Stock. The “Liquidation Preference” per share of the Series A Preferred Stock is equal to $0.80 per share.

Conversion Rights. Each share of Series A Preferred Stock is convertible into common stock of the Company on a one-for-one basis (subject to customary adjustments for stock splits, stock dividends and recapitalizations affecting the Company’s common stock and Series A Preferred Stock)(the “Conversion Rate”), at the option of the holder thereof, at any time after November 16, 2022.

Voting Rights. The Series A Preferred Stock have no voting rights on general matters to come before the stockholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of holders holding a majority of the then aggregate shares of Series A Preferred Stock:

(a)  Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

(b)  Re-issuing any shares of Series A Preferred Stock converted pursuant to the terms of the Series A Designation;

(c)  Issuing any shares of Series A Preferred Stock other than pursuant to the Purchase Agreement;

(d)  Altering or changing the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series; or

(e)  Amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series A Preferred Stock so as to affect adversely the shares of Series A Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series A Preferred Stock does not have any redemption rights.

Series B Convertible Preferred Stock

The Series B Preferred Stock has the following rights:

Dividend Rights . The Series B Preferred Stock does not accrue any dividends, provided that the holders of Series B Preferred Stock are entitled to such dividends paid and distributions made to the holders of common stock in cash, to the same extent as if such holders had converted the Series B Preferred Stock into common stock at the Conversion Rate (described below under “ Conversion Rights ”)(without regard to any limitations on conversion herein or elsewhere) and had held such shares of common stock on the record date for such dividends and distributions.

Liquidation Preference . The Series B Designation provides that the Series B Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock, Series A Preferred Stock and Series C Preferred Stock; and (b) junior to all current and future senior indebtedness of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series B Preferred Stock, pari passu with the holders of the common stock, Series A Preferred Stock and Series C Preferred Stock, an amount equal to the Liquidation Preference per share of Series B Preferred Stock. The “ Liquidation Preference ” per share of the Series B Preferred Stock is equal to $0.80 per share.

Conversion Rights . Each share of Series B Preferred Stock is automatically converted into common stock of the Company on a one-for-one basis (subject to customary adjustments for stock splits, stock dividends and recapitalizations affecting the Company’s common stock and Series B Preferred Stock)(the “ Conversion Rate ”), on January 11, 2023.

Voting Rights . The Series B Preferred Stock have no voting rights on general matters to come before the shareholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of holders holding a majority of the then aggregate shares of Series B Preferred Stock:

(a)  Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock;

(b)  Re-issuing any shares of Series B Preferred Stock converted pursuant to the terms of the Series B Designation;

(c)  Issuing any shares of Series B Preferred Stock other than pursuant to the Employment Agreement with Duane Drinkwine, Ph.D.;

(d)  Altering or changing the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series; or

(e)  Amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series B Preferred Stock so as to affect adversely the shares of Series B Preferred Stock in any material respect as compared to holders of other series of shares.

R edemption Rights . The Series B Preferred Stock does not have any redemption rights.

Series C Convertible Preferred Stock

The Series C Preferred Stock has the following rights:

Dividend Rights . The Series C Preferred Stock does not accrue any dividends, provided that the holders of Series C Preferred Stock are entitled to such dividends paid and distributions made to the holders of common stock in cash, to the same extent as if such holders had converted the Series C Preferred Stock into common stock at the Conversion Rate (described below under “ Conversion Rights ”)(without regard to any limitations on conversion herein or elsewhere) and had held such shares of common stock on the record date for such dividends and distributions.

Liquidation Preference . The Series C Designation provides that the Series C Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock, Series A Preferred Stock and Series B Preferred Stock; and (b) junior to all current and future senior indebtedness of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series C Preferred Stock, pari passu with the holders of the common stock, Series A Preferred Stock and Series B Preferred Stock, an amount equal to the Liquidation Preference per share of Series C Preferred Stock. The “ Liquidation Preference ” per share of the Series C Preferred Stock is equal to $0.80 per share.

Conversion Rights . Each share of Series C Preferred Stock is automatically converted into common stock of the Company on a one-for-one basis (subject to customary adjustments for stock splits, stock dividends and recapitalizations affecting the Company’s common stock and Series C Preferred Stock)(the “ Conversion Rate ”), on April 22, 2023.

Voting Rights . The Series C Preferred Stock have no voting rights on general matters to come before the shareholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of holders holding a majority of the then aggregate shares of Series C Preferred Stock:

(a)  Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock;

(b)  Re-issuing any shares of Series C Preferred Stock converted pursuant to the terms of the Series C Designation;

(c)  Issuing any shares of Series C Preferred Stock other than pursuant to the Independent Contractor Agreement with We the 23, LLC or the Independent Contractor Agreement with Epic Medical Research;

(d)  Altering or changing the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of such series; or

(e)  Amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series C Preferred Stock so as to affect adversely the shares of Series C Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights . The Series C Preferred Stock does not have any redemption rights.

Warrants

As of September [__], 2021, warrants to purchase a total of 6,954,337 shares of our common stock were outstanding with an exercise price of ranging from $0.40 to $1.00 per share. The warrants include standard and customary terms, including in some cases, cashless exercise rights.

Warrants to purchase an aggregate of 1,250,000 shares at an exercise price of $0.85 per share and expiring January 1, 2022, provide for adjustment to the exercise price of the warrants in the event of any stock dividends, stock splits or other fundamental changes in the Company’s capital structure, as well as in the event of any subsequent lower offering price of any common stock or common stock equivalent by the Company to another investor during the exercise period of the warrants.

Registration Rights

None of the holders of the Company’s securities hold any rights to require the Company to register any unregistered shares of common stock of the Company, except of the investor in the Company’s recently issued Convertible Debenture.

Anti-Takeover Provisions Under the Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statutes (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and places certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its articles of incorporation. We do not have such a provision in our Amended and Restated Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We do not have a provision in our Amended and Restated Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our Board of Directors:

•no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•the right of our Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors or the resignation, death or removal of a director, with our stockholders only allowed to fill such a vacancy if not filled by the board;

•the ability of our Board of Directors to alter our bylaws without obtaining stockholder approval; and

•the requirement that a special meeting of stockholders may be called only by either (i) the Chairman; (ii) the President; or (iii) one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting.

Listing

Our common stock is traded on the OTC Pink Market,, under the symbol “ RTSL ”. We plan to apply to list our common stock and warrants on the Nasdaq Capital Market under the symbols “ RTSL ” and “ RTSL WS ”, respectfully. The approval of the listings on the Nasdaq Capital Market are a condition of closing this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock (and warrants) is Vail Stock Transfer, 3900 S Hualapai Way, Suite 135 Las Vegas, Nevada 89147, United States. Its telephone number is (702) 463-8832.

NASDAQ Listing and Reverse Stock Split

We plan to apply to list of our common stock and warrants on the Nasdaq Capital Market. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the common stock and warrants on the Nasdaq Capital Market, we will not complete the offering.

On December 29, 2020, our Board of Directors, and on December 30, 2020, stockholders holding a majority of our outstanding voting shares, approved resolutions authorizing a reverse stock split of the outstanding shares of our common stock in the range from one-for-two (1-for-2) to one-for-twenty (1-for-20), and provided authority to our Board of Directors to select the ratio of the reverse stock split in their discretion. The Board of Directors anticipates setting the ratio of the reverse stock split, prior to the effective date of the registration statement (of which this prospectus forms a part ). We anticipate filing Articles of Amendment to affect the Reverse Stock Split with the Secretary of State of Nevada prior to the uplisting of our common stock on the Nasdaq Capital Market and such Reverse Stock Split being effective on, or just before, the date our common stock and warrants are uplisted to the Nasdaq Capital Market. The reverse stock split is intended to allow us to meet the minimum share price requirement of the Nasdaq Capital Market.

As the reverse stock split has not yet been approved by the Board of Directors, the share and per share information in this prospectus do not reflect the proposed reverse stock split of the authorized and outstanding common stock which is anticipated to occur immediately prior to the closing of the offering in a range as described above.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by The Loev Law Firm, PC, Bellaire, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The audited consolidated financial statements of Rapid Therapeutic Science Laboratories, Inc. and its subsidiaries as of December 31, 2020 and March 31, 2020, and for the nine months ended December 31, 2020 and the  year ended March 31, 2020, included in this prospectus and the registration statement have been audited by PWR CPA, LLP, Houston, Texas, independent registered public accounting firm, as stated in their report dated March 15, 2021, has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited balance sheets of Razor Jacket, LLC as of September 30, 2020 and March 31, 2020, and the related statements of operations, members’ equity, and cash flows for the six months ended September 30, 2020 and for the period from inception on July 12, 2019 to March 31, 2020, included in this prospectus and the registration statement have been audited by PWR CPA, LLP, Houston, Texas, independent registered public accounting firm, as stated in their report dated January 7, 2021, has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock and warrants was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws (“Bylaws”), provide that we shall, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. Every director, officer, or employee of the Company is required to be indemnified by the Company against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company (collectively, “Company Agents”) or is or was serving at the request of the Company as a Company Agent, or any settlement thereof, whether or not he/she is a Company Agent at the time such expenses are incurred, except in such cases wherein the person is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that such indemnification only applies when the Board of Directors approves such settlement and reimbursement as being in the best interests of the Company.

The Bylaws also allow us to pay in advance of the final disposition of such action or proceeding, such amounts, upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in the Bylaws.

Neither our Bylaws nor our Amended and Restated Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the Commission. Copies of the reports, proxy statements and other information may be examined on the Internet at https://www.sec.gov. Our corporate website addresses are www.nhaler.com and www.rtslco.com. Information contained on, or accessible through, our websites are not a part of, and are not incorporated by reference into, this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by contacting us at our address at 15800 Dooley Road, Suite 200, Addison, Texas, 75001 or by email at investor@rtslco.com.

We do not incorporate information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Audited Financial Statements as of December 31, 2020 and March 31, 2020 and for the nine months ended December 31, 2020 and 2019 (unaudited) and year ended March 31, 2020

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-14
Consolidated Balance Sheets as of December 31, 2020 and March 31, 2020	F-15
Consolidated Statements of Operations for the nine months ended December 31, 2020 and 2019 (unaudited) and year ended March 31, 2020	F-16
Consolidated Statements of Stockholders’ Equity for the nine months ended December 31, 2020 and year ended March 31, 2020	F-17
Consolidated Statements of Cash Flows for the nine months ended December 31, 2020 and 2019 (unaudited) and year ended March 31, 2020	F-18
Notes to the Consolidated Financial Statements	F-19

RAPID THERAPEUTIC SCIENCE LABORATORIES, INC.

Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash	$47,918	$499,146
Inventory	166,802	186,802
Total current assets	214,720	685,948

Property and equipment:
Property and equipment, gross	646,519	606,740
Accumulated depreciation	(18,305)	(7,255)
Net property and equipment	628,214	599,485

Intangible assets:
License agreement, net of accumulated amortization of zero and $112,500	170,075	227,500
Total assets	$1,013,009	$1,512,933

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$129,901	$112,298
Notes payable - related party	273,700	23,700
Notes payable - other	24,686	674,927
Accrued interest payable	38,230	354,659
Derivative liability	-	43,306
Total current liabilities	466,517	1,208,890

Other liabilities:
Convertible notes payable	150,000	315,240
Total liabilities	616,517	1,524,130

Commitments and contingencies (Note 10)

Stockholders’ equity (deficit):
Preferred stock, no par value per share, 16,500,000 shares authorized (Series A), 2,000,000 shares authorized (Series B), 8,500,000 shares authorized (Series C), no shares issued and outstanding	-	-
Common stock, $0.001 par value per share, 750,000,000 shares authorized, 193,516,921 and 180,936,608 shares issued and outstanding	193,517	180,937
Additional paid in capital	7,263,488	5,798,745
Accumulated deficit	(6,723,174)	(5,653,540)
Treasury stock	(337,339)	(337,339)
Total stockholders’ equity (deficit)	396,492	(11,197)
Total liabilities and stockholders’ equity (deficit)	$1,013,009	$1,512,933

See accompanying notes to unaudited consolidated financial statements.

RAPID THERAPEUTIC SCIENCE LABORATORIES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenues	$424	$129,287	$424		$$138,426
Cost of goods sold	200	18,556	200		25,711
Gross profit	224	110,731	224		112,715

Operating expenses:
General and administrative	527,278	629,510	1,029,201		853,750
Amortization expense	-	25,000	12,500		50,000
Depreciation expense	5,525	-	11,050		-
Total operating expenses	532,803	654,510	1,052,751		903,750

Other income (expense):
Interest expense	(3,309)	(22,601)	(17,107)		(86,493)
Total other income (expense)	(3,309)	(22,601)	(17,107)		(86,493)

Net loss before income taxes	(535,888)	(566,380)	(1,069,634)		(877,528)
Income taxes	-	-	-		-

Net loss	$(535,888)	$(566,380)	$(1,069,634)	$	$(877,528)

Net loss per share, basic and diluted	$(0.00)	$(0.00)	$(0.01)	$	$(0.01)

Weighted average shares outstanding, basic and diluted	193,436,083	160,494,805	$187,915,734		$159,513,760

See accompanying notes to unaudited consolidated financial statements.

RAPID THERAPEUTIC SCIENCE LABORATORIES, INC.

Consolidated Statements of Stockholders’ Equity (Deficit)

(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Treasury Stock	Total Stockholders’ Equity (Deficit)

Balance at December 31, 2020	180,936,608	$180,937	$5,798,745	$(5,653,540)	$(337,339)	$(11,197)

Private sales of common stock	1,325,000	1,325	528,675	-	-	530,000
Stock issued for conversion of notes payable	11,094,585	11,094	878,937	-		890,031
Stock issued in lieu of accrued interest and lending fee	23,228	23	2,269	-	-	2,292
Net loss	-	-	-	(533,746)	-	(533,746)

Balance at March 31, 2021	193,379,421	193,379	7,208,626	(6,187,286)	(337,339)	877,380

Private sales of common stock	137,500	138	54,862	-	-	55,000
Net loss	-	-	-	(535,888)	-	(535,888)

Balance at June 30, 2021	193,516,921	$193,517	$7,263,488	$(6,723,174)	$(337,339)	$396,492

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Treasury Stock	Total Stockholders’ Equity (Deficit)

Balance at December 31, 2019	156,856,000	$156,856	$2,242,418	$(3,290,271)	$(337,339)	$(1,228,336)

Private sales of common stock	1,100,000	1,100	73,900	-	-	75,000
Stock compensation expense	1,600,000	1,600	98,400	-	-	100,000
Net loss	-	-	-	(311,148)	-	(311,148)

Balance at March 31, 2020	159,556,000	159,556	2,414,718	(3,601,419)	(337,339)	(1,364,484)

Private sales of common stock	960,000	960	239,040	-	-	240,000
Stock compensation expense	1,358,334	1,358	338,226	-	-	339,584
Net loss	-	-	-	(566,380)	-	(566,380)

Balance at June 30, 2020	161,874,334	$161,874	$2,991,984	$(4,167,799)	$(337,339)	$(1,351,280)

See accompanying notes to unaudited consolidated financial statements.

RAPID THERAPEUTIC SCIENCE LABORATORIES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(1,069,634)	$(877,528)
Adjustments to reconcile net loss to net cash provided by (used in) operations
Stock compensation expense	-	439,584
Amortization expense	12,500	50,000
Depreciation expense	11,050	-
Changes in operating assets and liabilities:
Inventory	20,000	(28,619)
Accounts payable and accrued expenses	62,528	5,987
Accrued interest payable	17,107	86,492
Other, net	-	(44,925)
Net cash flows used in operating activities	(946,449)	(369,009)

Cash flows from investing activities:
Additions to property and equipment	(39,779)	-
Net cash flows used in investing activities	(39,779)	-

Cash flows from financing activities:
Private sales of common stock	585,000	315,000
Issuance of notes payable - related party	250,000	-
Issuance of notes payable - other	-	52,000
Payment of notes payable - other	(300,000)	-
Equity subscription payable	-	90,000
Net cash flows provided by financing activities	535,000	457,000

Net increase (decrease) in cash and cash equivalents	(451,228)	87,991
Cash and cash equivalents at beginning of period	499,146	125,132

Cash and cash equivalents at end of period	$47,918	$213,123

Supplemental cash flow data:
Cash paid for interest	$-	$-
Cash paid for income taxes	-	-

Supplemental Non-cash financing activities:
Convertible notes payable and accrued interest converted to common stock	$892,323	$-
Debt discount on convertible notes payable		44,952

See accompanying notes to unaudited consolidated financial statements.

RAPID THERAPEUTIC SCIENCE LABORATORIES, INC.

Notes to Consolidated Financial Statements

(Unaudited)

(1)Condensed Interim Financial Statements

The Company - Rapid Therapeutic Science Laboratories, Inc. (“we”, “our” or the “Company”) was incorporated in the State of Nevada on February 22, 2013, originally under the name of PowerMedChairs. On June 2, 2017, the Company changed its name to Holly Brothers Pictures, Inc. On February 1, 2018, the Company acquired 100% of the equity interests in Power Blockchain, LLC through an exchange agreement in a transaction that resulted in the transition to a planned new business of mining crypto-currency.  Effective November 15, 2019, the Company exited from that business and adopted a new business strategy focused on developing potential commercial opportunities which involve the rapid application of therapeutics using inhaler technology that the Company licensed from a third party as a result of the execution of a license agreement with the licensor (see Note 4). In conjunction with the adoption of that new business strategy, the Company changed its name to Rapid Therapeutic Science Laboratories, Inc., effective January 13, 2020. At that time, the Company also commenced initial sales of its inhaler products.

Interim Financial Information - The accompanying consolidated financial statements have been prepared by the Company, without audit, in accordance with accounting principles generally accepted in the Unites States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, these consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary to fairly state the financial position of the Company as of June 30, 2021, the results of its operations for the three and six month periods ended June 30, 2021 and 2020, the changes in its stockholder’s deficit for the three and six month periods ended June 30, 2021 and 2020, and cash flows for the six month periods ended June 30, 2021 and 2020.  These financial statements should be read in conjunction with our Transition Report on Form 10-K for the nine months ended December 31, 2020, as filed with the SEC on March 16, 2021.

Impact of COVID-19 Pandemic on Consolidated Financial Statements. The outbreak of the 2019 novel coronavirus disease (“COVID-19”), which was declared a global pandemic by the World Health Organization on March 11, 2020, and the related responses by public health and governmental authorities to contain and combat its outbreak and spread has severely impacted the U.S. and world economies. Decreased demand for our products caused by COVID-19 could have a material adverse effect on our results of operations. Separately, economic recessions, including those brought on by the COVID-19 outbreak may have a negative effect on the demand for our products and our operating results. While we do not have the background of a significant operating history, the range of possible impacts on the Company’s business from the coronavirus pandemic could include: (i) changing demand for the Company’s products; (ii) rising bottlenecks in the Company’s supply chain; and (iii) increasing contraction in the capital markets. At this time, the Company believes that it is premature to determine the potential impact on the Company’s business prospects from these or any other factors that may be related to the coronavirus pandemic.

(2)Summary of Significant Accounting Policies

Basis of Accounting - The basis is United States generally accepted accounting principles. The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Rxoid Health Solutions, LLC and Power Blockchain, LLC (which is presently inactive).

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Change in Fiscal Year - In February 2021, the Board of Directors of the Company approved a change in the Company’s fiscal year end from March 31 to December 31. The Company’s fiscal year now begins on January 1 and ends on December 31 of each year, starting on January 1, 2021. The amounts reported herein for the three and six month periods ended June 30, 2020 were derived from the Company’s previously filed quarterly financial statements, based on the prior fiscal year end.

Cash and Cash Equivalents - The Company considers all short-term investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Inventory - Inventory as of June 30, 2021 and December 31, 2020, consists of inhalers and related products and supplies delivered to a location near the Company’s offices, and held for sale to wholesale or retail customers. Inventory is stated at the lower of weighted average cost or market.

Property and Equipment - Property and equipment, consisting of office furniture and fixtures, laboratory equipment and leasehold improvements, is depreciated on a straight-line basis over their useful lives ranging from two to five years.

Intangible Assets - The Company amortizes the costs of any renewable license or sub-license agreements over the contractual terms of such renewable agreements. For any license or sub-license agreements which do not require any renewal payments to be made, the Company performs periodic assessments in order to determine whether there has been any impairment in the carrying value of such intangible assets (see Note 4).

Revenue recognition - We account for revenue from contracts with customers in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” The unit of account in Topic 606 is a performance obligation, which is a promise in a contract to transfer to a customer either a distinct good or service (or bundle of goods or services) or a series of distinct goods or services provided at a point in time or over a period of time. Topic 606 requires that a contract’s transaction price, which is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer, is to be allocated to each performance obligation in the contract based on relative standalone selling prices and recognized as revenue when (point in time) or as (over time) the performance obligation is satisfied.

Earnings per Share - The basic earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity. The Company has not issued any options or warrants or similar securities that are presently exercisable.

Income Taxes - The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements. A valuation allowance is provided for the amount of deferred assets that, based on available evidence, are not expected to be realized.

Use of Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Fair Value of Financial Instruments - Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as further noted below.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available”. This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Recently Issued Accounting Pronouncements - In the six months ended June 30, 2021, the Financial Accounting Standards Board issued several new Accounting Standards Updates which the Company believes will have no material impact to the Company.

Subsequent Events - Management has evaluated any subsequent events occurring in the period from June 30, 2021 through the date the financial statements were issued, to determine if disclosure in this report is warranted (see Note 11).

(3)Going Concern

The Company’s consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has generated minimal revenues and has suffered recurring losses totaling $6,723,174 since inception. These factors, among others, indicate that there is substantial doubt about the Company’s ability to continue as a going concern within one year from the issuance date of this filing.

In order to obtain the necessary capital to sustain operations, management’s plans include, among other things, the possibility of pursuing new equity sales and/or making additional debt borrowings.  There can be no assurances, however, that the Company will be successful in obtaining such additional financing, or that such financing will be available on favorable terms, if at all. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty.

(4)Intangible Assets

The Company has acquired certain intangible asset rights to use the metered dose inhaler (MDI) developed by EM3 Methodologies, LLC (“EM3”) under a perpetual license agreement, dated February 9, 2021 (the “EM3 Exclusive License”). From November 15, 2019 to February 9, 2021, we held essentially the same rights, but on a more costly basis, under a renewable sublicense agreement with an affiliated company that had a license agreement with EM3, as further described below.

Effective November 15, 2019, we entered into a sublicense agreement (the “TMDI Agreement”) with Texas MDI, Inc., a Texas corporation, which is controlled by Donal R. Schmidt, Jr., the Chief Executive Officer and Director of the Company (“TMDI”), whereby we acquired a sublicense from TMDI to use certain technology regarding MDI’s that TMDI had licensed from EM3 and the right to use the RxoidTM brand name owned by TMDI. At that time, TMDI had exclusive rights to research, develop, make, have made, use, offer to sell, sell, export and/or import and commercialize, the ‘Desirick Procedure’, which is a proprietary process owned by EM3 for producing MDI using hemp (and other) derivatives in the States of Texas, California, Florida and Nevada, pursuant to an Exclusive License Agreement dated October 1, 2019, by and between TMDI and EM3 (the “EM3 Exclusive License”). Pursuant to the Agreement, we obtained substantially the same rights that TMDI had under the EM3 Exclusive License, as to the use of the ‘Desirick Procedure’ for the manufacturing of pressured MDI’s (pMDI) containing cannabis, hemp or a combination thereof in any legal jurisdiction, in consideration for the issuance of 140,000,000 shares of the Company’s common stock. Such rights were recorded as the acquisition of an intangible asset in the amount of $140,000, based on the par value of the shares issued.

Effective February 9, 2021, both the TMDI Agreement and the EM3 Exclusive License were effectively terminated by mutual agreement of all parties and EM3 agreed to provide the Company with a royalty-free, perpetual license to use the Desirick Procedure or any derivation thereof and its application and use on an exclusive basis in the states of Texas, California, Florida and Nevada (subject to pre-existing licensing rights which have been provided by EM3 in such jurisdictions), and on a non-exclusive basis throughout the rest of the world.

During the term of the TMDI Agreement, we were required to reimburse TMDI for the initial two year license fee owed by TMDI to EM3 in the amount of $200,000. We partially satisfied this obligation by making an equipment purchase on behalf of EM3 in the amount of $135,000, and agreed to pay the remaining license fee of $65,000, either by making cash fee payments or by making cash purchases of certain supplies from EM3, within a 24-month period (for which, we had recorded a liability of $44,925 for the unpaid portion of this amount in accounts payable as of December 31, 2020). We had recorded the entire $200,000 license fee as an intangible asset and were amortizing such expense on a straight-line basis over a 24-month period at the rate of $25,000 per quarter. Pursuant to the termination of the two agreements, we no longer owe TMDI (or EM3) any license fees under either agreement (including, the accrued liability of $44,925). Effective February 2020, the Company is accounting for the licenses as an indefinite life asset not subject to the amortization, resulting in the remaining balance of $170,075 being subjected to impairment testing at least annually, or more frequently if events or changes in circumstances indicate that it is more likely than not that the asset is impaired.

(5)Asset Acquisition

On November 16, 2020, the Company closed an Asset Purchase and Sales Agreement with Razor Jacket, LLC (“Razor Jacket”), an Oregon based supplier of isolate and related products and its owners, with an effective date of November 1, 2020 (the “RJ Agreement”). Pursuant to the terms of the RJ Agreement, we purchased the intellectual property owned by Razor Jacket and the related equipment owned by the two members of Razor Jacket for a total purchase price of: (a) $300,000 in cash, paid at closing; (b) 625,000 shares of restricted common stock, issued at closing; and (c) the right for the sellers to earn up to 16,500,000 shares of our Series A of preferred stock, which are convertible into common stock on a one-for-one basis, subject to certain conditions. In conjunction with the closing of the acquisition, the acquired equipment is being readied for installation in our facilities near Dallas, Texas, where it is to be utilized in the extraction of isolates from raw hemp using proprietary know-how developed by Razor Jacket for use by us as a component of our inhaler products or for sale directly to third party customers.

The Company has accounted for this transaction as an acquisition of assets, pursuant to the provisions of Accounting Standards Codification (ASC) 805-50. Accordingly, we have accounted for each component of the purchase price as follows:

•We have charged the $300,000 in cash paid to the sellers at closing, which reflects an underlying cost that has no continuing benefit to the Company, to general and administrative expense in the nine-month transition period ended December 31, 2020 that was prepaid asset at closing.

•We have allocated the 625,000 shares of restricted common stock issued to the sellers at closing as an addition to property and equipment in the amount of $500,000, based on an agreed upon price of $0.80 per share, which approximated the then current quoted price of the Company’s common stock, in accordance with the terms of the RJ Agreement.

•We have treated the right for the sellers to earn up to 16,500,000 shares of Series A preferred stock of the Company, consisting of three tranches of 5,500,000 shares each, as performance based contingent consideration, which potentially could be earned over a three-year period. Therefore, the Company will account for the issuance of any such shares of Series A preferred stock as compensation expense, when (and if) each tranche is earned and the shares are issued, pursuant to the terms of the RJ Agreement.

Razor Jacket was originally formed in July 2019 for the sole purpose of researching techniques for the extraction of isolates from raw hemp. We have not presented any pro forma disclosures relating to this acquisition in the notes to our financial statements because the transaction is deemed an asset acquisition.

(6)Property and Equipment

As of June 30, 2021, and December 31, 2020, the Company had the following balances of property and equipment:

	June 30, 2021	December 31, 2020
Equipment purchased from Razor Jacket, LLC in November 2020, stored in a warehouse in Oregon, and awaiting shipment and installation in the Company’s facilities in Dallas, Texas	$500,000	$500,000

Equipment located in the Company’s facilities in Dallas, Texas	144,019	104,240

Leasehold improvements in the Company’s facilities in Dallas, Texas	2,500	2,500
Total property and equipment	646,519	606,740
Less: Accumulated depreciation	(18,305)	(7,255)
Net property and equipment	$628,214	$599,485

The Company presently anticipates that the equipment purchased from Razor Jacket, LLC will be transported and installed, either in the Company’s existing leased facilities or in newly leased facilities, in Dallas, Texas, in the second quarter of 2021.

(7)Notes Payable

As of June 30, 2021 and December 31, 2020, the Company had the following note payable obligations:

	June 30, 2021	December 31 2020
Promissory note issued to an accredited investor on November 10, 2020, accruing interest at 5% per annum, due on January 10, 2021, along with lending fee of 20,000 shares of common stock	$-	$300,000

Convertible promissory notes issued to two accredited investors on November 15, 2019, maturing in 1 to 5 years, accruing interest at 5% per annum, convertible into common stock at $0.05 per share.	150,000	150,000

Unsecured advances received from two officers in May and June 2021, accruing interest at 1% per annum, payable on demand	250,000	-

Convertible promissory notes issued to former owners in acquisition of Power Blockchain, accruing interest at 5% per annum, principal repayments originally due in four equal installments on 2nd, 3rd, 4th and 5th anniversaries, convertible into common stock at $0.13 per share, with final maturity on February 1, 2023.	-	165,240

Other short term notes issued to various affiliates of the former owners of Power Blockchain for acquisition of Treasury Stock, computers and equipment, and working capital financing, at stated interest rates of 10%. Amended on November 15, 2019, to mature in one year and to be convertible into common stock at $0.05 per share.	48,386	351,933

Convertible notes issued to an accredited investor in three tranches from June to August 2020, net of unamortized debt discount of $43,306 (see further discussion below)	-	46,694

Total notes payable	$448,386	$1,013,867

Future maturities of notes payable as of June 30, 2021 are as follows:

Year ending June 30, 2022	$298,386
Year ending June 30, 2023	-
Year ending June 30, 2024	-
Year ending June 30, 2025	150,000
$448,386

In order to meet short-term working capital needs, the Company obtained unsecured cash advances from two of its officers in May and June 2021 in the total amount of $250,000. These related party advances accrue interest at the rate of 1% per annum and are payable on demand. Such advances are expected to be repaid out of the proceeds of an underwritten public offering of the Company’s equity securities which the Company is currently pursuing.  However, no assurance can be given that the Company will be successful in achieving a closing of the underwritten public offering (see Note 11).

Effective August 31, 2020, the Company reached the necessary milestone to trigger the conversion of certain notes payable issued on various dates in 2018 and 2019, as amended, in the total principal amount of $732,835, into shares of the Company’s common stock, at a conversion price of $0.05 per share, subject to a 4.99% ownership limitation for each beneficial owner of such notes. In conjunction with this conversion, holders of notes in the principal amount of $404,601, plus additional accrued interest in the amount of $96,536, converted their notes into 10,022,749 shares of common stock at that time.

Effective March 31, 2021, the following additional conversions of the Company’s remaining convertible notes payable occurred: (i) the holders of convertible notes payable issued in 2018 at a conversion price of $0.13 per share, with total principal and accrued interest balances in the aggregate amount of $410,888, converted their notes into a total of 3,160,684 shares of common stock; and (ii) the holders of convertible notes payable amended or issued in 2019 at a conversion price of $0.05 per share, with total principal and accrued interest balances in the aggregate amount of $383,470, the automatic conversion of which had previously been triggered on August 31, 2020, as discussed above, subject to each holder’s beneficial ownership limitation, converted their notes into a total of 7,669,381 shares of common stock. As a result of these conversions, a total of 10,830,065 new shares of common stock were issued. As of June 30, 2021, convertible notes payable in the amount of $174,685, plus accrued interest in the amount of $33,658, remain outstanding and are available to be subsequently converted into 4,166,860 shares of common stock, subject to the ownership limitation (see Note 8).

From June 30, 2020 to August 14, 2020, the Company entered into three identical Securities Purchase Agreements with an accredited investor (the “Buyer”) with respect to Convertible Promissory Notes (the “Notes”) issued by the Company to the Buyer in the total amount of $125,000.  The Notes had a maturity date of one year after the date of each issuance and bore interest at a rate of 12% per annum, which was not due until maturity. At the option of the Buyer, the Notes could be converted into shares of the Company’s common stock, beginning one hundred eighty (180) days following the date of each issuance. Under this option, the conversion price was equal to a discount of 42% of the average of the three (3) lowest closing bid prices for the common stock during the prior fifteen (15) trading day period. The Buyer was limited to a 4.99% beneficial ownership limitation in connection with such conversion right under the note. The Company determined that the conversion feature of the Notes required the recognition of a derivative liability upon each issuance. Accordingly, the Company calculated the fair value of these derivative liabilities, using the Black Scholes model, and recognized a derivative liability for each Note in that amount offset by a debt discount. On December 30, 2020, the Buyer elected to exercise the conversion option on $35,000 of principal of the first Note resulting in the issuance of 80,775 shares of common stock to the Buyer. In the three months ended March 31, 2021, the Buyer elected to exercise the conversion option on the remaining principal of the first Note and the entire principal of the second and third Notes resulting in the issuance of 264,520 shares of common stock to the Buyer.

Effective November 15, 2019, the following transactions took place in the Company’s notes payable:

•The Company entered into new promissory notes with two accredited investors under which the Company borrowed a total of $300,000, with such notes maturing in five years, accruing interest at 5% per annum, and being convertible into common stock at the option of the holders, at a conversion price of $0.05 per share.

•The two holders of outstanding convertible notes payable elected to exercise their existing rights to convert a portion of their notes into shares of common stock, at the stated conversion ratio of $0.13 per share. The two holders converted a total principal amount of $2,034,760 in notes into a total of 15,652,000 shares of common stock leaving the remaining total principal balance of $165,240 unconverted.

•The Company entered into an amendment with the holders of existing non-convertible notes in the total principal amount of $732,835 (out of a total of $756,535) whereby such notes will remain outstanding and continue to accrue interest with deferral of the maturity dates being extended for one year or until the Company had raised an additional $500,000 of new equity securities, at which time, the principal and accrued interest was to be converted into common stock at a conversion price of $0.05 per share (as indicated above, such notes in the amount of $708,150 have been converted into common stock as of June 30, 2021, as a result of such $500,000 equity raise threshold being met).

The Company performed an analysis of both the newly issued convertible notes and the newly amended existing notes, which were formerly non-convertible, to determine whether there was a beneficial conversion feature and noted none.

(8)Stockholders’ Equity

Effective January 13, 2020, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to increase the total authorized shares of common stock of the Company from 200 million shares to 750 million shares and to authorize 100 million shares of “blank check” preferred stock of the Company. Subsequently, the Company filed three separate designations of preferred stock with the Secretary of State of Nevada, beginning in November 2020, designating 16,500,000 shares of Series A preferred stock, 2,000,000 shares of Series B preferred stock, and 8,500,000 shares of Series C preferred stock, however, no shares of preferred stock have been issued to date.

Effective August 31, 2020, the Company reached the necessary milestone to trigger the conversion of certain notes payable issued to the holders on various dates in 2018 and 2019, as amended, in the total principal amount of $732,835 into shares of the Company’s common stock, at a conversion price of $0.05 per share, subject to a 4.99% ownership limitation for each beneficial owner of such notes. In conjunction with this conversion, holders of notes in the principal amount of $404,601, plus an additional accrued interest amount of $96,536, converted their notes into 10,022,749 shares of common stock at that time.

Effective March 31, 2021, the following additional conversions of the Company’s remaining convertible notes payable occurred: (i) the holders of convertible notes payable issued in 2018 at a conversion price of $0.13 per share with total principal and accrued interest balances in the aggregate amount of $410,888 converted their notes into a total of 3,160,684 shares of common stock; and (ii) the holders of convertible notes payable amended or issued in 2019 at a conversion price of $0.05 per share with total principal and accrued interest balances in the aggregate amount of $383,470, the automatic conversion of which had previously been triggered on August 31, 2020, as discussed above, subject to each holder’s beneficial ownership limitation, converted their notes into a total of 7,669,381 shares of common stock. As a result of these conversions, a total of 10,830,065 new shares of common stock were issued. As of June 30, 2021, convertible notes payable in the amount of $174,685, plus accrued interest in the amount of $33,658, remain outstanding and are available to be subsequently converted into 4,166,860 shares of common stock, subject to the ownership limitation (see Note 7).

During the six months ended June 30, 2021, the Company entered into private stock subscription agreements with several accredited investors whereby it sold them a total of 1,462,500 shares of restricted common stock at an offering price of $0.40 per share, resulting in gross proceeds to the Company of $585,000. The investors also received an equal number of warrants to purchase additional shares of common stock at exercise prices of $0.85 to $1.00 per share. Such purchases must be made within 180 days of the Company’s 3-day volume weighted average stock price being above the exercise price, otherwise, such warrants are void.

On December 29, 2020, the Board of Directors adopted, subject to the ratification by the majority shareholders, which ratification occurred pursuant to a majority stockholder consent, effective on December 30, 2020, the Company’s 2020 Equity Incentive Plan (the “2020 Plan”). Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the aggregate number of shares of common stock which may be issued pursuant to awards under the 2020 Plan is the sum of (i) 25,000,000 shares, and (ii) an annual increase on March 1st of each calendar year, beginning in 2022 and ending in 2030, in each case subject to the approval of the Board of Directors or the compensation committee of the Company (if any) on or prior to the applicable date, equal to the lesser of (A) five percent (5%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year; (B) twenty-five million (25,000,000) shares of common stock; and (C) such smaller number of shares as determined by the Board of Directors or compensation committee of the Company (if any)(the “Share Limit”), also known as an “evergreen” provision. Notwithstanding the foregoing, shares added to the Share Limit are available for issuance as incentive stock options only to the extent that making such shares available for issuance as incentive stock options would not cause any incentive stock option to cease to qualify as such. In the event that the Board of Directors or the compensation committee (if any) does not take action to affirmatively approve an increase in the Share Limit on or prior to the applicable date provided for under the plan, the Share Limit remains at its then current level. Notwithstanding the above, no more than 250,000,000 incentive stock options may be granted pursuant to the terms of the 2020 Plan.

The 2020 Plan will provide an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board of Directors in its discretion shall deem relevant. The Company has made no awards under this Plan to date.

In March 2018, the Board approved the establishment of a new 2018 Stock Option Plan with an authorization for the issuance of up to 20,000,000 shares of common stock. The Plan is designed to provide for future discretionary grants of stock options, stock awards and stock unit awards to key employees and non-employee directors. The Company has made no awards under this Plan to date.

(9)Related Party Transactions

Office services have been provided without charge by our Chief Executive Officer and director, Donal R. Schmidt, Jr., through June 30, 2021 (at which time, the Company relocated to a new leased office location). Such costs are immaterial to the consolidated financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

(10)Commitments and Contingencies

From time to time in the ordinary course of our business, the Company may be involved in legal proceedings, the outcomes of which may not be determinable. The results of litigation are inherently unpredictable. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time and result in diversion of significant resources. We are not able to estimate an aggregate amount or range of reasonably possible losses for those legal matters for which losses are not probable and estimable, primarily for the following reasons: (i) many of the relevant legal proceedings are in preliminary stages, and until such proceedings develop further, there is often uncertainty regarding the relevant facts and circumstances at issue and potential liability; and (ii) many of these proceedings involve matters of which the outcomes are inherently difficult to predict. We currently have no insurance policies covering such potential losses.

We are not at this time involved in any legal proceedings.

(11)Subsequent Events

On July 6, 2021, the Company awarded 25,000 shares of restricted common stock to a consultant as compensation for services. In conjunction with this award, the Company recognized non-cash compensation expense in the month of July 2021 in the amount of $10,000.

On August 4, 2021, the Company sold an accredited investor of an Original Issue Discount Convertible Debenture in the original principal amount of $1,941,176 (the “Debenture”) and a warrant to purchase up to 4,852,940 shares of common stock of the Company (the “Investor Warrants”). The Debenture and the Warrants were purchased for an aggregate of $1,650,000 (a 15% discount to the principal amount of the Debenture). The amount owed under the Debenture is due upon the earlier of (a) May 1, 2022, and (b) the date of a Qualified Offering (defined below), unless earlier converted into common stock of the Company, as discussed below. “Qualified Offering” means a single public offering of common stock and/or common stock equivalents which results in the listing of the Company’s common stock on a national securities exchange (including Nasdaq). The Debenture may not be prepaid without the prior written consent of the holder. The Debenture does not accrue interest, except upon the occurrence of an event of default, at which time the amount owed accrues interest at the rate of 18% per annum, until paid in full.

The amount owed under the Debenture, including amounts owed upon the occurrence of an event of default, may be converted, in whole or part, by the holder, into common stock of the Company, at a conversion price of $0.40 per share (the “Conversion Price”), provided that the outstanding amount of the Debenture automatically converts into common stock of the Company upon the closing of a Qualified Offering, at the lower of (i) the Conversion Price; and (ii) 75% of the offering price of the Qualified Offering. The conversion of the Debenture is subject to a beneficial ownership limitation of 4.99%, preventing such conversion by the holder thereof, if such exercise would result in such holder and its affiliates, exceeding ownership of 4.99% of our common stock, which percentage may be increased to up to 9.99%, with at least 61 days prior written notice by the holder thereof.

The Investor Warrants, which are evidenced by a Common Stock Purchase Warrant (the “Warrant Agreement”), have an exercise price of $0.40 per share, and may be exercised at any time from the grant date of the Investor Warrants until August 3, 2026. The total number of shares of common stock issuable upon exercise of the warrants equals 100% of the total initial shares of common stock issuable upon conversion of the Debenture. The Investor Warrants have cashless exercise rights if when exercised, and following the six-month anniversary of the closing of the offering, a registration statement registering the shares of common stock issuable upon exercise thereof, is not effective with the Securities and Exchange Commission. The exercise of the Investor Warrants is subject to a beneficial ownership limitation of 4.99%, preventing such exercise by the holder thereof, if such exercise would result in such holder and its affiliates, exceeding ownership of 4.99% of our common stock, which percentage may be increased to up to 9.99% with at least 61 days prior written notice by the holder thereof. The Investor Warrants contain anti-dilution rights such that if we issue, or are deemed to have issued, common stock or common stock equivalents at a price less than the then exercise price of the Investor Warrants, subject to certain customary exceptions and the sale of up to $1.5 million in private transactions, the exercise price of the Investor Warrants is automatically reduced to such lower value, and the number of shares of common stock issuable upon exercise thereafter is adjusted proportionately so that the aggregate exercise price payable upon exercise of such Investor Warrants is the same prior to and after such reduction in exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

Pursuant to a Placement Agent Agreement entered into with Maxim Group LLC (the “Placement Agent”), who served as placement agent for the offering of the Debenture and Investor Warrants, we agreed to pay the Placement Agent for the offering a cash commission of 8% of the gross proceeds received in the offering ($132,000), and to grant the Placement Agent a warrant to purchase 5% of the total shares issuable upon conversion of the Debenture (242,647), with an exercise price equal to the same exercise price as the Investor Warrants ($0.40 per share),which have a term of five years and are in substantially similar form as the Investor Warrants (the “Placement Warrants” and together with the Investor Warrants, the “Offering Warrants”). We agreed to register the shares of common stock issuable upon exercise of the Placement Warrants under the Securities Act of 1933, as amended.

The Company expects to use the proceeds of the offering to meet its short-term working capital needs in anticipation of ultimately closing a Qualified Offering in the future.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Rapid Therapeutic Science Laboratories, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Rapid Therapeutic Science Laboratories, Inc. (the “Company”), formerly, Holly Brothers Pictures, Inc., as of December 31, 2020 and March 31, 2020 and the related consolidated statements of operations, stockholders’ (deficit), and cash flows for the nine month transition period ended December 31, 2020 and the year ended March 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and March 31, 2020, and the results of its operations and its cash flows for the nine-month transition period ended December 31, 2020 and the year ended March 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s financial statements based on our audit.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has negative working capital at December 31, 2020, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PWR CPA, LLP

We have served as the Company’s auditor since 2020

Houston, Texas

March 15, 2021

Rapid Therapeutic Science Laboratories, Inc.

(formerly, Holly Brothers Pictures, Inc.)

Consolidated Balance Sheets

	December 31, 2020	March 31, 2020
Assets
Current assets:
Cash	$499,146	$136,215
Inventory	186,802	5,873
Total current assets	685,948	142,088

Property and equipment	606,740	-
Accumulated depreciation	(7,255)	-
Net property and equipment	599,485	-

Intangible assets:
Sublicense agreement, net of accumulated amortization of $112,500 & $37,500	227,500	302,500

Total assets	$1,512,933	$444,588

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$112,298	$64,577
Equity subscription payable	-	90,000
Contract liabilities	-	32,000
Notes payable - related party	23,350	23,350
Notes payable - other	675,277	883,185
Accrued interest payable	354,659	400,720
Derivative liability	43,306	-
Total current liabilities	1,208,890	1,493,832

Other liabilities:
Convertible notes payable	315,240	315,240
Total liabilities	1,524,130	1,809,072

Commitments and contingencies (Note 11)

Stockholders’ equity (deficit):
Series A Preferred stock, no par value per share, 16,500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value per share, 750,000,000 shares authorized, 180,936,608 and 159,556,000 shares issued and outstanding	180,937	159,556
Additional paid in capital	5,798,745	2,414,718
Accumulated deficit	(5,653,540)	(3,601,419)
Treasury stock	(337,339)	(337,339)
Total stockholders’ equity (deficit)	(11,197)	(1,364,484)

Total liabilities and stockholders’ equity (deficit)	$1,512,933	$444,588

The accompanying notes are an integral part of these consolidated financial statements.

Rapid Therapeutic Science Laboratories, Inc.

(formerly, Holly Brothers Pictures, Inc.)

Consolidated Statements of Operations

	Nine months ended December 31, 2020	Nine months ended December 31, 2019	Year ended March 31, 2020
		(Unaudited)

Revenues	$130,916	$-	$9,139
Cost of goods sold	19,394	-	7,155
Gross profit	111,522	-	1,984

Operating expenses:
General and administrative	2,023,379	173,247	397,487
Amortization expense	75,000	12,500	37,500
Depreciation expense	7,255	-	-
Total operating expenses	2,105,634	185,747	434,987

Other income (expense):
Interest expense	(58,009)	(127,689)	(191,581)
Total other income (expense)	(58,009)	(127,689)	(191,581)

Net loss before income taxes	(2,052,121)	(313,436)	(624,584)
Income taxes	-	-	-

Net loss	$(2,052,121)	$(313,436)	$(624,584)

Net loss per share, basic and diluted	$(0.01)	$(0.01)	$(0.01)

Weighted average shares outstanding, basic and diluted	168,759,123	27,240,335	60,024,614

The accompanying notes are an integral part of these consolidated financial statements.

Rapid Therapeutic Science Laboratories, Inc.

(formerly, Holly Brothers Pictures, Inc.)

Consolidated Statement of Stockholders’ Equity

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Treasury Stock	Total Stockholders' Equity

Balance at March 31, 2019	1,204,000	$1,204	$144,477	$(2,976,835)	$(337,339)	$(3,168,493)

Stock issued for execution of sublicense agreement	140,000,000	140,000	-	-	-	140,000
Stock issued for conversion of notes payable	15,652,000	15,652	2,019,108	-	-	2,034,760
Private offering of common stock	1,100,000	1,100	73,900			75,000
Stock compensation expense	1,600,000	1,600	177,233	-	-	178,833
Net loss	-	-	-	(624,584)	-	(624,584)

Balance at March 31, 2020	159,556,000	159,556	2,414,718	(3,601,419)	(337,339)	(1,364,484)

Stock issued for conversion of debt and interest	10,103,524	10,104	524,970	-	-	535,074
Stock issued for acquisition of assets	625,000	625	499,375	-	-	500,000
Private offering of common stock	9,288,750	9,289	2,003,211	-	-	2,012,500
Stock compensation expense	1,363,334	1,363	356,471	-	-	357,834
Net loss	-	-	-	(2,052,121)	-	(2,052,121)

Balance at December 31, 2020	180,936,608	$180,937	$5,798,745	$(5,653,540)	$(337,339)	$(11,197)

The accompanying notes are an integral part of these consolidated financial statements.

Rapid Therapeutic Science Laboratories, Inc.

(formerly, Holly Brothers Pictures, Inc.)

Consolidated Statements of Cash Flows

	Nine months ended December 31, 2020	Nine months ended December 31, 2019	Year ended March 31, 2020
		(Unaudited)
Cash flows from operating activities:
Net loss	$(2,052,121)	$(313,436)	$(624,584)
Adjustments to reconcile net loss to net cash provided by (used in) operations
Stock compensation expense	357,834	78,833	178,833
Amortization expense	75,000	12,500	37,500
Depreciation expense	7,255	-	-
Inventory	(180,929)	-	(5,873)
Accounts payable	47,721	47,863	44,925
Accrued interest payable	52,411	127,689	191,580
Contract liabilities	(32,000)	-	32,000
Other, net	-	-	(44,925)
Net cash flows used in operating activities	(1,724,829)	(46,551)	(190,544)

Cash flows from investing activities:
Additions to sublicense agreement	-	(145,151)	(155,075)
Additions to property and equipment	(106,740)	-	-
Net cash flows used in investing activities	(106,740)	(145,151)	(155,075)

Cash flows from financing activities:
Issuance of notes payable	422,000	315,500	315,500
Payments of notes payable	(150,000)	-	-
Private offering of common stock	2,012,500	-	75,000
Equity subscription payable	(90,000)	-	90,000
Net cash flows provided by financing activities	2,194,500	315,500	480,500

Net increase in cash and cash equivalents	362,931	123,798	134,881
Cash and cash equivalents at beginning of period	136,215	1,334	1,334

Cash and cash equivalents at end of period	$499,146	$125,132	$136,215

Supplemental cash flow data:
Cash paid for interest	$5,599	$-	$-
Cash paid for income taxes	-	-	-

Non-Cash financing activities:
Stock issued for acquisition of equipment	$500,000	$-	$-
Stock issued for execution of sublicense agreement	-	140,000	140,000
Conversion of notes payable for stock	(535,074)	(2,034,760)	(2,034,760)
Accounts payable for addition to sublicense agreement	-	54,849	44,925

The accompanying notes are an integral part of these consolidated financial statements.

Rapid Therapeutic Science Laboratories, Inc.

(formerly, Holly Brothers Pictures, Inc.)

Notes to Consolidated Financial Statements

December 31, 2020 and March 31, 2020

NOTE 1. General Organization and Business

The Company

Rapid Therapeutic Science Laboratories, Inc. (“we”, “our” or the “Company”) was incorporated in the State of Nevada on February 22, 2013, originally under the name of PowerMedChairs.  On June 2, 2017, the Company changed its name to Holly Brothers Pictures, Inc.  On February 1, 2018, the Company acquired 100% of the equity interests in Power Blockchain, LLC (“Power Blockchain”) through an exchange agreement in a transaction that resulted in the transition to a planned new business of mining crypto-currency.  Effective November 15, 2019, the Company exited from that business and adopted a new business strategy focused on developing potential commercial opportunities which will involve the rapid application of therapeutics using inhaler technology that the Company has sublicensed from a third party as a result of the execution of a sublicense agreement with the sublicensor on that date (see Note 4).  In conjunction with the adoption of the new business strategy, the Company changed its name to Rapid Therapeutic Science Laboratories, Inc., effective January 13, 2020.  At that time, the Company also commenced online sales of its inhaler products.

Impact of COVID-19 Pandemic on Consolidated Financial Statements.

The outbreak of the 2019 novel coronavirus disease (“COVID-19”), which was declared a global pandemic by the World Health Organization on March 11, 2020, and the related responses by public health and governmental authorities to contain and combat its outbreak and spread has severely impacted the U.S. and world economies. Decreased demand for our products caused by COVID-19 could have a material adverse effect on our results of operations. Separately, economic recessions, including those brought on by the COVID-19 outbreak may have a negative effect on the demand for our products and our operating results. The range of possible impacts on the Company’s business from the coronavirus pandemic could include: (i) changing demand for the Company’s products; (ii) rising bottlenecks in the Company’s supply chain; and (iii) increasing contraction in the capital markets. At this time, the Company believes that it is premature to determine the potential impact on the Company’s business prospects from these or any other factors that may be related to the coronavirus pandemic.

NOTE 2. Summary of Significant Accounting Policies

Basis of Accounting and Change in Fiscal Year

The basis is United States generally accepted accounting principles. The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Rxoid Health Solutions, LLC and Power Blockchain, LLC, which is presently inactive.

In February 2021, the Board of Directors of the Company approved a change in the Company’s fiscal year end from March 31 to December 31. The Company’s fiscal year now begins on January 1 and ends on December 31 of each year, starting on January 1, 2021. The required transition period of April 1, 2020 to December 31, 2020 is included in the consolidated financial statements. For comparative purposes, the unaudited consolidated statements of operations and cash flows for the nine months ended December 31, 2019 are also presented.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

Inventory

Inventory consists of inhalers and related products and supplies delivered to a location near the Company’s offices, and held for online sale to wholesale or retail customers.  Inventory is stated at the lower of weighted average cost or market.

Property and Equipment

Property and equipment, consisting of office furniture and fixtures, laboratory equipment and leasehold improvements, is depreciated on a straight-line basis over their useful lives ranging from two to five years.

Intangible Assets

The Company amortizes the costs of any renewable license or sub-license agreements over the contractual terms of such renewable agreements. For any license or sub-license agreements which do not require any renewal payments to be made, the Company performs periodic assessments in order to determine whether there has been any impairment in the carrying value of such intangible assets (see Note 4).

Revenue Recognition

The Company has had only a limited number of revenue transactions since January 2020. We account for revenue from contracts with customers in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” The unit of account in Topic 606 is a performance obligation, which is a promise in a contract to transfer to a customer either a distinct good or service (or bundle of goods or services) or a series of distinct goods or services provided at a point in time or over a period of time. Topic 606 requires that a contract’s transaction price, which is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer, is to be allocated to each performance obligation in the contract based on relative standalone selling prices and recognized as revenue when (point in time) or as (over time) the performance obligation is satisfied.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity. The Company has not issued any options, warrants or similar securities that are presently exercisable.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes.  Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.  A valuation allowance is provided for the amount of deferred assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 2020 and March 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable.  Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability.  However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Subsequent Events

Management has evaluated any subsequent events occurring in the period from December 31, 2020 through the date the financial statements were issued, to determine if disclosure in this report is warranted (see Note 14).

NOTE 3. Going Concern

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has generated minimal revenues and has suffered recurring losses totaling $5,653,540 since inception. These factors, among others, indicate that there is substantial doubt about the Company’s ability to continue as a going concern within one year from the issuance date of this filing.

In order to obtain the necessary capital to sustain operations, management’s plans include, among other things, the possibility of pursuing new equity sales and/or making additional debt borrowings. There can be no assurances, however, that the Company will be successful in obtaining such additional financing, or that such financing will be available on favorable terms, if at all. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 4. Intangible Assets

Effective November 15, 2019, the Company entered into a sublicense agreement with Texas MDI, Inc., a Texas corporation, which is controlled by Donal R. Schmidt, Jr., the Chief Executive Officer and Director of the Company (“TMDI”), whereby the Company acquired a sublicense from TMDI to use certain technology regarding metered dose inhalers (MDI) that TMDI has licensed from EM3 Methodologies, LLC (“EM3”) and the right to use the RxoidTM brand name owned by TMDI (the “TMDI Agreement”). TMDI has exclusive rights to research, develop, make, have made, use, offer to sell, sell, export and/or import and commercialize, the ‘Desirick Procedure’, which is a proprietary process owned by EM3 for producing MDI using hemp (and other) derivatives in the States of Texas, California, Florida and Nevada, pursuant to an Exclusive License Agreement dated October 1, 2019, by and between TMDI and EM3 (the “EM3 Exclusive License”). Pursuant to the TMDI Agreement, the Company obtained substantially the same rights that TMDI had under the EM3 Exclusive License, as to the use of the ‘Desirick Procedure’ for the manufacturing of pressured MDI’s (pMDI) containing cannabis, hemp or a combination thereof in any legal jurisdiction in consideration for 140,000,000 shares of the Company’s common stock (issued in November 2019). Such rights obtained by the Company pursuant to the TMDI Agreement were transferred as a result of extensive third party negotiations between the Company and TMDI and have been recorded as the acquisition of an intangible asset in the amount of $140,000, based on the par value of the shares issued.

Effective February 9, 2021 (but not before), both the TMDI Agreement and the EM3 Exclusive License were effectively terminated by mutual agreement of all parties and EM3 agreed to provide the Company with a royalty-free, perpetual license to use the Desirick Procedure or any derivation thereof and its application and use on an exclusive basis in the states of Texas, California, Florida and Nevada (subject to pre-existing licensing rights which have been provided by EM3 in such jurisdictions), and on a non-exclusive basis throughout the rest of the world.

During the term of the TMDI Agreement, the Company was required to advance payments to TMDI that TMDI was required to make to EM3, pursuant to the EM3 Exclusive License Agreement. The Company’s obligation to make such advancements to TMDI was conditioned upon TMDI providing the Company with an advance notice requesting such payments, along with an accounting showing the calculations for such payments. Accordingly, the Company had an obligation to advance TMDI an amount of $200,000 as a license fee covering the first two years of the TMDI Agreement and to pay an additional $200,000 each 2 years thereafter (unless at least 100,000 MDI consumables are purchased from EM3 for use in such states during the preceding year). The Company had partially satisfied this obligation by making an equipment purchase on behalf of TMDI in the amount of $135,000, and had agreed to pay the remaining license fee of $65,000 in cash within a 24-month period (for which, the Company had recorded a liability of $44,925 for the unpaid portion of this amount in accounts payable as of December 31, 2020). The Company had recorded the entire $200,000 license fee as an intangible asset and was amortizing such expense on a straight-line basis over a 24-month period (of which, $75,000 was amortized in the nine-month transition period ended December 31, 2020).

NOTE 5. Asset Acquisition

On November 16, 2020, the Company closed an Asset Purchase and Sales Agreement with Razor Jacket, LLC (“Razor Jacket”), an Oregon based supplier of isolate and related products and its owners, with an effective date of November 1, 2020 (the “RJ Agreement”). Pursuant to the terms of the RJ Agreement, the Company purchased the intellectual property owned by Razor Jacket and the related equipment owned by the two members of Razor Jacket for a total purchase price of: (a) $300,000 in cash, paid at closing; (b) 625,000 shares of restricted common stock, issued at closing; and (c) the right for the sellers to earn up to 16,500,000 shares of Series A of preferred stock of the Company, which will be convertible into common stock on a one-for-one basis, subject to certain conditions. In conjunction with the closing of the acquisition, the acquired equipment is being readied for installation in the Company’s facilities near Dallas, Texas, where it is to be utilized in the extraction of isolates from raw hemp using proprietary know-how developed by Razor Jacket for use by the Company either as a component of its inhaler products or for sale directly to third party customers.

The Company has accounted for this transaction as an acquisition of assets, pursuant to the provisions of ASC 805-50.  Accordingly, the Company has accounted for each component of the purchase price as follows:

•We have charged the $300,000 in cash paid to the sellers at closing, which reflects an underlying cost that has no continuing benefit to the Company, to general and administrative expense in the nine-month transition period ended December 31, 2020.

•We have allocated the 625,000 shares of restricted common stock issued to the sellers at closing as an addition to property and equipment in the amount of $500,000, based on an agreed upon price of $0.80 per share, which approximated the then current quoted price of the Company’s common stock, in accordance with the terms of the RJ Agreement.

•We have treated the right for the sellers to earn up to 16,500,000 shares of Series A of preferred stock of the Company, consisting of three tranches of 5,500,000 shares each, as performance based contingent consideration, which potentially could be earned over a three year period.  Therefore, the Company will account for the issuance of any such shares as compensation expense, when (and if) each tranche is earned and the shares are issued, pursuant to the terms of the RJ Agreement.

Razor Jacket was originally formed in July 2019 for the sole purpose of researching techniques for the extraction of isolates from raw hemp using proprietary know-how developed by the two members and not for the purpose of generating revenues from the sale of products or services on a commercial scale.  We have not presented any pro forma disclosures relating to this acquisition in the notes to our financial statements for the nine-month transition period ended December 31, 2020, because the transaction is deemed an asset acquisition.

NOTE 6. Property and Equipment

As of December 31, 2020, and March 31, 2020, the Company had the following balances of property and equipment:

	December 31, 2020	March 31, 2020
Equipment purchased from Razor Jacket, LLC in November 2020, stored in a warehouse in Oregon, and awaiting shipment and installation in the Company's facilities in Dallas, Texas	$500,000	$-

Equipment located in the Company's facilities in Dallas, Texas	104,240	-

Leasehold improvements in the Company's facilities in Dallas, Texas	2,500	-

Total property and equipment	606,740	-

Less: Accumulated depreciation	(7,255)	-

Net property and equipment	$599,485	$-

The Company presently anticipates that the equipment purchased from Razor Jacket, LLC will be transported and installed, either in the Company’s existing leased facilities or in newly leased facilities, in Dallas, Texas, in the second quarter of 2021.

NOTE 7. Notes Payable

As of December 31, 2020, and March 31, 2020, the Company had the following note payable obligations:

	December 31, 2020	March 31, 2020
Promissory note issued to an accredited investor on November 10, 2020, accruing interest at 5% per annum, due on January 10, 2021, along with lending fee of 20,000 shares of common stock	$300,000	$-

Convertible promissory notes issued to two accredited investors on November 15, 2019, maturing in 1 to 5 years, accruing interest at 5% per annum, convertible into common stock at $0.05 per share.	150,000	300,000

Convertible promissory notes issued to former owners in acquisition of Power Blockchain, accruing interest at 5% per annum, principal repayments originally due in four equal installments on 2nd, 3rd, 4th and 5th anniversaries, convertible into common stock at $0.13 per share, with final maturity on February 1, 2023.	165,240	165,240

Other short term notes issued to various affiliates of the former owners of Power Blockchain for acquisition of Treasury Stock, computers and equipment, and working capital financing, at stated interest rates of 10%. Amended on November 15, 2019, to mature in one year and to be convertible into common stock at $0.05 per share.	351,933	756,535

Convertible notes issued to an accredited investor in three tranches from June to August 2020, net of unamortized debt discount of $43,306 (see further discussion below)	46,694	-

Total notes payable	$1,013,867	$1,221,775

Future maturities of notes payable as of December 31, 2020 are as follows:

Year ending December 31, 2021	$698,627
Year ending December 31, 2022	-
Year ending December 31, 2023	165,240
Year ending December 31, 2024	150,000
Year ending December 31, 2025	-

$1,013,867

During the nine-month transition period ended December 31, 2020, the Company reached the necessary milestone to trigger the conversion of certain notes payable issued to the holders on various dates in 2018 and 2019, as amended, in the total principal amount of $732,835 into shares of the Company’s common stock, subject to a 4.99% ownership limitation for each beneficial owner of such notes.  In conjunction with this conversion, holders of notes in the principal amount of $404,601, plus an additional accrued interest amount of $96,536, converted their notes into 10,022,749 shares of common stock effective as of August 31, 2020.  As of December 31, 2020, notes in the amount of $328,234, plus accrued interest in the amount of $92,575, remain outstanding and are available to be subsequently converted into 8,416,180 shares of common stock, subject to the ownership limitation (see Note 8).

During the nine-month transition period ended December 31, 2020, the Company entered into three identical Securities Purchase Agreements with an accredited investor (the “Buyer”) with respect to Convertible Promissory Notes (the “Notes”) issued by the Company to the Buyer in the total amount of $125,000.  The Notes have a maturity date of one year after the date of each issuance and bear interest at a rate of 12% per annum, which is not due until maturity.  At the option of the Buyer, the Notes may be converted into shares of the Company’s common stock, beginning one hundred eighty (180) days following the date of each issuance.  Under this option, the conversion price is equal to a discount of 42% of the average of the three (3) lowest closing bid prices for the Common Stock during the prior fifteen (15) trading day period.  The Buyer will be limited to a 4.99% beneficial ownership limitation in connection with such conversion right under the note. The Company determined that the conversion feature of the Notes required the recognition of a derivative liability upon each issuance.  Accordingly, the Company calculated the fair value of these derivative liabilities, using the Black Scholes model, and has recognized a derivative liability for each Note in that amount offset by a debt discount.  The Company is amortizing the debt discount on a straight-line basis over the one year term of each of these Notes.  On December 30, 2020, the Buyer elected to exercise the conversion option on $35,000 of principal of the first Note resulting in the issuance of 80,775 shares of common stock to the Buyer.

Effective November 15, 2019, the following transactions took place in the Company’s notes payable:

•The Company entered into new promissory notes with two accredited investors under which the Company borrowed a total of $300,000, with such notes maturing in five years, accruing interest at 5% per annum, and being convertible into common stock at the option of the holders, at a conversion price of $0.05 per share.

•The two holders of outstanding convertible notes payable elected to exercise their existing rights to convert a portion of their notes into shares of common stock, at the stated conversion ratio of $0.13 per share.  The two holders converted a total principal amount of $2,034,760 in notes into a total of 15,652,000 shares of common stock leaving the remaining total principal balance of $165,240 unconverted.

•The Company entered into an amendment with the holders of existing non-convertible notes in the total principal amount of $732,835 (out of a total of $756,535) whereby such notes will remain outstanding and continue to accrue interest with deferral of the maturity dates being extended for one year or until the Company has raised an additional $500,000 of new equity securities, at which time, the principal and accrued interest shall be converted into common stock at a conversion price of $0.05 per share (as indicated above, such notes in the amount of $404,601 were converted into common stock during the nine month transition period ended December 31, 2020, as a result of such $500,000 equity raise threshold being met).

The Company performed an analysis of both the newly issued convertible notes and the newly amended existing notes, which were formerly non-convertible, to determine whether there was a beneficial conversion feature and noted none.

NOTE 8. Stockholders' Equity

Effective January 13, 2020, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to increase the total authorized shares of common stock of the Company from 200 million shares to 750 million shares and to authorize 100 million shares of “blank check” preferred stock of the Company.

During the nine-month transition period ended December 31, 2020, the Company reached the necessary milestone to trigger the conversion of certain notes payable issued to the holders on various dates in 2018 and 2019, as amended, in the total principal amount of $732,835 into shares of the Company’s common stock, subject to a 4.99% ownership limitation for each beneficial owner of such notes. In conjunction with this conversion, holders of notes in the principal amount of $404,601, plus an additional accrued interest amount of $96,536, converted their notes into 10,022,749 shares of common stock effective as of August 31, 2020. As of December 31, 2020, notes in the amount of $328,234, plus accrued interest in the amount of $92,575, remain outstanding and are available to be subsequently converted into 8,416,180 shares of common stock, subject to the ownership limitation (see Note 7).

During the nine-month period ended December 31, 2020, the Company entered into private stock subscription agreements with various accredited investors whereby it sold them a total of 6,648,750 shares of restricted common stock at offering prices of $0.25 to $0.50 per share, resulting in gross proceeds to the Company of $1,922,500.

On October 15, 2020, the Company entered into a private stock subscription agreement with an accredited investor whereby the Company agreed to sell the investor 2,640,000 shares of restricted common stock and 6,000,000 “out of the money” common stock purchase warrants, in exchange for a cash payment to the Company in the amount of $100,000, and the performance of certain other obligations.  Based on previous negotiations between the Company and the investor prior to the execution of this agreement, the investor had made a provisional payment of $90,000, which was reflected by the Company as a liability as of March 31, 2020.  Upon execution of the agreement, the investor paid the remaining $10,000 to the Company. The resale of the shares held by the purchaser is subject to a lock-up agreement.

Additionally, the Company awarded 1,363,334 shares of restricted common stock to a total of 12 consultants during the nine-month transition period ended December 31, 2020, as compensation for services.  Based on the timing of these awards in relation to the private offering of common stock noted above, the Company valued the shares at a price of $0.25 per share, for total non-cash compensation expense of $340,834.  Also, the Company recognized non-cash compensation expense as a result of a stock-based lender fee incurred in conjunction with a promissory note agreement entered into in November 2020 in the amount of $17,000 (see Note 7).

In March 2018, the Board approved the establishment of a new 2018 Stock Option Plan with an authorization for the issuance of up to 20,000,000 shares of common stock. The Plan is designed to provide for future discretionary grants of stock options, stock awards and stock unit awards to key employees and non-employee directors.  The Company granted warrants under the plan, but none were exercised to date.

On December 29, 2020, the Board of Directors adopted, subject to the ratification by the majority shareholders, which ratification occurred pursuant to a majority stockholder consent, effective on December 30, 2020, the Company’s 2020 Equity Incentive Plan (the “2020 Plan”). Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the aggregate number of shares of common stock which may be issued pursuant to awards under the 2020 Plan is the sum of (i) 25,000,000 shares, and (ii) an annual increase on March 1st of each calendar year, beginning in 2022 and ending in 2030, in each case subject to the approval of the Board of Directors or the compensation committee of the Company (if any) on or prior to the applicable date, equal to the lesser of (A) five percent (5%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year; (B) twenty-five million (25,000,000) shares of common stock; and (C) such smaller number of shares as determined by the Board of Directors or compensation committee of the of the Company (if any)(the “Share Limit”), also known as an “evergreen” provision. Notwithstanding the foregoing, shares added to the Share Limit are available for issuance as incentive stock options only to the extent that making such shares available for issuance as incentive stock options would not cause any incentive stock option to cease to qualify as such. In the event that the Board of Directors or the compensation committee (if any) does not take action to affirmatively approve an increase in the Share Limit on or prior to the applicable date provided for under the plan, the Share Limit remains at its then current level. Notwithstanding the above, no more than 250,000,000 incentive stock options may be granted pursuant to the terms of the 2020 Plan.

The 2020 Plan will provide an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board of Directors in its discretion shall deem relevant.

NOTE 9. Related Party Transactions

Office services have been provided without charge by an officer and director (Donal R. Schmidt, Jr.). Such costs are immaterial to the consolidated financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

NOTE 10. Provision for Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 requires use of the liability method.  ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

For the nine months ended December 31, 2020, the Company had net operating loss carry forwards of approximately $1,694,300, after taking certain non-deductible items into account, as compared to $445,700 for the year ended March 31, 2020. Such net operating loss carry forwards may be available to reduce future years' taxable income, however, any future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined as not likely to occur. Accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Net operating losses will begin to expire in 2030.

Components of net deferred tax assets, including a valuation allowance, are as follows as of December 31, 2020 and March 31, 2020:

	December 31, 2020	March 31, 2020
Deferred tax assets
Net operating loss carryforward	$355,800	$93,600
Total deferred assets	355,800	93,600

Valuation allowance	(355,800)	(93,600)
Net deferred tax assets	$-	$-

The cumulative valuation allowance for deferred tax assets for the nine months ended December 31, 2020 was $(602,000), as compared to $(246,200), for the year ending March 31, 2020. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2020. The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

	Nine Months Ended December 31, 2020	Year Ended March 31, 2020

U.S. federal statutory tax rate	21.0%	21.0%
Valuation allowance	(21.0)%	(21.0)%
Net effective tax rate	0%	0%

At December 31, 2020, we had an unused net operating loss carryover approximating $2,867,000, after taking certain non-deductible items into account, that is available to offset future taxable income which expires beginning 2038.  The availability of such net operating loss carryover to be offset against any future taxable income is significantly limited as a result of a change of control transaction that occurred in November 2019. All prior tax years remain open currently.

NOTE 11. Commitments and Contingencies

In addition to the related party office arrangement disclosed in Note 9, the Company entered into a third party lease agreement in April 2020 covering 4,327 square feet of laboratory and office space in a building located approximately three miles from the Company’s main office.  Under the terms of the lease agreement, which is set to expire on December 31, 2021, the Company made monthly rental payments at a reduced rate from April 2020 to July 2020 and at the full monthly rate of $9,500 since August 2020. The Company is accounting for this lease agreement in accordance with the provisions of ASC 842, “Leases”, which it adopted effective April 1, 2020, including the practical expedients.  Since the Company has no long-term leases, the adoption did not have an impact on the Company’s financial statements.

NOTE 12. Recent Accounting Pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these consolidated financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

NOTE 13. Litigation

From time to time in the ordinary course of our business, we may be involved in legal proceedings, the outcomes of which may not be determinable.  The results of litigation are inherently unpredictable. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time and result in diversion of significant resources.  We are not able to estimate an aggregate amount or range of reasonably possible losses for those legal matters for which losses are not probable and estimable, primarily for the following reasons: (i) many of the relevant legal proceedings are in preliminary stages, and until such proceedings develop further, there is often uncertainty regarding the relevant facts and circumstances at issue and potential liability; and (ii) many of these proceedings involve matters of which the outcomes are inherently difficult to predict.  We have insurance policies covering potential losses where such coverage is cost effective.

We are not at this time involved in any legal proceedings.

NOTE 14. Subsequent Events

Since December 31, 2019 and through the date of this report, the entire global economy has been substantially impacted by the coronavirus pandemic which began in China and has spread to the United States and most other parts of the world. As disclosed in Note 1, the Company has adopted a new business strategy focused on developing potential commercial opportunities which will involve the rapid application of therapeutics using proprietary metered dose inhaler technology that the Company has recently sublicensed from a third party. The range of possible impacts on the Company’s business from the coronavirus pandemic could include: (i) changing demand for the Company’s products; (ii) rising bottlenecks in the Company’s supply chain; and (iii) increasing contraction in

the capital markets.   At this time, the Company believes that it is premature to determine the potential impact on the Company’s business prospects from these or any other factors that may be related to the coronavirus pandemic.

In January 2021, the Company entered into private stock subscription agreements with [three] separate accredited investors whereby the Company sold a total of 1,325,000 shares to these investors at an offering price of $0.40 per share, resulting in gross proceeds to the Company of $530,000.

On January 11, 2021, we entered into an Employment Agreement with Duane Drinkwine, Ph.D., effective February 1, 2021 (the “Employment Agreement”). Pursuant to the Employment Agreement, Dr. Drinkwine agreed to serve as the Chief Science Officer of the Company, a non-executive position.

Effective February 9, 2021, the Company, TMDI and EM3 mutually agreed to terminate both the TMDI Agreement and the EM3 Exclusive License and to provide the Company with a royalty-free, perpetual license to use the Desirick Procedure or any derivation thereof and its application and use on an exclusive basis in the states of Texas, California, Florida and Nevada (subject to pre-existing licensing rights which have been provided by EM3 in such jurisdictions), and on a non-exclusive basis throughout the rest of the world (see Note 4).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Rapid Therapeutic Science Laboratories, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Razor Jacket, LLC (the “Company”), as of September 30, 2020 and March 31, 2020, and the related statements of operations, members’ equity, and cash flows for the six months ended September 30, 2020 and for the period from inception on July 12, 2019 to March 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020 and March 31, 2020, and the results of its operations and its cash flows for the periods then ended.

Basis for Opinion

These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ PWR CPA, LLP

We have served as the Company’s auditor since 2020

Houston, Texas

January 7, 2021

RAZOR JACKET, LLC

Balance Sheet

	September 30,	March 31,
	2020	2020
Assets

Current assets:
Cash and cash equivalents	$9,611	$166
Accounts receivable	26,500	-
Total current assets	36,111	166

Total assets	$36,111	$166

Liabilities and Members' Equity

Current liabilities:
Accounts payable - related parties	$6,000	$6,600
Total current liabilities	6,000	6,600

Members' equity:
Members' equity	$30,111	$(6,434)
Total members' equity	30,111	(6,434)

Total liabilities and members' equity	$36,111	$166

See Accompanying Notes to Financial Statements.

RAZOR JACKET, LLC

Statement of Operations

	For six months ended September 30, 2020	From inception (July 12,2019) to March 31, 2020

Revenues	$94,750	$35,000
Cost of goods sold	29,681	29,000
Gross profit	65,069	6,000

Operating expenses:
General and administrative	8,524	12,734
Total operating expenses	8,524	12,734

Net income (loss)	$56,545	$(6,734)

See Accompanying Notes to Financial Statements.

RAZOR JACKET, LLC

Statement of Changes in Members' Equity

Balance at Inception (July 12, 2019)	$-

Capital contributions	300

Net loss	(6,734)

Balance at March 31, 2020	(6,434)

Capital distributions	(20,000)

Net income	56,545

Balance at September 30, 2020	$30,111

See Accompanying Notes to Financial Statements.

RAZOR JACKET, LLC

Statement of Cash Flows

	For six months ended September 30, 2020	From inception (July 12, 2019) to March 31, 2020

Cash flows from operating activities:
Net income (loss)	$56,545	$(6,734)
Adjustments to reconcile net income to net		-
cash provided by (used in) operations:
Changes in current assets	(26,500)	-
Changes in current liabilities	(600)	6,600
Net cash flows from operating activities	29,445	(134)

Cash flows from financing activities:
Capital contributions	-	300
Capital distributions	(20,000)	-
Net cash flows from financing activities	(20,000)	300

Net increase in cash and cash equivalents	9,445	166

Cash and cash equivalents at beginning of period	166	-

Cash and cash equivalents at end of period	$9,611	$166

See Accompanying Notes to Financial Statements.

RAZOR JACKET, LLC

Notes to Financial Statements

September 30, 2020

(1)  Business and Summary of Significant Accounting Policies

Description of Business - Razor Jacket, LLC (“we”, “our” or the "Company") is a domestic limited liability company that was organized by its two members in the State of Oregon in July 2019.  The Company was formed for the purpose of researching techniques for the extraction of isolates from raw hemp using proprietary know-how developed by the two members, which the Company is seeking to patent.  The Company has no employees and all business functions are performed by the two members.

Basis of Accounting - The financial records are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Cash and Cash Equivalent - The Company considers all short-term investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Revenue Recognition - The Company is a research oriented entity and was not formed for the primary purpose of generating revenues from the sale of products or services on a commercial scale. However, the Company has made occasional sales of isolates or related products to third parties in conjunction with its primary research efforts directed toward the extraction of isolates.  For such sales, the Company recognizes revenues at a point in time upon the delivery of these products to the customer.

In May 2014 the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), as amended by subsequent ASUs (collectively, “ASC 606”) which amends the existing accounting standards for revenue recognition and establishes principles for recognizing revenue upon the transfer of promised goods or services to customers based on the expected consideration to be received in exchange for those goods or services. The Company adopted this ASU effective January 1, 2019 using the prospective transition method. There is no impact on adoption of Topic 606.

The unit of account in Topic 606 is a performance obligation, which is a promise in a contract to transfer to a customer either a distinct good or service (or bundle of goods or services) or a series of distinct goods or services provided at a point in time or over a period of time.  Topic 606 requires that a contract’s transaction price, which is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer, is to be allocated to each performance obligation in the contract based on relative standalone selling prices and recognized as revenue when (point in time) or as (over time) the performance obligation is satisfied.

Each contract with customers has a single performance obligation based on agreed volume and fixed price.  Contracts are short-term in nature and shipping and handling charges are not accounted for as a separate performance obligation.

Due to the short-term nature of the Company’s contract, future performance obligations will not be disclosed.

Income Taxes - The Company is treated as a partnership for federal and state income tax purposes, therefore, all tax related attributes are allocated directly to the members.  Accordingly, the Company does not record any income tax related asset, liability or expense accounts.

Use of Estimates - Management has made a number of estimates and assumptions in preparing these financial statements in conformity with accounting principles generally accepted in the United States of America.  Actual results could differ from those estimates.

(2)  COVID-19

Since December 31, 2019 and through the date of this report, the entire global economy has been substantially impacted by the coronavirus pandemic which began in China and has spread to the United States and most other parts of the world. The range of possible impacts on the Company’s business from the coronavirus pandemic could include: (i) changing demand for the Company’s products; (ii) rising bottlenecks in the Company’s supply chain; and (iii) increasing contraction in the capital markets. To date, the Company has not experienced a significant adverse impact from the coronavirus pandemic.

(3)  Related Party Transactions

The Company has subleased office space from the two members on a month-to-month basis. Rent payments made or accrued by the Company to the two members amounted to $12,600 in the period from inception (July 12, 2019) to March 31, 2020 and $8,400 in the six months ended September 30, 2020, and are reflected in general and administrative expenses.

The Company has made periodic cash distributions of its net income to the two members. Such distributions amounted to $20,000 in the six months ended September 30, 2020.

The two members of the Company have performed most of the Company’s business functions on a part-time, as needed basis, since its inception. There has been no charge made by the members to the Company for their services. Also, the two members have provided certain equipment owned by them to the Company to use in conjunction with its research activities, for which no charge has been made by the members to the Company.

(4)  Concentration of Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents, and accounts receivable.  Management makes efforts to control the Company’s exposure to credit risk associated with these instruments by (i) placing its assets and other financial interests with credit-worthy financial institutions; and (ii) maintaining strict policies over credit extension that include credit evaluations, credit limits and monitoring procedures.

For the six months through September 30, 2020, the Company had gross revenue of $94,750 to one customer. This customer makes up 100% of the Company’s accounts receivable at period end. From inception to March 31, 2020, the Company had gross revenue of $35,000 to one customer.

(5)  Subsequent Event

On November 16, 2020, the Company and its two members closed an Asset Purchase and Sales Agreement (the “Agreement”) with Rapid Therapeutic Science Laboratories, Inc. (“RTSL”), with an effective date of November 1, 2020. Pursuant to the Agreement, RTSL purchased the intellectual property owned by the Company and the equipment owned by the two members for a total purchase price of:

(a)$300,000 in cash, paid at closing;

(b)625,000 shares of RTSL restricted common stock, issued at closing; and

(c)The right for the sellers to earn up to 16.5 million shares of a new series of RTSL preferred stock.

Following the sale, the members expect to effectively liquidate the Company.

ANNEX A

GLOSSARY OF CANNABINOID INDUSTRY TERMS

The following are abbreviations, acronyms and definitions of certain terms used in this document, which are commonly used in the cannabinoid industry:

“API” means active pharmaceutical ingredients.

“Bronchospasm” occurs when the airways (bronchial tubes) go into spasm and contract. This makes it hard to breathe and causes wheezing.

“Bioavailability” means the proportion of a drug which enters the circulation system when introduced into the body.

“Cannabinoids” mean compounds found in cannabis sativa L., and when used throughout this prospectus, refer to compounds found in the hemp plant which do not contain THC.

“CBD” or cannabidiol is an active ingredient in cannabis derived from the hemp plant. CBD is a non-psychoactive oxidative degradation product of THC.

“CBG” or cannabigerol is an active ingredient in cannabis derived from the hemp plant.

“CBN” or cannabinol is a cannabinoid derived from the hemp plant.

“CMDICB” means the Cannabinoid MDI Certification Board, which was established to ensure manufacturers producing cannabinoid based metered dose products understand the potential public health and safety risks associated with delivering a medication in an aerosolized, inhalable format.

“cGMP” means current good manufacturing practice regulations promulgated by the FSA under the authority of the FFDCA. These regulations, which have the force of law, require that manufacturers, processors, and packagers of drugs, medical devices, some food, and blood take proactive steps to ensure that their products are safe, pure, and effective.

“CSA” means the Controlled Substances Act, the statute establishing federal U.S. drug policy under which the manufacture, importation, possession, use, and distribution of certain substances is regulated.

“DEA” means the U.S. Drug Enforcement Administration, a United States federal law enforcement agency under the United States Department of Justice, tasked with combating drug trafficking and distribution within the United States.

“FDA” means U.S. The Food and Drug Administration, which is a federal agency of the United States Department of Health and Human Services. The FDA is responsible for protecting the public health by ensuring the safety, efficacy, and security of human and veterinary drugs, biological products, and medical devices; and by ensuring the safety of U.S. food supply, cosmetics, and products that emit radiation.

“FFDCA” means the Federal Food, Drug and Cosmetic Act, which is a set of U.S. laws passed by Congress in 1938 giving authority to the FDA to oversee the safety of food, drugs, medical devices, and cosmetics.

“FTC” means the U.S. Federal Trade Commission, which is an independent agency of the United States government whose principal mission is the enforcement of civil U.S. antitrust law and the promotion of consumer protection.

“GAD” means general anxiety disorder, an ongoing anxiety that interferes with daily activities.

“ISO level” means International Organization for Standardization, an independent, non-governmental, international organization that develops standards to ensure the quality, safety, and efficiency of products, services, and systems, certification level.

A-1

“Isolate” is a crystalline solid or powder that contains cannabinoids.

“Laryngospasm” refers to a sudden spasm of the vocal cords.

“Lipoid pneumonia” is a rare disease that occurs when oil or fat enters the lungs.

“MDI” means metered dose inhaler, which is a device that delivers a specific amount of inhalant (which may include medicine) to the lungs, in the form of a short burst of aerosolize inhalant, that is usually self-administered via inhalation.

“non-THC cannabinoids” means cannabinoids which do not contain THC.

“NPC” means non-psychoactive cannabinoids.

“Pharmaceutical-grade” means any active or inactive drug, biologic, reagent, etc., manufactured under GMP which is approved, conditionally approved, or indexed by the FDA or for which a chemical purity standard has been written or established by a recognized compendia (e.g., United States Pharmacopeia-National Formulary (USP/NF) or British Pharmacopeia (BP)).

“Phytocannabinoids” mean cannabinoids that occur naturally in the hemp plant.

“Phytoextracts” mean plant extracts.

“pMDI” means pressurized metered dose inhaler, which is a form of metered dose inhaler which includes a propellant under high pressure, which releases the inhalant when the canister/container is pushed down.

“PTSD” means post-traumatic stress disorder a disorder in which a person has difficulty recovering after experiencing or witnessing a terrifying event.

“Pulmonary route of administration” means the inhalation of drugs through the mouth and the further deposition of inhaled pharmacological agents in lower airways.

“Terpenes” are aromatic compounds found in many plants. Cannabis plants contain high concentrations of terpenes. These aromatic compounds create the characteristic scent of many plants, such as cannabis, pine, and lavender, as well as fresh orange peel.

“THC” means tetrahydrocannabinol, which is the principal psychoactive constituent of cannabis.

“USDA” means the U.S. Department of Agriculture, which is the U.S. federal executive department responsible for developing and executing federal laws related to farming, forestry, rural economic development, and food.

A-2

RAPID THERAPEUTIC SCIENCE LABORATORIES INC.

UNITS, EACH UNIT COMPRISED OF

ONE SHARE OF COMMON STOCK AND ONE WARRANT

TO PURCHASE ONE SHARE OF COMMON STOCK

__________________________

PROSPECTUS

__________________________

Maxim Group LLC

, 2021

Through and including ____________, 2021 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the registrant’s expenses, other than any sales commissions or discounts, in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$2,585
FINRA Filing Fee	10,000	*
Accounting fees and expenses	7,000	*
Printing and engraving expenses	13,000	*
Legal fees and expenses	80,000	*
Nasdaq Capital Market listing fees	75,000	*
Transfer agent and registrar fees	10,000	*
Miscellaneous	5,000	*
Total	$202,585

*  Indicates expenses that have been estimated for filing purposes only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws (“Bylaws”), provide that we shall, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. Every director, officer, or employee of the Company is required to be indemnified by the Company against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company (collectively, “Company Agents”) or is or was serving at the request of the Company as a Company Agent, or any settlement thereof, whether or not he/she is a Company Agent at the time such expenses are incurred, except in such cases wherein the person is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that such indemnification only applies when the Board of Directors approves such settlement and reimbursement as being in the best interests of the Company.

The Bylaws also allow us to pay in advance of the final disposition of such action or proceeding, such amounts, upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in the Bylaws.

Neither our Bylaws nor our Amended and Restated Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act.

On February 1, 2018, the Company entered into an exchange agreement (the “Exchange Agreement”) with PBC Group, LLC and Black Car, Inc. (collectively, the “Sellers”), pursuant to which the Company acquired 100% of the equity interests in Power Blockchain, LLC (“Power Blockchain”) from the Sellers in exchange for the issuance for convertible notes in aggregate principal amount of $2.2 million (the “Notes”). The Notes: (i) had a maturity date five years from the date of issuance: (ii) accrued interest at 5% per annum; (iii) required repayment in four equal installments on the second, third, fourth and fifth anniversary dates after issuance; and (iv) were convertible at the option of the holder into Company common stock at a conversion price of $0.13 per share.

Power Blockchain had outstanding debt obligations in aggregate principal amounts of $570,000, accruing interest at rates between 12-13% per annum, which obligations were overdue and in default. In March 2018, the Power Blockchain debt holders commenced a lawsuit against us in San Diego Superior Court, in connection with outstanding and overdue debt obligations. On March 22, 2018, we agreed to enter into a conditional settlement with the debt holders. The settlement agreement calls for the periodic issuance to the debt holders, subject to certain ownership and temporal limitations, of an aggregate of up to 3,078,000 and 3,157,000 shares respectively, which issuances were exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, and the California Corporations Code Section 25017(f)(3), as amended, after a fairness hearing evaluating the relative merits of the proposed agreement, which was held and approved on April 2, 2018.

Effective November 18, 2019, the Company entered into promissory notes with two accredited investors pursuant to which the Company borrowed a total of $300,000 (the “Notes”) as follows:

•The Company borrowed $150,000 from an investor under a Note with the following terms: (i) maturity date of five years from the date of issuance: (ii) accrues interest at 5% per annum; and (iii) is convertible at the option of the holder into Company common stock at a conversion price of $0.05 per share.

•The Company borrowed $150,000 from an investor under a Note with the same interest rate and conversion provisions but with the following payment terms: (i) $75,000 due upon the earlier of: (a) November 18, 2020, or (b) Such time that the Company has raised an additional $500,000 of new equity securities; and (ii) $75,000 due at such time that the Company has raised an additional $250,000 for a cumulative total of $750,000 of new equity securities.

Additionally, in November 2019, the Company entered into an amendment with the various holders of then outstanding non-convertible Notes Payable in the total principal amount of $737,835, which were in default, whereby such notes remained outstanding and continued to accrue interest with deferral of the maturity dates being extended until the earlier of: (i) November 15, 2020, or (ii) Such time that the Company has raised an additional $500,000 of new equity securities, or other securities which are convertible into equity of the Company, at which time, the principal and accrued interest is converted into Company common stock at a conversion price of $0.05 per share (the “Amended Notes”).

Effective November 15, 2019, the Company and Texas MDI, Inc., a Texas corporation, which is controlled by Donal R. Schmidt, Jr., the Chief Executive Officer and Director of the Company, entered into a sublicense agreement whereby the Company acquired a sublicense from TMDI to use certain technology regarding metered dose inhalers (MDI) that TMDI had licensed from EM3 and the right to use the RxoidTM brand name owned by TMDI, which ownership of we have subsequently acquired and such sublicense agreement has been subsequently replaced by a direct license agreement with EM3. In consideration for entering into the agreement and providing the rights thereunder, the Company issued TMDI 140,000,000 shares of the Company’s common stock.

In the quarter ended March 31, 2020, the Company undertook a private offering of its common stock to two separate accredited investors. Pursuant to this offering, an initial 1,000,000 shares were sold to the first investor in January 2020 at an offering price of $0.05 per share, resulting in gross proceeds of $50,000, and another 100,000 shares were sold to the second investor in March 2020 at an offering price of $0.25 per share, resulting in gross proceeds of $25,000.

Additionally, the Company awarded a total of 1,600,000 shares of common stock to three individual consultants and an entity during the quarter ended March 31, 2020 as compensation for services. Based on the timing of these awards in relation to the private offering of common stock noted above, the Company valued the first 1,500,000 shares at a price of $0.05 per share, for total non-cash compensation expense of $75,000, and the last 100,000 shares at a price of $0.25 per share, for total non-cash compensation expense of $25,000.

Based on the timing of these awards in relation to the private offering of common stock noted above, the Company valued the shares at a price of $0.25 per share, for total non-cash compensation expense of $340,834.

During the nine-month transition period ended December 31, 2020, the Company reached the necessary milestone to trigger the conversion of certain notes payable issued to the holders on various dates in 2018 and 2019, as amended, in the total principal amount of $732,835 into shares of the Company’s common stock, subject to a 4.99% ownership limitation for each beneficial owner of such notes.  In conjunction with this conversion, holders of notes in the principal amount of $404,601, plus an additional accrued interest amount of $96,536, converted their notes into 10,022,749 shares of common stock effective as of August 31, 2020. As of December 31, 2020, notes in the amount of $328,234, plus accrued interest in the amount of $92,575, remain outstanding and are available to be subsequently converted into 8,416,180 shares of common stock, subject to the ownership limitation.

During the nine-month transition period ended December 31, 2020, the Company entered into private stock subscription agreements with various accredited investors whereby it sold them a total of 6,648,750 shares of restricted common stock at offering prices of $0.25 to $0.50 per share, resulting in gross proceeds to the Company of $1,922,500.

Additionally, the Company awarded 1,363,334 shares of restricted common stock to a total of 12 consultants during the nine-month transition period ended December 31, 2020, as compensation for services.  Based on the timing of these awards in relation to the private offering of common stock noted above, the Company valued the shares at a price of $0.25 per share, for total non-cash compensation expense of $340,834.

On June 30, 2020, July 13, 2020, and August 14, 2020, the Company and Power Up Lending Group, Ltd. (the “Buyer”) entered into three identical Securities Purchase Agreement with respect to Convertible Promissory Notes issued by the Company to the Buyer in the total amount of $125,000. The notes have a maturity date of one year after the date of each issuance and bear interest at a rate of 12% per annum, which is not due until maturity. At the option of the Buyer, the notes may be converted into shares of the Company’s common stock beginning 180 days following each issuance. Under this option, the conversion price is subject to a discount of 42%, based on the average of the three lowest closing bid prices for the common stock during the prior 15 trading day period. The Buyer will be limited to convert no more than 4.99% of the issued and outstanding common stock at time of conversion at any one time.  On December 30, 2020, the Buyer elected to exercise the conversion option on $35,000 of the principal of the first Note resulting in the issuance of 80,775 shares of common stock to the Buyer.

On October 15, 2020, the Company entered into a private stock subscription agreement with an accredited investor whereby the Company agreed to sell the investor 2,640,000 shares of restricted common stock and warrants to purchase 6,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share and a term of one year, in exchange for a cash payment to the Company in the amount of $100,000, and the performance of certain other obligations.  Based on previous negotiations between the Company and the investor prior to the execution of this agreement, the investor had made a provisional payment of $90,000, which was reflected by the Company as a liability as of September 30, 2020.  Upon execution of the agreement, the investor paid the remaining $10,000 to the Company. The resale of the shares held by the purchaser are subject to a lock-up agreement.

On October 23, 2020, the Company entered into an Asset Purchase and Sales Agreement (the “Purchase Agreement”) with Razor Jacket, LLC (“Razor Jacket”) and its owners, Frank Gill (“Gill”) and Ryan C. Johnson (“Johnson”, and collectively with Gill and Razor Jacket, the “Sellers”). Pursuant to the Purchase Agreement, the

Company agreed to purchase from the Sellers, all of Razor Jacket’s equipment and all of the Seller’s know-how relating to the manufacture of cannabinoid isolates and related products, including, but not limited to, terpenes, and the production of isolate and related products (collectively, the “Assets”). The purchase price payable for the Assets was (a) $300,000 in cash, payable at closing; (b) 625,000 shares of restricted common stock (valued for the purposes of the Purchase Agreement at $0.80 per share or $500,000 in aggregate)(the “Closing Shares”); and (c) the right for the Sellers to earn up to 16.5 million shares of newly designated shares of Series A Convertible Preferred Stock of the Company, which if issued and earned, will be convertible for common stock on a one-for-one basis.

The Company had $732,835 of outstanding convertible notes payable, which had accrued $172,564 of accrued interest, as of August 31, 2020. Such convertible notes payable, as amended, provided that, at such time that the Company had raised $500,000 of new equity securities, or other securities which are convertible into equity of the Company, all outstanding principal and interest owed under such convertible promissory notes would automatically convert into shares of common stock of the Company, at a conversion price of $0.05 per share, subject to a 4.99% ownership limitation set forth in such convertible promissory notes (as amended). The ownership limitation which prevents the conversion of the convertible promissory notes into common stock if upon such conversion the holder (and its affiliates) would own more than 4.99% of the Company’s outstanding common stock (the “Ownership Blocker”). As described above, in August 2020, the Company entered into private stock subscription agreements with thirty-three separate accredited investors whereby the Company sold a total of 2,404,000 shares of restricted common stock to these investors at an offering price of $0.25 per share, resulting in gross proceeds to the Company of $601,000. As a result of such sales, the automatic conversion provisions of the convertible promissory notes were triggered, effective as of August 31, 2020, subject to the Ownership Blocker. In conjunction with this automatic conversion, six holders of convertible promissory notes in the aggregate amount of $501,138 (when including principal and interest thereon), had such principal and interest automatically converted into an aggregate of 10,022,749 shares of common stock (one share for each $0.05 of principal and interest converted).

On April 13, 2021 (effective as of March 31, 2021), the following additional conversions of the Company’s convertible notes payable occurred: (i) the holders of convertible notes payable issued in 2018 at a conversion price of $0.13 per share with total principal and accrued interest balances in the aggregate amount of $410,888, converted their notes into a total of 3,160,684 shares of common stock pursuant to the terms of their notes; and (ii) the holders of the Automatic Conversion Notes, with a conversion price of $0.05 per share, with a total principal and accrued interest balance in the aggregate amount of $383,470, converted their Automatic Conversion Notes into a total of 7,669,381 shares of common stock. As a result of these conversions, a total of 10,830,065 shares of common stock were issued increasing our total outstanding share count to 193,379,421 shares.

After such conversions, an aggregate of $404,809 of principal and interest remained outstanding under such conversion promissory notes (as of December 31, 2020), convertible into an aggregate of 8,416,180 shares of common stock pursuant to their terms, subject to the Ownership Blocker. Such remaining amount of the convertible promissory notes will be automatically converted into additional shares of common stock, from time to time, at such time as the Company is able to issue such holders additional shares of common stock, without exceeding the applicable Ownership Blocker.

In October and November 2020, the Company sold an aggregate of 968,750 shares of restricted common stock to eight accredited investors, pursuant to subscription agreements entered into with the investors, in a private offering, at a purchase price of $0.40 per share (raising $387,500 in aggregate). Each investor was also granted warrants to purchase the same number of shares purchased, with an exercise price of $1.00 per share. The warrants are exercisable for cash, for 180 days after the Company’s 3-day average volume-weighted average closing price exceeds $1.00, which hasn’t been triggered yet (the “warrants”). In total, the Company granted warrants to purchase an aggregate of 968,750 shares of common stock to the investors described above.

During the nine months ended December 31, 2020, the Company awarded 1,363,334 shares of restricted common stock to a total of 12 consultants as compensation for services.

On January 22, 2021, the Company sold an aggregate of 1,250,000 shares of restricted common stock to two accredited investors, pursuant to subscription agreements entered into with the investors, in a private offering, at a purchase price of $0.40 per share (raising $500,000 in aggregate). The investors were also granted warrants to purchase the same number of shares purchased, with an exercise price of $0.85 per share. The warrants are exercisable for cash or on a cashless basis, if the shares underlying the warrants haven’t been registered with the

SEC, at any time prior to January 1, 2022 (the “warrants”). The warrants include a 4.99% ownership blocker, which may be increased on a holder-by-holder basis, to 9.99% with 61 days prior written notice from each holder. In total, the Company granted warrants to purchase an aggregate of 1,250,000 shares of common stock to the investors described above. The investors also entered into trading agreements with the Company, whereby they agree to not sell the shares held by such investors for a period of time after the sales, subject in certain cases, to volume limitations and certain exemptions.

On January 11, 2021, pursuant to the terms of an Employment Agreement entered into with Dr. Duane Drinkwine on the same date, the Company agreed to issue up to 2,000,000 shares of Series B Preferred Stock, subject to the terms of the Employment Agreement, which will be issuable to Dr. Drinkwine under certain circumstances. If earned in full and converted in full, such preferred stock would be convertible into 2,000,000 shares of common stock.

On January 21, 2021, the Company sold an aggregate of 75,000 shares of restricted common stock to an accredited investor, pursuant to a subscription agreement entered into with the investor, in a private offering, at a purchase price of $0.40 per share (raising $30,000 in aggregate).

Effective March 31, 2021, the following additional conversions of the Company’s remaining convertible notes payable occurred: (i) the holders of convertible notes payable issued in 2018 at a conversion price of $0.13 per share with total principal and accrued interest balances in the aggregate amount of $410,888 converted their notes into a total of 3,160,684 shares of common stock; and (ii) the holders of convertible notes payable amended or issued in 2019 at a conversion price of $0.05 per share with total principal and accrued interest balances in the aggregate amount of $383,470, the automatic conversion of which had previously been triggered on August 31, 2020, as discussed above, subject to each holder’s beneficial ownership limitation, converted their notes into a total of 7,669,381 shares of common stock. As a result of these conversions, a total of 10,830,065 new shares of common stock were issued. As of June 30, 2021, convertible notes payable in the amount of $174,685, plus accrued interest in the amount of $33,658, remain outstanding and are available to be subsequently converted into 4,166,860 shares of common stock, subject to the Ownership Blocker. Currently there is total of $2,116,000 of convertible notes.

During the six months ended June 30, 2021, the Company entered into private stock subscription agreements with several accredited investors whereby it sold them a total of 1,462,500 shares of restricted common stock at an offering price of $0.40 per share, resulting in gross proceeds to the Company of $585,000. The investors also received an equal number of warrants to purchase additional shares of common stock at exercise prices of $0.85 to $1.00 per share. Such purchases must be made within 180 days of the Company’s 3-day volume weighted average stock price being above the exercise price, otherwise, such warrants are void.

On April 22, 2021, we entered into an Independent Contractor Agreement with We the 23, LLC, a Texas limited liability company, whose managing member is Charles L. Powell, M.D.  Pursuant to the Powell Agreement, we engaged Powell, as an independent contractor, to provide oversight services and interpretation of clinical research for the Company. In consideration for Powell agreeing to provide services under the agreement, the Company agreed to pay Powell $10, and to issue Powell up to 8,000,000 shares of then newly designated Series C Preferred Stock.

On May 18, 2021, the Company entered into an Independent Contractor Agreement with Epic Medical Research. Pursuant to the Epic Agreement we engaged Epic, as an independent contractor, to act as the principal investigator of the Company’s products related to the Powell Agreement, while performing clinical research, including obtaining informed consent of patients, implementation of study procedures, product dispensing, evaluations of patient compliance with study requirements, and preparations of required study documents. In consideration for Epic agreeing to provide services under the agreement, the Company agreed to issue Epic up to 500,000 shares of Series C Preferred Stock.

From June 30, 2020 to August 14, 2020, the Company entered into three identical Securities Purchase Agreements with an accredited investor (the “ Buyer ”) with respect to Convertible Promissory Notes (the “ Notes ”) issued by the Company to the Buyer in the total amount of $125,000.  The Notes had a maturity date of one year after the date of each issuance and bore interest at a rate of 12% per annum, which was not due until maturity. At the option of the Buyer, the Notes could be converted into shares of the Company’s common stock, beginning one hundred eighty (180) days following the date of each issuance. Under this option, the conversion price was equal to a discount of 42% of the average of the three (3) lowest closing bid prices for the common stock during the prior fifteen (15) trading day period. The Buyer was limited to a 4.99% beneficial ownership limitation in connection with such conversion right under the note. The Company determined that the conversion feature of the Notes required the recognition of a derivative liability upon each issuance. Accordingly, the Company calculated the fair value of these derivative liabilities, using the Black Scholes model, and recognized a derivative liability for each Note in that amount offset by a debt discount. On December 30, 2020, the Buyer elected to exercise the conversion option on $35,000 of principal of the first Note resulting in the issuance of 80,775 shares of common stock to the Buyer. In the three months ended March 31, 2021, the Buyer elected to exercise the conversion option on the remaining principal of the first Note and the entire principal of the second and third Notes resulting in the issuance of 264,520 shares of common stock to the Buyer.

On August 4, 2021, the Company sold an accredited investor of an Original Issue Discount Convertible Debenture in the original principal amount of $1,941,176 (the “Debenture”) and a warrant to purchase up to 4,852,940 shares of common stock of the Company (the “Investor Warrants”). The Debenture and the Warrants were purchased for an aggregate of $1,650,000 (a 15% discount to the principal amount of the Debenture). The amount owed under the Debenture is due upon the earlier of (a) May 1, 2022, and (b) the date of a Qualified Offering (defined below), unless earlier converted into common stock of the Company, as discussed below. “Qualified Offering” means a single public offering of common stock and/or common stock equivalents which results in the listing of the Company’s common stock on a national securities exchange (including Nasdaq). The Debenture may not be prepaid without the prior written consent of the holder. The Debenture does not accrue interest, except upon the occurrence of an event of default, at which time the amount owed accrues interest at the rate of 18% per annum, until paid in full.

The amount owed under the Debenture, including amounts owed upon the occurrence of an event of default, may be converted, in whole or part, by the holder, into common stock of the Company, at a conversion price of $0.40 per share (the “Conversion Price”), provided that the outstanding amount of the Debenture automatically converts into common stock of the Company upon the closing of a Qualified Offering, at the lower of (i) the Conversion Price; and (ii) 75% of the offering price of the Qualified Offering. The conversion of the Debenture is subject to a beneficial ownership limitation of 4.99%, preventing such conversion by the holder thereof, if such exercise would result in such holder and its affiliates, exceeding ownership of 4.99% of our common stock, which percentage may be increased to up to 9.99%, with at least 61 days prior written notice by the holder thereof.

The Investor Warrants, which are evidenced by a Common Stock Purchase Warrant (the “Warrant Agreement”), have an exercise price of $0.40 per share, and may be exercised at any time from the grant date of the Investor Warrants until August 3, 2026. The total number of shares of common stock issuable upon exercise of the warrants equals 100% of the total initial shares of common stock issuable upon conversion of the Debenture. The Investor Warrants have cashless exercise rights if when exercised, and following the six-month anniversary of the closing of the offering, a registration statement registering the shares of common stock issuable upon exercise thereof, is not effective with the Securities and Exchange Commission. The exercise of the Investor Warrants is subject to a beneficial ownership limitation of 4.99%, preventing such exercise by the holder thereof, if such exercise would result in such holder and its affiliates, exceeding ownership of 4.99% of our common stock, which percentage may be increased to up to 9.99% with at least 61 days prior written notice by the holder thereof. The Investor Warrants contain anti-dilution rights such that if we issue, or are deemed to have issued, common stock or common stock equivalents at a price less than the then exercise price of the Investor Warrants, subject to certain customary exceptions and the sale of up to $1.5 million in private transactions, the exercise price of the Investor Warrants is automatically reduced to such lower value, and the number of shares of common stock issuable upon exercise thereafter is adjusted proportionately so that the aggregate exercise price payable upon exercise of such Investor Warrants is the same prior to and after such reduction in exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

Pursuant to a Placement Agent Agreement entered into with Maxim Group LLC (the “Placement Agent”), who served as placement agent for the offering of the Debenture and Investor Warrants, we agreed to pay the Placement Agent for the offering a cash commission of 8% of the gross proceeds received in the offering ($132,000), and to grant the Placement Agent a warrant to purchase 5% of the total shares issuable upon conversion of the Debenture (242,647), with an exercise price equal to the same exercise price as the Investor Warrants ($0.40 per share),which have a term of five years and are in substantially similar form as the Investor Warrants (the “Placement Warrants” and together with the Investor Warrants, the “Offering Warrants”). We agreed to register the shares of common stock issuable upon exercise of the Placement Warrants under the Securities Act of 1933, as amended.

On July 6, 2021, the Company issued 25,000 shares of restricted common stock to a consultant as compensation for services.

* * * * * * *

The use of proceeds associated with the above listed sales of unregistered securities was for general working capital purposes.

The issuances and grants described above, except as otherwise disclosed, were exempt from registration pursuant to Section 4(a)(2), Rule 506 of Regulation D and/or Regulation S of the Securities Act, since the foregoing issuances and grants did not involve a public offering, the recipients took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipients were (a) “accredited investors”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act; (c) were non U.S. persons; and/or (d) were officers or directors of the Company. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The conversion of notes described above were exempt pursuant to Section 3(a)(9) of the Securities Act, as no commission or other remuneration was paid or given directly or indirectly for soliciting the exchanges and the Company did not receive any compensation for the issuance of the shares of common stock in connection with such conversions.

ITEM 16. EXHIBITS

(a) Exhibits Pursuant to Item 601 of Regulation S-K:

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1#	Form of Underwriting Agreement
2.1+	Asset Purchase and Sales Agreement dated October 23, 2020, by and between Rapid Therapeutic Science Laboratories, Inc., as purchaser, and Razor Jacket, LLC, Frank Gill, and Ryan Johnson, as sellers	8-K	000-55018	2.1	10/29/2020
2.2	First Amendment to Asset Purchase and Sales Agreement dated November 16, 2020, by and between Rapid Therapeutic Science Laboratories, Inc., as purchaser, and Razor Jacket, LLC, Frank Gill, and Ryan Johnson, as sellers	8-K	000-55018	2.2	11/18/2020
2.3	Membership Interest Purchase Agreement by and between the sole member of Rxoid Health Solutions, LLC, and Rapid Therapeutic Science Laboratories, Inc., dated November 30, 2020	8-K	000-55018	2.1	2/9/2021

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Articles of Incorporation	8-K	000-55018	3.1	1/21/2020
3.2	Certificate of Designation of Rapid Therapeutic Science Laboratories, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock as filed with the Secretary of State of Nevada on November 12, 2020	8-K	000-55018	3.1	11/18/2020
3.3	Certificate of Designation of Rapid Therapeutic Science Laboratories, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock as filed with the Secretary of State of Nevada on May 28, 2021	8-K	000-55018	3.1	6/2/2021
3.4	Certificate of Designation of Rapid Therapeutic Science Laboratories, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series C Convertible Preferred Stock as filed with the Secretary of State of Nevada on May 28, 2021	8-K	000-55018	3.2	6/2/2021
3.5	Bylaws	S-1	333-188781	3.2	5/23/2013
4.1	Description of Securities of the Registrant	10-KT	000-55018	4.1	3/16/2021
4.2#	Form of Offering Warrants
4.3#	Form of Underwriters’ Warrants
4.4	Form of Common Stock Purchase Warrant of Rapid Therapeutic Science Laboratories, Inc., granted to Maxim Group LLC and assigns	8-K	000-55018	4.1	8/5/2021
4.5	Form of Securities Purchase Agreement dated August 1, 2021, by and between Rapid Therapeutic Science Laboratories, Inc., and the Purchaser party thereto	8-K	000-55018	4.2	8/5/2021
5.1#	Opinion and consent of The Loev Law Firm, PC re: the legality of the securities being registered
10.1	Form of five-year Note issued in Exchange Agreement between Holly Brothers Pictures, Inc., PBC Group, LLC and Black Car, Inc. dated February 1, 2018	8-K	000-55018	10.4	2/2/2018
10.2**	Rapid Therapeutic Science Laboratories, Inc. 2018 Amended and Restated Stock Plan	10-K/A	000-55018	10.1	8/27/2020
10.3	Sublicense Agreement between Texas MDI, Inc. and Holly Brothers Pictures, Inc., dated as of November 15, 2019	8-K	000-55018	10.1	11/22/2019

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.4	Exclusive License Agreement dated October 1, 2019 by and between Texas MDI, Inc. and EM3 Methodologies, LLC [Filed as Exhibit A to the Sublicense Agreement incorporated by reference herein as Exhibit 10.3]	8-K	000-55018	10.1	11/22/2019
10.5	First Amendment to Exclusive License Agreement dated June 25, 2020 by and between Texas MDI, Inc. and EM3 Methodologies, LLC	10-K/A	000-55018	10.4	8/27/2020
10.6	Form of Promissory Note issued by Holly Brothers Pictures, Inc. to an investor, dated as of November 18, 2019, with a five year maturity	8-K	000-55018	10.2	11/22/2019
10.7	Form of Promissory Note issued by Holly Brothers Pictures, Inc. to an investor, dated as of November 18, 2019, with variable maturity terms	8-K	000-55018	10.3	11/22/2019
10.8	Form of Amendment to certain Promissory Notes issued by Holly Brothers Pictures, Inc. to various holders, dated as of November 18, 2019	8-K	000-55018	10.4	11/22/2019
10.9	Securities Purchase Agreement between Rapid Therapeutic Science Laboratories, Inc. and Power Up Lending Group, Ltd., dated as of June 30, 2020	8-K	000-55018	10.1	7/6/2020
10.10	Form of Subscription Agreement (August 2020)	10-Q	000-55018	10.2	8/13/2020
10.11**	Employment Agreement entered into between Rapid Therapeutic Science Laboratories, Inc. and Frank Gill, dated November 16, 2020	8-K	000-55018	10.1	11-18-2020
10.12**	Employment Agreement entered into between Rapid Therapeutic Science Laboratories, Inc. and Ryan Johnson, dated November 16, 2020	8-K	000-55018	10.2	11-18-2020
10.13	Assignment of Intellectual Property Agreement dated November 16, 2020, by and between Rapid Therapeutic Science Laboratories, Inc., Razor Jacket, LLC, Frank Gill and Ryan Johnson	8-K	000-55018	10.3	11-18-2020
10.14	Trading Agreement dated November 16, 2020, between Frank Gill and Rapid Therapeutic Science Laboratories, Inc.	8-K	000-55018	10.4	11-18-2020
10.15	Trading Agreement dated November 16, 2020, between Frank Gill, Ryan Johnson and Rapid Therapeutic Science Laboratories, Inc.	8-K	000-55018	10.5	11-18-2020

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
10.16**	Rapid Therapeutic Science Laboratories, Inc. 2020 Equity Incentive Plan	8-K	000-55018	10.3	11-28-2020
10.17	Form of Subscription Agreement $0.40 Per Share (January 2021 Private Offering)	8-K	000-55018	10.1	1-26-2021
10.18	Form of Common Stock Purchase Warrant (January 2021 Private Offering)	8-K	000-55018	10.2	1-26-2021
10.19**	Employment Agreement with Duane Drinkwine dated January 11, 2021	8-K	000-55018	10.3	1-26-2021
10.20**	Trading Agreement dated January 11, 2021, with Duane Drinkwine	8-K	000-55018	10.4	1-26-2021
10.21	Settlement and Mutual Release Agreement dated February 9, 2021, by and between Rapid Therapeutic Science Laboratories, Inc., Texas MDI, Inc. (formerly Texas MDI, LLC), Diamond Head Ventures, LLC, EM3 Methodologies, LLC, and Richard Adams and Holly Brothers Pictures, LLC	8K/A	000-55018	10.1	2-9-2021
10.22	Exclusive License Agreement dated February 9, 2021, by and between Rapid Therapeutic Science Laboratories, Inc., EM3 Methodologies, LLC, and Richard Adams	8-K/A	000-55018	10.2	2-9-2021
10.23	Independent Contractor Agreement dated April 22, 2021, by and between We the 23, LLC, and Rapid Therapeutic Science Laboratories, Inc.	8-K	000-55018	10.1	6-2-21
10.24	Trading Agreement dated April 22, 2021, between We the 23, LLC and Rapid Therapeutic Science Laboratories, Inc.	8-K	000-55018	10.2	6-2-21
10.25	Independent Contractor Agreement dated May 18, 2021, by and between Epic Medical Research, and Rapid Therapeutic Science Laboratories, Inc.	8-K	000-55018	10.3	6-2-21
10.26	Form of Securities Purchase Agreement dated August 1, 2021, by and between Rapid Therapeutic Science Laboratories, Inc., and the Purchaser party thereto	8-K	000-55018	10.1	8-5-21
10.27	Form of Original Issue Discount Convertible Debenture Due May 1, 2022, dated August 4, 2021, in the amount of $1,941,176	8-K	000-55018	10.2	8-5-21
10.27	Form of Leak-Out Agreement (August 2021 Offering)	8-K	000-55018	10.3	8-5-21
14.1	Code of ethics	8-K	000-55018	14.1	2-9-21
23.1*	Consent of PWR CPA, LLP					X
23.3#	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
24.1	Power of Attorney (to be included on signature page)

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
99.1	Charter of the Audit Committee	8-K	000-55018	99.1	2/9/2021
99.2	Charter of the Compensation Committee	8-K	000-55018	99.2	2/9/2021
99.3	Charter of the Nominating and Corporate Governance Committee	8-K	000-55018	99.3	2/9/2021
99.4	Whistleblower Protection Policy	8-K	000-55018	99.4	2/9/2021
101.INS#	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH#	Inline XBRL Taxonomy Extension Schema Document
101.CAL#	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF#	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB#	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE#	Inline XBRL Taxonomy Extension Presentation Linkbase Document

*Filed herewith.

**Indicates management contract or compensatory plan or arrangement.

#To be filed by amendment.

+Certain schedules, exhibits, annexes and similar attachments have been omitted pursuant to Item 601(b)(2) and/or 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Rapid Therapeutic Science Laboratories, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, for any schedule or exhibit so furnished.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Addison, State of Texas on the 27th day of September 2021.

RAPID THERAPEUTIC SCIENCE LABORATORIES, INC.

/s/ Donal R. Schmidt, Jr.
By: Donal R. Schmidt, Jr., Chief Executive Officer and President (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Donal R. Schmidt, Jr. and Mr. D. Hughes Watler, Jr., or any one of them, with full power of substitution and authority to act in the absence of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donal R. Schmidt, Jr.	Chief Executive Officer, President and Director	September 27, 2021
Donal R. Schmidt, Jr.	(Principal Executive Officer)

/s/ D. Hughes Watler, Jr.	Chief Financial Officer and Director	September 27, 2021
D. Hughes Watler, Jr.	(Principal Financial and Accounting Officer)

/s/ J. Scott Suggs J. Scott Suggs	Director	September 27, 2021

/s/ Dr. Henry A. Punzi	Director	September 27, 2021
Dr. Henry A. Punzi